UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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The Procter & Gamble Company

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2025 Proxy Statement Notice of Annual Meeting of Shareholders to be held on October 14, 2025, at 9:00 a.m.

NOTICE OF ANNUAL

MEETING OF

SHAREHOLDERS

August 29, 2025

Fellow Procter & Gamble Shareholders:

It is my pleasure to invite you to this year’s annual meeting of shareholders. The meeting will take place on Tuesday, October 14, 2025, at 9:00 a.m. Eastern Time. The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/PG2025. At the meeting, our shareholders will be asked to:

☑	Elect the 14 Director nominees listed in the accompanying proxy statement;
☑	Ratify the appointment of the independent registered public accounting firm;
☑	Approve, on an advisory basis, the Company’s executive compensation (the “Say on Pay” vote);
☑	Approve The Procter & Gamble 2025 Stock and Incentive Compensation Plan;
☑	Vote on the shareholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and
☑	Transact such other business as may properly come before the meeting.

Shareholders of record as of the close of business on August 15, 2025 (the “record date”) are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 97-101 for additional information regarding accessing the meeting and how to vote your shares. You do not need to attend the virtual meeting in order to vote your shares.

Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to join the annual meeting. You can vote online, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

We appreciate your continued confidence in our Company and look forward to your joining us on October 14, 2025.

Susan Street Whaley

Chief Legal Officer and Secretary

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

ONLINE Visit www.proxyvote.com.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.
BY TELEPHONE Call the telephone number on your proxy card, voting instruction form, or notice.	AT THE MEETING Attend the annual meeting virtually. See page 99 for additional details on how to attend.

The Company’s principal executive offices are located at 1 Procter & Gamble Plaza, Cincinnati, Ohio 45202. These proxy materials are first being made available to our shareholders on August 29, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on October 14, 2025: This Notice of Annual Meeting, the Proxy Statement, and the 2025 Annual Report are available at www.proxyvote.com.

Letter from our Chairman of the Board, President and Chief Executive Officer

“Our strategic choices reinforce and build on each other, and the advantage comes when all are executed with excellence at the same time.”

August 29, 2025

Fellow Procter & Gamble Shareholders:

As always, I want to thank you for your investment in P&G and for your continuing engagement with our Company. As Chairman of the Board and Chief Executive Officer, I am pleased to share some perspective on the last fiscal year and our outlook for the future.

In FY 2024-25, execution of our integrated strategy enabled your Company to deliver continued organic sales and core earnings-per-share growth and to return significant cash to shareowners despite volatile macroeconomic, geopolitical, and consumer dynamics. Our results for the year, which you can read more about in our 2025 Annual Report, continue to demonstrate the importance of our strategy, which is focused on:

•	a portfolio of daily-use products where performance drives brand choice;

•	superiority across product, package, brand communication, retail execution, and value;

•	productivity to fuel growth and value creation;

•	constructive disruption to extend our competitive advantage;

•	all enabled by an empowered, agile, and accountable organization.

Our strategic choices reinforce and build on each other, and the advantage comes when all are executed with excellence at the same time.

We continue to strengthen this strategy by placing additional focus on four areas—supply, environmental sustainability, digital acumen, and a superior employee value equation. These are not new or separate strategies. They simply enhance our ability to execute our integrated strategy with excellence.

In addition, this past fiscal year, we announced a restructuring program to strengthen the execution of our strategy. There are three main areas of focus:

•	Portfolio: We will make some strategic exits in categories, brands, and product forms in individual markets. This may also include some brand divestitures.

•	Supply Chain: Our portfolio moves will enable us to make related interventions in our supply chain, driving efficiencies, faster innovation, cost reduction, and even more reliable and resilient supply.

•	Organization Design: We will make changes to ensure an even more agile, empowered, and accountable organization by making roles broader, teams smaller, and work more fulfilling and more efficient, leveraging digitization and automation.

Your Board is highly engaged, providing oversight as we refine the execution of the Company’s integrated strategy. For example, as described further in this proxy statement, the Board regularly meets with members of senior management to review business plans and address the challenges that lie ahead. Through diligent oversight and a commitment to good governance, the Board remains dedicated to ensuring that we align our initiatives with our long-term strategy while effectively managing risks along the way.

We believe it is important to have a Board that not only meets the current needs of the Company and its shareholders but can also anticipate and prepare for the demands of the future. Our Board members bring a wealth of skills and expertise as well as a diversity in their backgrounds and experiences. This composition allows us to leverage the unique and important perspectives of each Board member to drive the business forward and ultimately better delight the billions of consumers we serve around the world.

In July, we announced that I will transition into the role of Executive Chairman of the Board, beginning January 1, 2026, and that the Board has elected Shailesh Jejurikar as the incoming President and Chief Executive Officer. This move has been thoughtfully planned and provides P&G with highly capable and experienced leadership going forward. In connection with this change, the Board has also nominated Shailesh to serve as a Director. Shailesh has a distinguished track record throughout his 36-year P&G career and has been an integral part of P&G’s leadership team for the past 12 years. With his proven leadership and transformative impact, Shailesh is exceptionally well prepared to guide the Company in its next chapter as our Chief Executive Officer and a member of the Board of Directors.

Looking ahead, P&G is well positioned to capture the significant growth opportunities in our categories and overcome the challenges of the external environment. My fellow Board members and I remain confident that P&G’s strategic choices are the right ones and confident in the power of P&G people to execute with excellence. We will stay the course, as our strategy is designed to flex and adapt to changes and volatility in the world around us, and we will deliver for our stakeholders—consumers, customers, society, employees and shareowners.

Thank you for your investment and your continued confidence in our Company.

JON R. MOELLER

Chairman of the Board,

President and Chief Executive Officer

>50%

OF OUR DIRECTOR

NOMINEES HAVE PUBLIC

COMPANY CEO or CFO

EXPERIENCE

“My fellow Board

members and I remain

confident that P&G’s

strategic choices are the

right ones and confident

in the power of P&G

people to execute with

excellence.”

Forward-Looking Statements

Certain statements in this proxy statement, including estimates, projections, objectives and expected results and including statements relating to our environmental sustainability, equality and inclusion, and other ESG targets, estimates, projections, goals, commitments, and expected results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are generally identified by the words “believe,” “expect,” “anticipate,” “intend,” “opportunity,” “plan,” “project,” “will,” “should,” “could,” “would,” “likely” and similar expressions. Forward-looking statements are based on current assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties discussed in Item 1A-Risk Factors of the Form 10-K included in our 2025 Annual Report. Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise publicly any forward-looking statements, except as required by law.

Non-Incorporation of Other Materials

This proxy statement may identify additional resources that can be found on the Company’s websites. Information on any of the Company’s websites, reports, or social media feeds is not part of or incorporated by reference in this proxy statement.

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

Voting Matters and Board Recommendations

	Voting Matter	Vote Standard	Board Vote Recommendation	See Page

Item 1	Election of Directors	Majority of votes cast	FOR EACH NOMINEE	7

Item 2	Ratify Appointment of the Independent Registered Public Accounting Firm	Majority of votes cast	FOR	86

Item 3	Advisory Vote on Executive Compensation	Majority of votes cast	FOR	87

Item 4	Approval of The Procter & Gamble 2025 Stock and Incentive Compensation Plan	Majority of votes cast	FOR	88

Item 5	Shareholder Proposal	Majority of votes cast	AGAINST	94

ITEM 1. ELECTION OF DIRECTORS (SEE PAGES 7-17)

You are being asked to vote on the election of the 14 Director nominees. Additional information about each nominee can be found beginning on page 11.

Snapshot of Our Director Nominees

The Company’s Director nominees embody an impressive array of skills and experiences, while also representing a diversity of backgrounds, including with respect to age, gender, race/ethnicity, and specialized expertise.

Marketing	Consumer Industry / Retail	Global

Corporate Governance	Leadership / Strategy / Risk Management	Digital / Technology / Innovation

Finance	Government / Regulatory / Public Policy	Environmental Sustainability

AVG. AGE	AVG. TENURE	GENDER	RACE/ETHNICITY	INDEPENDENCE

60	<5	36%	50%	12/ 14
years	years	female	racially/ethnically diverse	independent

The Board of Directors recommends a vote FOR each Director nominee.

1  The Procter & Gamble Company

PROXY SUMMARY

ITEM 2. RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (SEE PAGE 86)

You are being asked to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. In selecting Deloitte, the Audit Committee considered:

•	Deloitte’s significant institutional knowledge and broad expertise related to the Company’s global business;

•	Robust measures in place to ensure auditor independence; and

•	Existence of appropriate processes and systems for performance assessments and review of fees.

The Board of Directors recommends a vote FOR this resolution.

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION (SEE PAGE 87)

You are being asked to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”), as outlined in this proxy statement beginning on page 40. This is often referred to as the “Say on Pay” vote.

KEY ELEMENTS OF FY 2024-25 EXECUTIVE COMPENSATION PROGRAM

We Received Strong Shareholder Support with 90.65% in favor of Say on Pay at the 2024 Annual Meeting. This vote is a positive endorsement of the Company’s executive compensation practices and decisions.

We Emphasize Pay for Performance. In total, 89% of the four main components of NEO compensation (Salary, Short-Term Achievement Reward (“STAR”), Long-Term Incentive Program (“LTIP”), and Performance Stock Program (“PSP”)) was performance-based for all NEOs. Of this, 89% was tied to long-term performance. Consistent with our design principles, performance-based programs pay out at 100% when target goals are achieved. Payouts below 100% occur when target goals are not achieved, and payouts above 100% are possible when target goals are exceeded. Payouts under these programs are based on the results achieved as compared to the pre-established performance targets, highlighting the clear link between pay and performance that is the cornerstone of our compensation programs.

We Pay Competitively. The C&LD Committee structures executive compensation to be competitive with the targets for comparable positions at companies considered to be our peers.

We Focus on Long-Term Success. The majority of the NEOs’ compensation is delivered through two long-term incentive programs tied to Company performance: PSP and LTIP. NEOs must meet significant share ownership and shareholding requirements. The CEO must own shares of Company stock and/or RSUs valued at a minimum of eight times salary. All other NEOs must own stock valued at four times salary.

2025 Proxy Statement  2

PROXY SUMMARY

CEO Compensation Highlights

Salary. Mr. Moeller’s salary was $1,637,500 during FY 2024-25.

STAR Annual Bonus Program. Mr. Moeller’s STAR target was unchanged at 200% of salary. His STAR payout was $1,887,600, which is approximately 57% of target.

Long-Term Incentive Programs. The C&LD Committee approved a long-term incentive award of $17,500,000 for Mr. Moeller. One half of the award value was delivered in the PSP. The remaining half was in the LTIP grant, which the C&LD Committee determined would be delivered as 75% stock options and 25% RSUs for FY 2024-25.

The Board of Directors recommends a vote FOR this resolution.

ITEM 4. APPROVAL OF THE PROCTER & GAMBLE 2025 STOCK AND INCENTIVE COMPENSATION PLAN (SEE PAGES 88-93)

You are being asked to approve The Procter & Gamble 2025 Stock and Incentive Compensation Plan (the “2025 Plan”) as set forth in more detail in this proxy statement. The 2025 Plan replaces the 2019 Stock and Incentive Compensation Plan and continues to align interests of employees and non-employee Directors of the Company and its subsidiaries with the Company’s shareholders.

The Board of Directors recommends a vote FOR this resolution.

ITEM 5. SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING (SEE PAGES 94-96)

You are being asked to vote on the shareholder proposal included in this proxy statement. The Board has provided its response immediately following the proposal and recommends a vote AGAINST the proposal for the reasons indicated in the response.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

3  The Procter & Gamble Company

PROXY SUMMARY

Board Oversight and Engagement

P&G’s strategy aims to deliver balanced, long-term growth and value creation for our shareholders. A sustainably strong business depends on maintaining trust, which requires maintaining robust ethical and compliance standards and ensuring steadfast Board leadership and oversight. That is why good governance, including our Purpose, Values, and Principles (“PVPs”), is the foundation for everything we do.

STRATEGIC FOCUS

As part of its oversight responsibilities, the Board continues to provide guidance and counsel on the Company’s execution of our integrated growth strategy. In addition, our full Board oversees the development and execution of the business strategic plans. Our Directors regularly meet with senior business leaders to engage on significant matters and have visited our research facilities and technical centers to gain a firsthand understanding of the Company’s operations and innovations.

ETHICAL LEADERSHIP

Code of Ethics

The Company’s code of ethics applies to its Directors, officers, and employees. The most recent version of this code of ethics is contained in the Worldwide Business Conduct Manual. The Worldwide Business Conduct Manual, which is firmly rooted in the Company’s long-standing PVPs, is made available to employees in more than 25 languages and can be found on the Company’s website at www.pg.com. It is reviewed each year for appropriate updates, and employees, officers, and Directors are asked to annually acknowledge their understanding of, and compliance with, its requirements. Only the Board may grant a waiver of any provision for a Director or executive officer, and any such waiver, or any amendment to the manual, will be promptly disclosed as required at www.pg.com.

Ethics and Compliance Program

Under the oversight of the Audit Committee of the Board, the Company’s Ethics & Compliance Committee—comprised of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Human Resources Officer, and Chief Legal Officer—guides the development, execution, assessment, and effectiveness of the Company’s Ethics & Compliance Program as it relates to applicable legal and regulatory requirements, the Worldwide Business Conduct Manual, and other key Company policies.

Ethics and Compliance in our Compensation Philosophy

Stewardship and compliance are taken into account in our annual performance assessment of our executive officers, affecting salary and incentive awards.

2025 Proxy Statement  4

PROXY SUMMARY

STRONG GOVERNANCE PRACTICES

As discussed more fully in the Corporate Governance section of this proxy statement, we have best-in-class governance practices, including:

Annual Election of Directors	Annual assessments of Board, Committees, and Chairman

Executive sessions at each regular Board meeting	Active and autonomous Lead Director

Independent Board (12 of 14 Director nominees)	Strong Board refreshment practices

Board diversity of skills, experiences, and backgrounds	Full Board oversight of strategy and most significant risks

Ongoing and meaningful shareholder engagement	Significant shareholder rights

Stock ownership requirements for Directors and senior executives	Recoupment policies to claw back compensation in the event of a restatement of financial results

ENVIRONMENTAL SUSTAINABILITY AND SOCIAL RESPONSIBILITY

As part of our principled approach to driving long-term value, we integrate environmental sustainability and social responsibility efforts into our operations and our strategy. We take this approach because we view success across these core ESG areas as an opportunity to create competitive advantage that can further enhance shareholder value. In this way, we better serve our shareholders and our many stakeholders: consumers, employees, business partners, suppliers, communities, and governments. As discussed further in this proxy statement, our Board oversees this work as part of its review of our key business opportunities and risks.

Because environmental sustainability and social responsibility are integrated into the Company’s business and operations—and are not a separate activity system or standalone initiatives—these topics frequently arise in the context of other business reviews with the Board. For example, the Board discussed organizational changes that would improve productivity and employee satisfaction while also attracting a broad range of talent with varied skills, experiences, and backgrounds. Similarly, when engaging on supply chain efficiencies, the Board discussed changes that would not only increase productivity but would also reduce emissions and waste.

Highlights of other engagements by the Board this year include:

•

The I&T Committee held an in-depth session with innovation leaders to review and discuss packaging innovation strategy, including superior packaging innovations that incorporate more environmentally sustainable and circular attributes.

•

The Board conducted a comprehensive review of the Company’s sustainability strategy with the Senior Vice President and Chief Sustainability Officer that included a discussion of projects that best contributed to the Company’s strategy, including scaling of industry-wide solutions that offer potential for additional value creation.

In addition, we have further elevated our knowledge in each of our environmental sustainability priority areas. Based on this learning, we recently focused—and through this enhanced—our sustainability efforts in those areas where we can have the biggest impact, create the most consumer delight, and generate the highest returns. Through these efforts, we have further strengthened our confidence and resolve in achieving or, at minimum, significantly progressing toward our 2030 sustainability ambitions. In some areas, we have already exceeded our original 2030 ambitions and have decided to raise the bar. In other areas, we have detailed plans to achieve the majority of our remaining 2030 ambitions. While there are some areas where scalable infrastructure and/or technologies are not yet available to us to fully deliver against our stated ambitions, in aggregate, we are committed to continue stepping forward, not back. The most comprehensive resource for this information is our ESG Portal at www.pginvestor.com/esg.

5  The Procter & Gamble Company

GLOSSARY OF TERMS

Glossary of Terms

Commonly Used Terms in this Proxy Statement

C&LD	Compensation & Leadership Development

CEO	Chief Executive Officer

CFO	Chief Financial Officer

CHRO	Chief Human Resources Officer

CIO	Chief Information Officer

CISO	Chief Information Security Officer

CLO	Chief Legal Officer

COO	Chief Operating Officer

EDCP	Executive Deferred Compensation Plan

EGLIP	Executive Group Life Insurance Program

EPS	Earnings Per Share

ERM	Enterprise Risk Management

ESG	Environmental, Social, and Governance

FY	Fiscal Year

GIA	Global Internal Audit

G&PR	Governance & Public Responsibility

I&T	Innovation & Technology

IRA	International Retirement Arrangement

IRP	International Retirement Plan

ISOP	International Stock Ownership Plan

LTIP	Long-Term Incentive Program

NEO	Named Executive Officer

NYSE	New York Stock Exchange

PSP	Performance Stock Program

PST	Profit Sharing Trust and Employee Stock Ownership Plan

PSU	Performance Stock Unit

RSU	Restricted Stock Unit

SEC	Securities and Exchange Commission

STAR	Short-Term Achievement Reward

TSR	Total Shareholder Return

2025 Proxy Statement  6

ITEM 1 | ELECTION OF DIRECTORS

ITEM 1.

Election of Directors

Our Board of Directors has general oversight responsibility for the Company’s affairs pursuant to Ohio’s General Corporation Law and the Company’s Amended Articles of Incorporation, Code of Regulations, and By Laws of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

Our Board of Directors nominated the 14 individuals listed on pages 11-17 for election at the 2025 annual meeting. All of the Director nominees other than Shailesh Jejurikar currently serve on the Board, and all except Craig Arnold and Shailesh Jejurikar were elected for a one-year term at the 2024 annual meeting. The current terms of the incumbent nominees for Director will expire at the 2025 annual meeting when their successors are elected, and the Board has nominated each of these individuals for a one-year term that will expire at the 2026 annual meeting when their successors are elected.

Each of the Director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and agreed to serve as a Director if elected by the Company’s shareholders. If any nominee becomes unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee, and the persons named as proxies will vote on that substitute nominee.

Director Skills, Qualifications, and Diversity

P&G is a global consumer products company that operates in a dynamic, complex, diverse, and competitive environment. Our Directors must consistently bring to bear the practical wisdom and seasoned judgment gained from significant leadership experience, while remaining agile and adept at overseeing emerging risks and business challenges. Accordingly, our Board looks for leaders who embrace strong governance and oversight, exemplify the Company’s Purpose, Values, and Principles, and provide a breadth of experience and expertise across disciplines, all while being firmly grounded in the practical challenges facing global companies.

As summarized in the following pages, the Company’s Director nominees bring a variety of these skills and experiences to the Board and reflect an appropriate combination of qualifications to oversee the Company’s long-term strategy.

Meaningful skills and experiences are just one aspect of diversity that the Board highly values. Our Corporate Governance Guidelines set forth the minimum qualifications for Board members and specify that the Board “seeks to achieve a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, international background, race, and specialized experience.” As reflected in the current makeup of the Board and the diverse slate of nominees, one of our priorities in the Director nomination process is that our Board, like our Company and our consumers, is diverse—a fundamental element of our superior value proposition.

7  The Procter & Gamble Company

ITEM 1 | ELECTION OF DIRECTORS

The G&PR Committee oversees our Director nomination process and devotes substantial time, in conjunction with the Board, to evaluating the Board’s needs and assessing potential candidates for the short term and for longer-term Board refreshment. The G&PR Committee also ascertains whether the Director nominees (including any properly submitted shareholder nominees) fulfill the requirements of the Corporate Governance Guidelines.

For this year’s election, the Board has nominated 14 individuals to the Board. Their collective experience covers a wide range of geographies and industries. These 14 Director nominees range in age from 48 to 71. Five of these nominees, or 36%, are women, and 50% are racially/ethnically diverse. Further, their tenure reflects a mix of experienced and new Directors, with an average tenure of less than 5 years.

2025 Proxy Statement  8

ITEM 1 | ELECTION OF DIRECTORS

Our Director Nominees’ Skills, Experiences, and Backgrounds

Marketing

Directors with experience identifying, developing, and marketing new products, as well as identifying new areas for existing products, can positively impact the Company’s results, including by helping the Company understand and anticipate evolving marketing platforms and practices.

Consumer Industry/Retail

Directors with experience serving consumers, particularly in the areas of marketing and selling products or services, provide valuable insights to the Company. They understand consumer needs, recognize products and marketing campaigns that might resonate with consumers, and identify potential changes in consumer trends and buying habits.

Global

Directors who have worked in global companies or whose work has encompassed significant experience in or interactions with markets outside of the United States bring valuable knowledge to the Company, including exposure to different cultural perspectives and practices, and provide critical insight in light of the Company’s global scope and significant international revenues.

Corporate Governance

Directors with experience in corporate governance, such as service on boards and board committees, or as governance executives of other large public companies, are familiar with the dynamics and operation of a board of directors and the impact that governance policies have on the Company. This experience supports the Company’s goals of strong Board and management accountability, transparency, and protection of shareholder interests.

Leadership/Strategy/Risk Management

Directors with significant leadership experience over an extended period, including as chief executive officers, provide the Company with unique insights. These individuals demonstrate a practical understanding of how large organizations operate, the importance of talent management, and the complex considerations in setting employee and executive compensation. They understand strategy, productivity, and risk management, and how these factors impact the Company’s operations and controls. Further, their own significant leadership skills and experiences enable them to help identify and develop other successful leaders.

Digital/Technology/Innovation

Directors with digital and technology experience help the Company understand the evolution of fast-paced technology, assess and respond to potential cybersecurity challenges and risks, and improve efficiency and productivity through oversight of the selection and implementation of new technologies to enhance business operations, marketing, and selling. Additionally, innovation is one of the Company’s core strengths and is critical in helping us translate our consumer understanding into new and successful products. Directors with an understanding of innovation help the Company focus its efforts in this important area and track progress against strategic goals and benchmarks.

Finance

Directors with an understanding of accounting and financial reporting processes, particularly in large, global businesses, provide an important oversight role. The Company employs several financial targets to measure its performance, and accurate financial reporting is critical to the Company’s legal compliance and overall success. Directors with financial experience are essential for ensuring effective oversight of the Company’s financial measures and processes.

Government/Regulatory/Public Policy

Directors with government and public policy experience, whether as members of the government or through extensive interactions with government leaders, policy makers, and regulatory agencies, can recognize, identify, and understand the key issues the Company faces in a global economy increasingly affected by the role of governments and regulators. This experience is particularly helpful during times of increased volatility, activity, and uncertainty in global politics and economics.

Environmental Sustainability

Directors who have particular experience leading or overseeing corporate environmental sustainability efforts can provide unique insights and perspectives. These Directors, through oversight of environmental strategy and programs, engagement in strategic partnerships, or broader community impact work, understand the importance of ensuring our sustainability efforts across areas like climate, water, waste, nature, and responsible sourcing remain integrated into our strategy for long-term growth and value creation.

9  The Procter & Gamble Company

ITEM 1 | ELECTION OF DIRECTORS

Each of our Director nominees brings valuable and diverse skills, experiences, and background to the Board. We summarize in the table below the core competencies and attributes that each Director particularly exemplifies and that the G&PR Committee and our Board considered in nominating them. We expect all of our Directors to provide broad strategic insight and perspective across disciplines in their service on the Board, even if not specifically identified below.

The Board of Directors recommends a vote FOR each of the Director nominees to hold office until the 2026 annual meeting of shareholders and until their successors are elected.

2025 Proxy Statement  10

ITEM 1 | ELECTION OF DIRECTORS

Mr. Allen is the Chief Executive Officer of Electra.aero (aircraft designer and manufacturer), a position he has held since August 2024. Prior to joining Electra.aero, Mr. Allen held several leadership positions at The Boeing Company (aerospace, commercial jetliners, and military defense systems), including President, Boeing International and Chief Strategy Officer, serving on the Boeing Executive Council from 2015 to 2023. In addition, from 2019 to 2020, he served as President, Embraer Partnership and Group Operations. Prior to his Executive Council roles, Mr. Allen held several other senior positions at Boeing from 2007 to 2015, including responsibility for the operational and financial performance of Boeing’s wholly-owned customer finance subsidiary as President of Boeing Capital Corporation, responsibility for the company’s business in China as Chairman and President of Boeing (China) Co., Ltd., and leadership of the company’s international legal practice group as Vice President for Global Law Affairs and Boeing International General Counsel. In addition to his tenure at Boeing, Mr. Allen was a practicing attorney and law clerk to former U.S. Supreme Court Justice Anthony M. Kennedy. He is an Aspen Institute Henry Crown Fellow, member of the Council on Foreign Relations, and served for many years as board chairman for International Justice Mission, a nonprofit dedicated to combating forced labor slavery, human trafficking, and violence against the poor.

SKILLS AND QUALIFICATIONS

Mr. Allen brings a wealth of insight and practical expertise to the Board, including notable global experience gained from his leadership of Boeing’s international operations (2015 to 2019). Further, his proven leadership, strategy, and risk management skills, developed over his 17 years of senior business and legal roles at Boeing, and most recently in his position as Chief Strategy Officer (2020 to 2023), allow Mr. Allen to provide thoughtful, strategic counsel to the Company on a wide range of matters, including long-term business planning, investments, corporate development, and environmental sustainability. Having previously led Boeing’s international legal practice group from its inception, overseeing government affairs and cross-border trade regulation matters, and leading Boeing Capital Corporation, Mr. Allen also brings significant insight and experience regarding government/regulatory affairs, corporate governance, and financial oversight to the Board. As the CEO of Electra.aero, Mr. Allen now operates at the forefront of innovation and technology in aerospace, with a focus on entrepreneurial market disruption and new product category development.

Committees: Audit, Compensation & Leadership Development

Mr. Arnold is the former Chairman and Chief Executive Officer of Eaton Corporation (a global intelligent power management company), a position he held from 2016 to May 2025. Mr. Arnold was appointed a member of the company’s board of directors and named Eaton’s President and Chief Operating Officer in 2015. Prior to this role, he served as Vice Chairman and Chief Operating Officer of the company’s Industrial Sector from 2009 to 2015 and as Senior Vice President and Group Executive of the Fluid Power Group from 2000 to 2009. Before joining Eaton, Mr. Arnold worked for General Electric Company, where he served as Corporate Vice President and President, GE Lighting Services Ltd., leading the company’s lighting business in Europe, the Middle East, Africa, and India. He also served as Corporate Vice President and President of GE Plastics, Greater China, and then of GE Appliances, Asia, from 1997 to 1999. Currently, Mr. Arnold is lead independent director for Medtronic plc. In addition, he is a member of The Business Council, the advisory board of The Salvation Army of Greater Cleveland, and the board of the United Way of Greater Cleveland.

SKILLS AND QUALIFICATIONS

Mr. Arnold’s expertise in leading businesses with complex operating footprints, sophisticated and extensive manufacturing, and global supply chains provides a critical perspective to the Company. His significant international experience allows him to bring meaningful insights related to constructive disruption across markets. In addition, as a seasoned executive at both Eaton and GE, he has a keen understanding of how to effectively use technology and innovation to enable long-term growth. Over the course of his career, he also has developed significant leadership, strategy, and risk management skills, having led a large-scale restructuring program and later leading Eaton through a strategy to incorporate more renewable fuels through well-placed investment, innovation, and employment of digital technologies. Further, as a lead director with years of experience on multiple public boards, Mr. Arnold has amassed substantial corporate governance and financial oversight skills that he brings to the Board.

Other Public Company Boards: Medtronic plc (since 2015, lead independent director since 2022), Eaton Corporation (2016 to May 2025)

Committees: Audit, Compensation & Leadership Development

11  The Procter & Gamble Company

ITEM 1 | ELECTION OF DIRECTORS

Mr. Biggs is the former Executive Vice President and Chief Financial Officer of Walmart, Inc. (global retailer), a role he held from 2016 until June 2022, when he assumed the position of Executive Advisor until his retirement in January 2023. Prior to his time as CFO of Walmart, Inc., Mr. Biggs served as CFO of Walmart International from 2014 to 2016 and of Walmart U.S. from 2012 to 2014. He also served as Senior Vice President Operations for Sam’s Club from 2010 to 2012. During his more than 20-year career with Walmart, Mr. Biggs held several other leadership roles, including CFO of Sam’s Club, Senior Vice President – Corporate Finance and Assistant Treasurer, and Senior Vice President – International Strategy and Mergers and Acquisitions. Prior to joining Walmart in 2000, Mr. Biggs worked in roles related to corporate finance and mergers and acquisitions with Leggett & Platt (manufacturing), Phillips Petroleum Co., and Price Waterhouse. In addition to his private sector work, Mr. Biggs previously served on the American Red Cross Board of Governors, on the Board of Regents at Pepperdine University, and on the Board of Trustees of the National Urban League.

SKILLS AND QUALIFICATIONS

Mr. Biggs is a seasoned leader and financial expert, having served as CFO of one of the world’s largest multinational companies in the consumer industry/retail space and holding multiple CFO and related executive roles at Walmart, its subsidiaries, and other organizations during his career. As a result, Mr. Biggs contributes significant insight and expertise related to complex financial matters, including accounting and financial reporting, tax, treasury, and capital strategy. In addition, Mr. Biggs has demonstrated leadership, strategy, and risk management experience, having served on Walmart’s senior leadership team and in numerous strategy-related positions. His global experience, gained as CFO of Walmart International and through his leadership of Walmart’s expansion and partnerships in countries like Japan, China, India, the United Kingdom, and Brazil, enable him to bring critical perspective on the challenges and opportunities facing multinationals. Mr. Biggs also contributes unique digital/technology and corporate governance insights, having served as a key leader during Walmart’s transition from traditional brick and mortar to broader omnichannel retail operations, as a member of the board of Walmart’s FinTech startup joint venture with Ribbit Capital, and as a director at Adobe, Inc., one of the world’s largest digital media and digital experience software companies.

Other Public Company Boards: J.B. Hunt Transport Services, Inc. (since April 2025), YUM! Brands, Inc. (since 2023), Adobe, Inc. (2022 to April 2025)

Committees: Audit, Innovation & Technology

Ms. Bonini is Senior Vice President of Private Sector Engagement for World Wildlife Fund (nonprofit conservation organization), a role she has held since 2016. Previously, she served as Chief Executive Officer of The Sustainability Consortium, a global nonprofit organization focused on making consumer products more sustainable, from 2014 to 2016. Prior to this role, Ms. Bonini spent more than fifteen years with McKinsey & Company (consulting) in roles in the United States, Europe, and South America, including serving as a Senior Expert Consultant in the firm’s Sustainability and Resource Productivity Practice, as co-leader of its Sustainability Transformation Service, and as a Senior Expert Consultant in its Strategy Practice focusing on Regulatory and Business in Society. Ms. Bonini holds a degree in Applied Mathematics from Harvard University and an MBA from Stanford University Graduate School of Business and began her career working in investment banking with Goldman Sachs Group and Merrill Lynch. She currently serves on the boards of The Sustainability Consortium and the High Meadows Institute, a policy institute focused on the role of business leadership in creating a sustainable society.

SKILLS AND QUALIFICATIONS

Throughout much of her career, Ms. Bonini has focused on the intersection of environmental sustainability and value creation. In her role with WWF-US, Ms. Bonini oversees a broad global portfolio of partnerships with leading companies from around the world, focusing on driving sustainability efforts across climate, nature, and people in both company supply chains and in consumer habits and choices. This work, coupled with her prior leadership of The Sustainability Consortium, where she focused on strategies to transform consumer goods across the full product lifecycle, and her multiple international consulting roles with McKinsey, enable her to contribute valuable environmental sustainability, marketing, and regulatory experience and insight to the Board. Additionally, as a proven leader, strategic advisor, and well-regarded expert, Ms. Bonini contributes meaningful leadership, strategy, and risk management skills across business and sustainability matters, drawing upon her experience and education in finance-related fields to provide value-driven insights and perspective.

Committees: Governance & Public Responsibility, Innovation & Technology

2025 Proxy Statement  12

ITEM 1 | ELECTION OF DIRECTORS

Ms. Chang is a former Executive Vice President of Cisco Systems, Inc. (networking technology), where she served as Executive Vice President and Executive Advisor from 2020 to 2021 and as General Manager of Cisco’s Collaboration Technology Group from 2018 to 2020. She is the founder and former Chief Executive Officer of Accompany, Inc. (relationship intelligence AI), a position she held from 2013 to 2018. She previously held positions of increasing responsibility at Google, Inc. from 2005 to 2012, most recently serving as Global Head of Product, Google Ads Measurement and Reporting. Prior to joining Google, she held product management and strategy positions at eBay, Inc. and served as a consultant with McKinsey & Company, specializing in semi-conductors, software, and services. In addition to her directorships listed below, she was a member of Target Corporation’s Digital Advisory Council from 2013 to 2016. She currently serves as an advisor with Google’s Moonshot Factory (X) and on the Executive Council for UCSF Health. She chairs the Stanford School of Engineering Dean’s Advisory Council.

SKILLS AND QUALIFICATIONS

Ms. Chang’s extensive digital, technology, and innovation and marketing experience, both as a digital startup founder and as head of product at Google Analytics, enables her to provide unique and important insights to the Board about digital industry trends, developments in artificial intelligence (AI), evolving marketing practices and data analytics, with particular application to the consumer industry/retail space. Additionally, as a former Cisco executive, with experience running a global team at an enterprise with a significant global footprint and supply chain, and as the founder and CEO of a digital startup company, Ms. Chang’s leadership, strategy, and risk management experience in a fast-paced environment gives her critical perspective on understanding consumers and driving innovation. Further, her service on multiple public company boards, including on nominating and governance committees, affords her meaningful corporate governance understanding and insight.

Other Public Company Boards: Salesforce, Inc. (since July 2025), The Walt Disney Company (since 2021), Marqeta, Inc. (2021 to 2022), Cisco Systems, Inc. (2016 to 2018)

Committees: Governance & Public Responsibility, Innovation & Technology (Chair)

Mr. Jejurikar is Chief Operating Officer of the Company, a position he has held since 2021, and has been elected President and Chief Executive Officer effective January 1, 2026. As COO, he has profit/loss responsibility for P&G’s Enterprise Markets (Latin America, India, Middle East, Africa, Southeast Asia and Eastern Europe) and has accountability for several functions, including Information Technology, Global Business Services, Sales, Market Operations, Purchasing, Manufacturing, Distribution, and New Business. Mr. Jejurikar has held positions of increasing responsibility since joining the Company in 1989, working in North America, Europe, Asia and Africa across the Fabric Care, Home Care, Health Care, and Beauty businesses. Prior to his appointment as COO, he served as Chief Executive Officer – Global Fabric and Home Care from 2019 to 2021, President – Global Fabric Care & Home Care Sector from 2018 to 2019, and President – Global Fabric Care from 2015 to 2018. In addition, Mr. Jejurikar served as the Company’s Executive Sponsor, Global Sustainability from 2016 to 2021, ensuring full integration of the Company’s sustainability efforts into the day-to-day business to further enable value creation for the Company, consumers, and shareholders. Mr. Jejurikar has also served on the boards of numerous civic and educational organizations. He is currently the Chair of the Cincinnati Center City Development Corporation, a nonprofit organization focused on strategically revitalizing Cincinnati’s urban core.

SKILLS AND QUALIFICATIONS

Mr. Jejurikar brings a wealth of global and operational knowledge and a wide array of experience in leadership, strategy, and risk management across businesses, functions, and geographies. His career has spanned regional and global brand development, commercial strategy, and end-to-end business management, with a proven ability to adapt to diverse consumer landscapes and deliver strong business results. In his role leading the Company’s largest business sector, Fabric & Home Care, he led the team in delivering industry-leading results and value creation through innovation, a synchronized end-to-end supply chain, brand-building, and sales. As COO, he has helped lead development of renewed strategies in supply chain management, Information Technology, and Global Business Services. His deep consumer expertise in both developed and developing regions, global perspective, and integrated leadership approach will bring valuable insights on scaling businesses, navigating operational complexity, and sustaining long-term growth.

Other Public Company Boards: Otis Worldwide Corporation (since 2020)

13  The Procter & Gamble Company

ITEM 1 | ELECTION OF DIRECTORS

Mr. Jimenez is Co-Founder and Managing Director at Aditum Bio (biotech venture fund). He is the former Chief Executive Officer of Novartis AG (global healthcare), a position he held from 2010 to 2018. Prior to this role, he held several senior positions at Novartis from 2007 to 2010, including Division Head, Novartis Pharmaceuticals, and leadership of the company’s Consumer Health Division. Mr. Jimenez was an Advisor to the Blackstone Group L.P. from 2006 to 2007. He also held various leadership roles at H. J. Heinz Company (packaged food) in Europe and North America from 1999 to 2006, including Executive Vice President, President, and CEO of Heinz Europe from 2002 to 2006 and President and CEO of H.J. Heinz Company North America from 1999 to 2002. Mr. Jimenez also held several leadership positions at ConAgra Foods (packaged food) from 1993 to 1998.

SKILLS AND QUALIFICATIONS

Mr. Jimenez, in addition to his proven corporate governance experience gained from his leadership of Novartis and service on several public company boards, has a strong track record of strategic technology and innovation expertise, particularly in the healthcare business, one of the Company’s key sectors. He is recognized for his innovation pipeline development while serving as CEO of Novartis and brings to the Board deep skills and experiences in leadership, strategy, and risk management in both healthcare and the consumer industry/retail segment more broadly. In his role as CEO, he was also involved in several environmental sustainability efforts related to climate and water, key pillars of the Company’s environmental sustainability work, and led the company’s diversity and inclusion task force. In addition, not only does Mr. Jimenez offer critical global perspective gained from his multiple leadership roles outside the United States, he provides the Board with unique perspective on adapting and innovating business models in a dynamic external environment. This extensive experience across the consumer products and healthcare industries enables him to meaningfully advise the Board and management on commercial, innovation, marketing, and strategic issues.

Other Public Company Boards: General Motors Company (since 2015), Century Therapeutics, Inc. (2019 to August 2025), Graphite Bio, Inc. (2020 to 2024)

Committees: Compensation & Leadership Development, Governance & Public Responsibility (Chair)

Mr. Kempczinski is Chairman, President and Chief Executive Officer at McDonald’s Corporation (restaurant operator and franchisor), having been appointed Chairman in May 2024 in addition to his role as President and Chief Executive Officer, which he has held since 2019. He previously served as President, McDonald’s USA from 2017 to 2019 and as Executive Vice President – Strategy, Business Development and Innovation from 2015 to 2016. Before joining McDonald’s, Mr. Kempczinski held several leadership roles at The Kraft Heinz Company (food and beverage), including Executive Vice President of Growth Initiatives and President of Kraft International from 2014 to 2015; President of Kraft Canada from 2012 to 2014; and Senior Vice President – U.S. Grocery from 2008 to 2012. Prior to these roles, he worked at PepsiCo in a variety of operating and strategic planning roles. Mr. Kempczinski began his career in brand management at P&G and was also a strategy consultant at The Boston Consulting Group. He currently serves on the Board of Trustees for the Ronald McDonald House Charities.

SKILLS AND QUALIFICATIONS

Mr. Kempczinski’s considerable experience in consumer industry/retail, as a leader in both the consumer packaged food and the dynamic quick-service restaurant industries, enable him to bring relevant and actionable insights, including valuable marketing and brand building perspective, to the Board. As CEO of McDonald’s, which has significant global operations, Mr. Kempczinski brings considerable insight into the operating, regulatory, and cultural complexities associated with the Company’s global footprint. He has further demonstrated his skills and expertise in technology and innovation in his leadership of global strategy and innovation at McDonald’s, where business transactions increasingly occur through digital channels, and has played a key role in accelerating growth through innovation at the company by prioritizing these areas within its strategy. Further, Mr. Kempczinski’s recognized leadership, strategy, and risk management abilities have allowed him to guide McDonald’s through the dynamic challenges and opportunities posed by current global operating conditions, including with respect to key environmental sustainability strategies, which have been highly valuable to the Board as it oversees the Company’s long-term growth and operating strategy.

Other Public Company Boards: McDonald’s Corporation (since 2019)

Committees: Audit, Compensation & Leadership Development (Chair)

2025 Proxy Statement  14

ITEM 1 | ELECTION OF DIRECTORS

Ms. Lee is Chair of Leading Women Defined Foundation (nonprofit education and advocacy organization), which she founded in 2009. Previously, she served as Chairman and Chief Executive Officer of BET Networks (media and entertainment subsidiary of Viacom, Inc.) from 2006 to 2018. Ms. Lee joined BET Networks in 1986, serving as President and Chief Executive Officer from 2005 to 2006, President and Chief Operating Officer from 1995 to 2005, and Executive Vice President and General Counsel from 1986 to 1995, originally receiving her Juris Doctor from Harvard Law School. She founded the Monarchs Collective in 2020 to help accelerate the development and placement of diverse talent in executive leadership and board room roles. In addition, Ms. Lee serves on the boards of various civic organizations, including on the Board of Trustees of The American Film Institute and of the Paley Center for Media, as President Emeritus of the Alvin Ailey Dance Theater, and as Trustee Emeritus of Brown University.

SKILLS AND QUALIFICATIONS

Ms. Lee brings a depth of leadership, strategy, and risk management experience to the Board, gained through her long-tenured leadership of BET Networks and her service on numerous public company boards. As a result of her experience and service, her depth and breadth of knowledge on matters of corporate governance allows her to provide the Board with valuable perspective on oversight and accountability in a dynamic operating environment. Ms. Lee is also recognized for her advocacy for gender and racial equality and human rights throughout her more than 30-year career in media and public life. This same experience, including as a seasoned executive in the media industry, along with her considerable board experience, provide her with extensive marketing and consumer industry skills, which are particularly valuable as the Company continues to evolve its media strategy.

Other Public Company Boards: Warner Bros. Discovery (since 2022), Marriott International, Inc. (since 2004), Burberry Group plc (2019 to 2024), AT&T, Inc. (2019 to 2022)

Committees: Compensation & Leadership Development, Governance & Public Responsibility

Ms. McCarthy is the former Senior Executive Vice President and Chief Financial Officer of The Walt Disney Company (global entertainment), a position she held from 2015 to 2023, when she assumed the position of Strategic Advisor until her retirement in June 2024. Prior to her appointment as CFO, she held positions of increasing responsibility at Disney, serving as Executive Vice President, Corporate Real Estate, Alliances and Treasurer from 2005 to 2015, after joining Disney as Senior Vice President and Treasurer in 2000. Ms. McCarthy previously served as Executive Vice President and Chief Financial Officer of Imperial Bancorp from 1997 to 1999. From 1981 to 1996, she held various positions at First Interstate, including Executive Vice President, Finance in 1993. Ms. McCarthy currently serves on the Board of Trustees of the Carnegie Institution for Science, an independent research institution dedicated to advancing scientific investigation, research, and discovery in service of humankind, and the Westridge School. She has also served on the boards of numerous other civic and educational organizations, including Phoenix House of California, Inc., the Los Angeles Philharmonic Association, UCLA Anderson School of Management, and Smith College.

SKILLS AND QUALIFICATIONS

Ms. McCarthy’s more than 30 years of experience in finance, including service as CFO of The Walt Disney Company, enable her to contribute to the Board her extensive understanding of complex financial analysis and reporting for a global, consumer-facing company. Further, her experience at Disney and leadership of its brand and franchise management groups affords her valuable perspective on the consumer industry and long-term brand building. In addition, as CFO, Ms. McCarthy led Disney’s strategy and merger & acquisition teams. She was a core member of Disney’s acquisition teams for more than 20 years and worked on and led significant deals outside of the United States. In her oversight of Disney’s worldwide finance organization, which included corporate real estate, corporate alliances and partnerships, enterprise controllership, investor relations, risk management, tax, and treasury, Ms. McCarthy had global responsibilities and experience, including supervision of Disney’s global enterprise technology, global security, and cybersecurity groups. She also oversaw the Disney Accelerator, a business development program designed to advance the growth of innovative companies from around the world. This significant scope and experience provide her with extensive leadership, strategy, and risk management skills and valuable corporate governance experience.

Other Public Company Boards: CoStar Group, Inc. (since April 2025), Flutter Entertainment (since 2024)

Committees: Audit (Chair), Compensation & Leadership Development

15  The Procter & Gamble Company

ITEM 1 | ELECTION OF DIRECTORS

Ms. McEvoy is President and Chief Executive Officer of Insulet Corporation (healthcare), a position she has held since April 2025. She is the former Executive Vice President, Worldwide Chairman of MedTech at Johnson & Johnson, a position she held from 2018 to 2023. In this role, Ms. McEvoy had responsibility for the company’s surgery, orthopaedics, interventional solutions, and eye health businesses. She previously served as Company Group Chairman, Consumer Medical Devices from 2014 to 2018 and as Company Group Chairman, Vision Care from 2012 to 2014. Ms. McEvoy also led J&J’s global suture products business as Worldwide President, Ethicon Products from 2009 to 2011, served as President, McNeil Consumer Healthcare from 2006 to 2009, and served as Vice President, Marketing and General Manager, McNeil Labs from 2003 to 2006. She joined J&J in 1996 as an Assistant Brand Manager, having previously worked in advertising at both Grey Advertising and J. Walter Thompson (now Wunderman Thompson). In addition to her professional work, Ms. McEvoy has also served on the Board of Trustees of the Children’s Hospital of Philadelphia.

SKILLS AND QUALIFICATIONS

Ms. McEvoy brings to the Board a breadth of leadership, strategy, and risk management experience derived from various roles, where she has led significant and diverse businesses with global footprints. She further draws upon her skills and experience in marketing and insights from her work in the consumer industry, which she developed initially in the advertising industry and further strengthened in her roles at J&J in marketing and brand management in the consumer healthcare space. Her perspective as a seasoned leader in the global healthcare industry is particularly important to the Board given the continued strategic importance of this sector to the Company in markets around the world. In addition, Ms. McEvoy has been recognized for her transformative innovation approach, driving strategic investments in innovation platforms and commercial executions that delivered significant growth for J&J’s MedTech business as well as the enhancement of in-house digital capabilities in collaboration with leading technology companies, consistent with the Company’s focus on driving digital acumen enterprise-wide to enable long-term growth.

Other Public Company Boards: Insulet Corporation (since April 2025)

Committees: Compensation & Leadership Development, Innovation & Technology

Mr. Moeller is Chairman of the Board, President and Chief Executive Officer of the Company. Effective January 1, 2026, he will become P&G’s Executive Chairman. Mr. Moeller assumed the role of President and CEO in November 2021 and was named Chairman of the Board effective July 2022. Mr. Moeller previously served as Vice Chairman and Chief Operating Officer from 2021 until his appointment as President and CEO, as Vice Chairman, Chief Operating Officer, and Chief Financial Officer from 2019 to 2021, as Vice Chairman and Chief Financial Officer from 2017 to 2019, and as Chief Financial Officer from 2009 to 2017. In addition to his leadership of the Company for nearly four years, Mr. Moeller has held numerous and significant responsibilities in his career at P&G. As the Company’s Chief Operating Officer, he had responsibility for P&G’s Enterprise Markets, which include Latin America, India, the Middle East, Africa, Southeast Asia, and Eastern Europe. He also led the Company’s Investor Relations, Information Technology, Global Business Services, Sales, Market Operations, Purchasing, Manufacturing, and Distribution efforts. In addition, prior to his role as Chief Financial Officer, Mr. Moeller held leadership positions in various categories, sectors, and regions, including China, and has led significant merger and acquisition efforts in line with the Company’s portfolio optimization strategy. He also serves on the boards of the Alliance to End Plastic Waste, the Business Roundtable, the Consumer Goods Forum, and Catalyst, a global nonprofit that accelerates progress for women through workplace inclusion.

SKILLS AND QUALIFICATIONS

Mr. Moeller has significant and recognized financial expertise, seasoned corporate governance insight, and extensive leadership, strategy, and risk management skills and experience, which he has built over his 37 years with the Company. In that time, he has both developed and executed global strategy, served as a key member of senior management, led numerous, complex transactions and initiatives, and worked closely with regulatory agencies and government officials around the globe to address critical policy, business, and tax matters. Both as CEO and in his prior leadership roles, Mr. Moeller has emphasized the critical importance of superior innovation and market growth as imperatives within the Company’s strategy, including the integration of environmental sustainability. He further has helped modernize and advance P&G’s information technology approach, overseeing the Company’s IT function for several years and prioritizing the development of enterprise-wide digital acumen to enable increased productivity. Mr. Moeller has also held leadership positions in many of the Company’s global categories, including Beauty Care, Health Care, and Feminine Care, affording him meaningful consumer industry/retail understanding. His global work and responsibility, including current role as President and CEO and prior oversight of the Company’s Enterprise Markets, complements this perspective, affording him critical insight on P&G’s operations and strategic efforts around the globe.

Other Public Company Boards: Eli Lilly and Company (since 2024)

2025 Proxy Statement  16

ITEM 1 | ELECTION OF DIRECTORS

Mr. Portman is a former United States Senator, having represented the State of Ohio from 2011 until his retirement in 2023. He previously served in cabinet-level positions in the executive branch, first as U.S. Trade Representative from 2005 to 2006 and then as Director of the Office of Management and Budget (“OMB”) from 2006 to 2007. From 1993 to 2005, he served as a Congressman in the U.S. House of Representatives. Mr. Portman, who holds a Juris Doctor from the University of Michigan School of Law, began his career in private legal practice and later worked as Associate Counsel and then Director of Legislative Affairs under President George H. W. Bush from 1989 to 1991. He currently serves as a Distinguished Visiting Fellow in the Practice of Public Policy at the American Enterprise Institute and is the founder of the Portman Center for Policy Solutions within the University of Cincinnati’s School of Public and International Affairs, which focuses on fostering civility and bipartisanship among future public service leaders. He also serves on the board of the National Park Foundation and on the advisory board of American Rivers.

SKILLS AND QUALIFICATIONS

With his legal experience and public service career that spanned three decades and four presidential administrations, including multiple terms in both houses of Congress, Mr. Portman brings deep and significant government, regulatory, and public policy expertise to the Board. As Director of the OMB, he oversaw development of the executive budget and administration of federal agency performance. Through both his service on the Senate Foreign Relations Committee and in his role as U.S. Trade Representative, Mr. Portman developed unique global knowledge and expertise, particularly as it relates to international tax and trade policy, that benefits the Board as it oversees the Company’s operations in markets around the world. He is also recognized for his leadership, strategy, and risk management skills, having led bipartisan policymaking efforts across key issues including infrastructure, trade, energy, taxes, and workforce development and ultimately securing enactment of more than 200 bills across both Republican and Democratic administrations. In addition, Mr. Portman has focused on critical digital and technology issues, founding the Senate’s Artificial Intelligence Caucus and advocating for improved cybersecurity practices, including co-authoring the bill that would become the Cyber Incident Reporting for Critical Infrastructure Act of 2022. As a result, he brings meaningful insight and expertise on how technology, infrastructure, and cybersecurity intersect within government and private enterprise, further strengthening the Board’s oversight of this important area. Added to this is a keen understanding of environmental sustainability issues and strategy development, gained through his leadership roles at conservationist organizations.

Committees: Governance & Public Responsibility, Innovation & Technology

Mr. Subramaniam is President and Chief Executive Officer at FedEx Corporation (transportation and business services), a position he has held since June 2022. He previously served as President and Chief Operating Officer of FedEx from March 2019 to May 2022, as President and Chief Executive Officer of Federal Express Corporation (“FedEx Express”) from January 2019 to March 2019, and as Executive Vice President – Chief Marketing & Communications Officer of FedEx from January 2017 to December 2018. Prior to these roles, Mr. Subramaniam held various leadership positions in operations and marketing across the FedEx portfolio of operating companies, including as a Senior Vice President and Vice President in the company’s Canada and Asia Pacific businesses. Originally from India, he holds master’s degrees in chemical engineering and business administration and began his career with FedEx in 1991. He also serves as a board member with the U.S.-India Strategic Partnership Forum, as a member of the U.S.-India CEO Forum, and as Vice Chair of the U.S.-China Business Council. Mr. Subramaniam was appointed to the President’s Export Council, the principal national advisory committee on international trade, in 2023.

SKILLS AND QUALIFICATIONS

Mr. Subramaniam’s significant leadership roles across FedEx’s businesses afford him broad leadership, strategy, and risk management skills, particularly in the areas of corporate operations, strategy, communications, and marketing. In addition, his global leadership experience in markets outside the United States and focus on the continued globalization of FedEx’s operations and business allows him to contribute unique insights and perspective to the Board. Mr. Subramaniam has also been recognized for his digital, technology, and innovation skills, which include strengthening FedEx’s operating strategy, growing its e-commerce business, and driving digital transformation of its global supply chain, including the prioritization of environmental sustainability work within FedEx’s operations. These skills, including the use of digital innovation to promote sustainability and network optimization, are highly valuable to the Board as the Company continues to focus on strategic opportunities for ongoing supply chain innovation and increased digital acumen.

Other Public Company Boards: FedEx Corporation (since 2020), First Horizon Corporation (2016 to 2022)

Committees: Governance & Public Responsibility, Innovation & Technology

17  The Procter & Gamble Company

CORPORATE GOVERNANCE

Corporate Governance

Good governance, including our Purpose, Values and Principles, is the foundation for everything we do.

Governance Highlights

BOARD STRUCTURE & COMPOSITION

•	Annual assessment and determination of optimal Board leadership structure

•	Active, engaged, and responsive Lead Director has significant role, strong autonomy, and meaningful governance duties

•	Executive sessions of the independent Directors at every regular meeting of the Board, without management present

•	12 of 14 Director nominees, and all Board Committee members, are independent

•	Annual independent Director evaluation of Chairman and CEO and continuous Director feedback
•	Range of new and experienced Directors, with average tenure of less than 5 years

•	10 of 14 Director nominees are women and/or racially/ethnically diverse

•	Annual Board and Committee self-assessments, with one-on-one reviews with individual Directors to ensure thoughtful, candid feedback

•	Incumbent Directors attended approximately 98% of Board and Committee meetings combined in FY 2024-25

OPERATIONS & OVERSIGHT

•	Full Board oversees the development and execution of the Company’s strategic plans

•	Committee core areas of focus include financial integrity and legal compliance (Audit), corporate governance (G&PR), compensation and succession planning (C&LD), and innovation strategy (I&T)

•	Directors have significant interaction with senior business leaders and access to other employees
•	Annual Board discussion of key significant risks identified in the Company’s Enterprise Risk Management process and regular discussion of key risks

•	Directors have the ability to hire outside experts and consultants and to conduct independent investigations

•	Board oversight and ongoing engagement with senior executives on key matters, including cybersecurity (Audit), organizational initiatives and talent development (C&LD), community relations, environmental sustainability, and responsible sourcing practices (G&PR), and sustainable upstream innovation and use of emerging technologies (I&T)

SHAREHOLDER RIGHTS & ENGAGEMENT

•	Proxy access for Director nominees

•	Shareholder right to call special meetings

•	Ongoing shareholder engagement

•	All Directors elected annually
•	Simple majority voting standard for all uncontested Director elections

•	Shareholder ability to contact Directors (as described on page 35)

GOVERNANCE BEST PRACTICES

•	Recoupment policies permit the Company to claw back compensation payments in the event of a restatement of financial results for any reason

•	Policies consistent with the Investor Stewardship Group’s Corporate Governance Principles

•	CEO, senior executives, and Directors required to own shares or RSUs at multiples of their salaries or annual retainers
•	Retirement age and term limit for Directors

•	Ongoing Board assessment and refreshment led by the G&PR Committee

•	Board policy limits Director membership on other public company boards

•	Insider Trading Policy prohibits Directors, senior executives, and other designated employees from engaging in any pledging, short sales, or hedging investments involving Company stock

2025 Proxy Statement  18

CORPORATE GOVERNANCE

Shareholder and Stakeholder Engagement

We engage with our shareholders and our many other stakeholders throughout the year, providing perspective on our business results and reinforcing our commitment to our integrated strategy on earnings calls, at shareholder and analyst conferences, in small engagements, and in one-on-one meetings with shareholders, analysts, and other stakeholders. In addition, we proactively seek shareholder input and perspective and respond to requests for information on various topics. These engagements and exchanges can inform our corporate practices, help sharpen our thinking, and strengthen our approach. Our shareholders and stakeholders sometimes represent specialized perspectives or hold conflicting views from one another, so we must analyze the feedback they share with us as part of the total mix of information we consider in seeking to serve shareholders, consumers, and all stakeholders.

In general, we approach this work through a cycle of:

Year-Round Outreach and Engagement

Senior management, our Investor Relations team, and subject matter experts from the Company maintain a year-round dialogue with investors to gain their perspectives on current issues and priorities and to address any questions or concerns. Our Directors are available for engagement with shareholders when appropriate. These engagements cover a variety of topics, including corporate strategy, risk oversight, corporate governance, environmental sustainability practices, workforce policies, and executive compensation.

Ongoing Review and Evaluation

We assess the feedback we receive from investors and share it with senior management and the Board. We also discuss key aspects with the appropriate Board Committee, reviewing, for example, compensation-related comments and questions with the C&LD Committee and input regarding corporate governance or environmental sustainability matters with the G&PR Committee.

Continual Updates and Action

We consider feedback received as we update our policies, practices, and disclosures. For example, consistent with input from some of our shareholders, we provided additional information in this proxy statement on how cybersecurity risk is managed. We also updated our ESG Portal to provide additional information regarding raw material sourcing practices and made updates to our sourcing policy to increase transparency.

The Company’s top 100 institutional shareholders collectively own over 50% of the Company’s outstanding shares of common stock, and we generally focus our proactive shareholder outreach efforts on these shareholders. We conduct meetings with institutional shareholders in person, via virtual meetings and telephone calls, and one-on-one at conferences throughout the year. We also routinely respond to individual shareholders and other stakeholders who provide feedback about our business.

This year, the Company again conducted focused meetings with several of our top institutional shareholders, discussing our strategy for, and Board oversight of, numerous topics. In November 2024, we held a broad investor forum to provide interested stakeholders a further opportunity to learn about the Company’s work and to ask questions of our senior management and internal experts. In addition, the Company received positive investor feedback on the focused environmental sustainability and corporate governance engagements and related broader investor presentation and Q&A we conducted in FY 2024-25, which included more than 75 shareholder participants, ranging from large institutions to individual investors. These meetings were led by our Chairman and CEO and included perspective from our CFO, Senior Vice President for Investor Relations, and Vice President of Global Sustainability. These focused meetings complement the many engagements that our Investor Relations team and Company subject matter experts had with a broad range of shareholders. These shareholders included not only the Company’s largest owners but also relatively smaller owners with specific interests in topics like climate, human rights, and biodiversity. The Company also has regular engagement with NGOs and other investor advisory groups, such as Sustainalytics, Climate Action 100+, and others to help ensure investors have accurate information and Company perspective on the topics of interest to them.

We will continue our shareholder engagement during FY 2025-26, including participation at analyst meetings and conferences. We remain committed to these ongoing discussions and welcome feedback from all shareholders, who can reach our Investor Relations team by visiting www.pginvestor.com or contact our Directors or executive officers as described on page 35.

19  The Procter & Gamble Company

CORPORATE GOVERNANCE

The Board’s Leadership Structure

Under the Company’s Corporate Governance Guidelines, the Board has discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated. The Board also determines the nature and scope of the role of the Lead Director to ensure appropriate and effective independent leadership and oversight. This approach allows the Board to use its considerable experience and knowledge to elect as Chairman of the Board the Director best suited to serve in that capacity at the time, while maintaining the ability to separate the Chairman of the Board and CEO roles when appropriate, as the roles have been in previous periods. Further, it enables the Board to elect an independent Lead Director and define his or her duties.

The Board regularly considers this structure and whether to combine or separate the roles, depending on which leadership structure best serves the Company and its shareholders. In doing so, the Board not only considers the specific benefits and impacts to the Company of one approach over another but also considers external practice among similarly situated global companies as well as feedback from investors. The Board believes this discretion, including the flexibility to make this determination at any given point, best enables it to promote the long-term interests of the Company and its shareholders.

During the Board’s annual evaluation of its leadership structure in June, and upon recommendation of the G&PR Committee, the non-employee Directors of the Board concluded that it was in the best interest of the Company and its shareholders for Mr. Moeller to maintain his roles as Chairman of the Board and CEO, with Mr. Jimenez serving as Lead Director. In particular, the Board considered that Mr. Moeller is the right person to lead the Board based on his deep knowledge of the Company’s business and financial operations; his clear, consistent, and compelling strategy for the Company; and his keen understanding of the complex and dynamic external environment in which it operates globally.

In July, when the Board elected Mr. Jejurikar to the role of President and Chief Executive Officer, effective January 1, 2026, the Board determined that it was in the best interests of the Company and its shareholders to separate the roles of CEO and Chairman effective as of that same date. Accordingly, the non-employee Directors elected Mr. Moeller as Executive Chairman of the Board, effective January 1, 2026. This action is consistent with the Company’s past practice of retaining a prior CEO as the Executive Chairman for a transition period. This division of roles allows Mr. Moeller to provide important continuity of Board leadership and strategic oversight, while it allows Mr. Jejurikar to focus on transitioning into the role as the Company’s new CEO, executing the Company’s strategies, and managing the global organization. As CEO, Mr. Jejurikar will report to the Board and will attend all Board meetings other than executive sessions, which include only independent Directors. The Board believes that Mr. Moeller and Mr. Jejurikar, who have worked collaboratively for several years, will continue to work collaboratively with the Board through this CEO transition. The Board retains the ability to combine or separate the Chairman and CEO roles in the future, depending on which leadership structure best serves the long-term interests of the Company and its shareholders at that time.

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INDEPENDENT LEAD DIRECTOR

When the Board determines that the same individual should hold the positions of CEO and Chairman of the Board or if the Chairman of the Board is not independent, the independent Directors of the Board elect for an annual term a Lead Director from among the independent Directors. The Lead Director role is significant, with responsibilities consistent with accepted best practices and designed to ensure a well-functioning Board with independent oversight, including:

•	Preside at all meetings of the Board in the absence of, or upon the request of, the Chairman of the Board

•	Lead regular executive sessions of the independent Directors

•	Provide input to and approve agendas for the Board meetings and information sent to the Board

•	Approve meeting schedules to assure sufficient time for discussion of all agenda items

•	Call special meetings of the Board as necessary to address important or urgent Company issues

•	Call meetings of the non-employee and/or independent Directors, with appropriate notice

•	Advise the G&PR Committee and the Chairman of the Board on the membership of the various Board Committees and the selection of Committee chairpersons

•	Advise the Chairman of the Board on the retention of advisors and consultants who report directly to the Board
•	Advise the Chairman of the Board and CEO, as appropriate, on issues discussed at executive sessions of non-employee and/or independent Directors

•	Review with the CEO, throughout the year, the non-employee Directors’ ongoing evaluation of and feedback on the CEO’s performance

•	Serve as principal liaison between the non-employee and/or independent Directors, as a group, and the Chairman of the Board and CEO, as necessary

•	Engage when necessary and appropriate, after consultation with the Chairman of the Board and CEO, as the liaison between the Board and the Company’s shareholders and other stakeholders

•	Foster open dialogue and constructive feedback among the independent Directors

•	Facilitate cross-Committee feedback

•	Select an interim Lead Director to preside over meetings at which he or she cannot be present

Mr. Jimenez serves as the Board’s current Lead Director, having originally been appointed to the role in 2021. In his capacity as Lead Director, Mr. Jimenez has worked closely with Mr. Moeller to ensure effective leadership, appropriate engagement, and meaningful oversight by the Board. Led by Mr. Jimenez, the non-employee Directors met eight times during FY 2024-25 in executive sessions (without the presence of Mr. Moeller or other employees of the Company) to discuss various matters related to oversight, Board affairs, succession planning, and CEO performance. Mr. Jimenez continues to foster an open and constructive dialogue among the independent Directors and advises Mr. Moeller of the independent Directors’ discussions, including performance feedback, and follows up on meeting outcomes and actions. Mr. Jimenez also periodically leads candid one-on-one conversations with each Director, outside of regularly scheduled meetings, to gather feedback on Board and Director strengths and needs, management performance, and overall Board functioning.

In June, the non-employee Directors reappointed Mr. Jimenez as Lead Director for FY 2025-26. Mr. Jimenez is an experienced executive and Director, having served as CEO of Novartis AG, in leadership positions with H.J. Heinz Company and ConAgra Foods, and as a director of several public companies. He is recognized for his innovation and leadership skills and has provided important insight and guidance to the Company and the Board during his tenure as a Director. Mr. Jimenez is a thoughtful, highly engaged Director. His fellow Directors and members of Company management appreciate that he routinely makes himself available to the Chairman and his fellow Directors outside of regular Board meetings and is particularly responsive to requests for insight and perspective throughout the year. The Board is confident that, as Lead Director, he will continue to work in close partnership with Mr. Moeller and Mr. Jejurikar to ensure a successful CEO transition, strong and independent oversight of ongoing Board matters, and effective collaboration among the Directors. The Board will continue to periodically evaluate its leadership structure.

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BOARD EVALUATION

In addition to regularly reviewing its leadership structure, the Board conducts an annual self-assessment of its overall functioning and effectiveness. In order to maximize input and facilitate candid, useful feedback, the Company’s Chief Legal Officer conducts one-on-one interviews with each Director. This feedback includes comments on overall Board performance, Board priorities, interaction with management, Board discussion topics, agendas, and processes, Board composition, Director contributions, and how to further improve overall Board operations. The results of these interviews are aggregated and anonymized and then shared with the full Board for review, discussion, and appropriate action. The Audit, C&LD, and G&PR Committees also conduct annual assessments of their operations and effectiveness via one-on-one management interviews with each Committee member.

The Board addresses items raised both through this formal evaluation process and through informal feedback as warranted. For example, based on Director feedback, Directors were provided additional opportunities to visit Company facilities outside of the Company headquarters, including one of the Company’s manufacturing plants and one of its distribution centers. In addition, the G&PR Committee implemented additional enhancements to the director recruitment process. Likewise, Director feedback informed Board and Committee agendas, resulting in additional and expanded topics. Further, given the high level of recent Board refreshment, the Company continued to provide opportunities for Directors to engage informally with one another outside the Boardroom. Finally, if during the evaluation process or at any time any issue with regard to an individual Director is identified, the Chairman or Lead Director will address such issue with the individual Director.

DIRECTOR INDEPENDENCE

The Board has determined that all of the Company’s Director nominees, with the exception of Mr. Moeller and Mr. Jejurikar, are independent under the NYSE listing standards and the Board of Directors’ Guidelines for Determining the Independence of its Members (the “Independence Guidelines”). All members of the Board’s Audit, C&LD, G&PR , and I&T Committees are independent under the NYSE listing standards and Independence Guidelines. All members of the Audit Committee and C&LD Committee are also compliant with the SEC’s enhanced independence requirements for audit committee members and compensation committee members, respectively. The Board of Directors has determined that Mr. Biggs and Ms. McCarthy meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate.

In making these independence determinations, the Board applied the NYSE listing standards and the categorical independence standards contained in the Independence Guidelines. Under the Independence Guidelines, certain relationships were considered immaterial and, therefore, were not considered by the Board in determining independence, but were reported to the Chair of the G&PR Committee. Applying the NYSE listing standards and the Independence Guidelines, the Board determined that there are no transactions, relationships, or arrangements that would impair the independence or judgment of any of the Director nominees deemed independent by the Board.

Mr. Moeller is Chairman of the Board, President and CEO of the Company. Mr. Jejurikar is the Chief Operating Officer of the Company. As employees of the Company, they cannot be deemed independent under the NYSE listing standards or the Independence Guidelines.

SERVICE ON OTHER PUBLIC BOARDS AND OUTSIDE TIME COMMITMENTS

The Board believes that service on the boards of other public companies provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that serving on outside public boards requires a significant commitment of time and attention, and therefore, in accordance with best governance practices, limits Director participation on other public boards. In 2023, the Board updated the Corporate Governance Guidelines to reduce the number of public company boards on which a Director who is an

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active public company CEO may sit. As a result, Directors who are active CEOs of other public companies may sit on no more than one additional outside public board (including their own company board), and other non-employee Directors may sit on no more than three additional outside public boards. The Board must approve any exception. Likewise, employee Directors may sit on no more than one additional outside public board, unless an exception is granted by the majority of non-employee Directors.

In addition to the numerical limits, the Company’s Corporate Governance Guidelines generally require that a Director or Director nominee should have sufficient time to devote to the affairs of the Company. Accordingly, when nominating a Director, the G&PR Committee considers whether, in light of other commitments, the nominee will have adequate time to serve. Further, in nominating an individual to serve as Lead Director or Committee Chair, the G&PR Committee specifically considers that individual’s other public company board leadership positions and outside time commitments to ensure sufficient time and availability to provide effective and responsive leadership in the role. The G&PR Committee undertakes this review at least annually, generally coinciding with its recommendation of Director nominees for election at the next annual shareholder meeting and of the Board’s leadership structure. The Committee further considers an individual Director’s time commitments throughout the year as circumstances warrant, such as a change in a Director’s external responsibilities or in internal Board leadership positions.

This overall practice helps further our expectation that our Directors give appropriate time and attention to the affairs of the Company, demonstrating strong engagement and high attendance. Each of our Director nominees is currently compliant with the Company’s Corporate Governance Guidelines regarding their service on other company boards.

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Board Meetings and Committees of
the Board

Our Directors take seriously their commitment to active oversight, meaningful engagement, and effective stewardship of the long-term interests of the Company and its shareholders. The Chairman of the Board and Lead Director set Board agendas in advance to ensure that appropriate subjects are covered with time for meaningful discussion. To assist the Board in discharging its duties and to facilitate deeper understanding and engagement in certain key areas of oversight, the Board has established four standing Committees. Committee Chairs work closely with management to set agendas for Committee meetings, ensuring that each Committee reviews relevant subjects in a timely and meaningful way. Directors receive comprehensive materials in advance of Board and Committee meetings and review these materials before each meeting. This process allows for focused, active discussions during meetings.

During FY 2024-25, the Board held six meetings, and the Committees of the Board collectively held 21 meetings, for a total of 27 meetings. None of the incumbent Directors attended fewer than 75% of the aggregate meetings of the Board and the Committees on which they served, and the average attendance among incumbent Directors was about 98%. The Board expects all Directors to attend the annual meeting of shareholders, and all Directors then serving attended the October 8, 2024 annual meeting.

The table below shows the membership of each Committee of the Board as of June 30, 2025 and the number of meetings each Committee held during FY 2024-25. Each Committee is fully independent under the NYSE listing standards and the Independence Guidelines, which can be found in the corporate governance section of the Company’s website at www.pg.com. Each Committee has a charter that sets out its primary purposes, duties, and responsibilities. These charters also can be found in the corporate governance section of our website at www.pg.com.

Name	Board	Audit	Compensation & Leadership Development	Governance & Public Responsibility	Innovation & Technology

B. Marc Allen	●	●	●

Craig Arnold	●	●	●

Brett Biggs	●	●			●

Sheila Bonini	●			●	●

Amy L. Chang	●			●	Chair

Joseph Jimenez	Lead		●	Chair

Christopher Kempczinski	●	●	●

Debra L. Lee	●		●	●

Terry J. Lundgren	●		Chair		●

Christine M. McCarthy	●	Chair	●

Ashley McEvoy	●		●		●

Jon R. Moeller	Chair

Robert J. Portman	●			●	●

Rajesh Subramaniam	●			●	●

Patricia A. Woertz	●	●		●

Total FY 2024-25 Meetings	6	8	5	6	2

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Audit Committee

Assists the Board in oversight of:

•  Accounting, financial reporting and disclosure processes, and adequacy of systems of disclosure and internal controls established by management

•  The quality and integrity of the Company’s financial statements

•  The Company’s compliance with legal, tax, and regulatory requirements

•  The Company’s overall risk management profile, including with respect to information security

•  The independent auditor’s qualifications and independence

•  The performance of the Company’s internal audit function and the independent auditor

•  The performance of the Company’s ethics and compliance function

The Audit Committee also prepares the Report of the Audit Committee to be included in the Company’s proxy statement. At each meeting, representatives of Deloitte, the Company’s independent registered public accounting firm, and finance management were present to review accounting, control, auditing, and financial reporting matters. During certain of these meetings, the Audit Committee also held private sessions with the Company’s Chief Financial Officer, Chief Legal Officer, Chief Ethics & Compliance Officer, Senior Vice President of Global Internal Audit, and representatives of Deloitte.

Recent Activities

•  Reviewed and discussed with the Company’s Chief Ethics and Compliance Officer the Company’s compliance program, approach, and outcomes, focusing on regulatory developments and emerging risk areas.

•  Held multiple focused discussions with the Company’s Chief Information Officer and Chief Information Security Officer regarding priorities, external trends, and continued cybersecurity capability development.

•  Performed a comprehensive review of tax, including opportunities, risks, priorities, and potential legislative and policy changes globally.

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Compensation & Leadership Development Committee

•  Oversees the Company’s overall compensation practices, principles, and policies, including base pay, short- and long-term incentive pay, retirement benefits, perquisites, severance arrangements, recoupment policies, stock ownership guidelines, and stock holding requirements, if any, and their specific application to principal officers elected by the Board and to non-employee Directors

•  Assists the Board in its oversight of the development, implementation, and effectiveness of the Company’s policies and strategies related to its human capital management, including matters related to equality and inclusion and talent management

•  Assists the Board in leadership development, succession planning, and continuity planning for principal officers

The C&LD Committee makes all final decisions regarding compensation for principal officers and makes recommendations to the Board regarding executive compensation matters to be voted on by shareholders. For more details regarding principal officer compensation or the C&LD Committee’s process for making decisions regarding the compensation of principal officers, please see the Compensation Discussion & Analysis section of this proxy statement. The C&LD Committee is also responsible for reviewing, and making a recommendation to the Board regarding, non-employee Director compensation. The C&LD Committee retains an independent compensation consultant, hired directly by the Committee, to advise it regarding executive compensation matters.

Recent Activities

•  Conducted an in-depth review of top next generation talent across business units, markets, and functions to ensure a strong leadership pipeline and appropriate growth and development of the Company’s current and future leaders.

•  Reviewed the Company’s approach to pay equity, an aspect of the Company’s global commitment to fair pay, including the results of the Company’s most recent gender and racial pay equity audits, which were positive.

•  Discussed with the Chief Human Resources Officer the impacts of compensation practices and programs on employee satisfaction and efforts to attract and retain talent.

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Governance & Public Responsibility Committee

•  Identifies individuals qualified to become Directors

•  Recommends when new members should be added to the Board

•  Recommends to the Board the Director nominees for the next annual meeting of shareholders and whether to accept the resignation of any incumbent Director nominee who received a greater number of “against” votes than “for” votes in a non-contested election

•  Recommends Board Committees and Committee assignments, including assignments and succession planning for Committee Chairs

•  Periodically reviews and recommends updates to the Corporate Governance Guidelines and assists the Board in interpreting and applying those Guidelines

•  Educates the Board and the Company on applicable governance laws and regulations

•  Oversees the Board assessment process

Oversees the Company’s strategies, work, and reporting related to its public responsibility, including:

•  The Company’s efforts related to corporate reputation, corporate responsibility, and environmental sustainability

•  Community and government relations

•  Product quality and quality assurance systems

Recent Activities

•  Reviewed global workplace safety with Chief Product Supply Officer, including historical results and trends, priorities, and key risks and mitigation efforts.

•  Discussed with senior management the Company’s strategic approach to operating in the dynamic external environment, including key geopolitical challenges and regulatory developments, their potential implications for the Company, and the Company’s plans to address and mitigate the most significant risks.

•  Reviewed the external landscape of corporate governance practices and trends, including evolving shareholder expectations and key benchmarking data across similarly situated companies, and discussed the Company’s practices.

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Innovation & Technology Committee

Reviews and makes recommendations to the Board on major strategies for technical and commercial innovation to increase shareholder value and has responsibility for overseeing:

•  The Company’s approach to technical and commercial innovation

•  The innovation and technology acquisition and/or development process to assure ongoing business growth

•  Development of measurement and tracking systems that are important to successful product and commercial innovation

The Committee also reviews:

•  Product and package performance via a holistic product assessment

•  Historical tracking of initiatives versus targets and the impact of initiatives on brand growth

•  The Company’s forward-looking innovation portfolio

Recent Activities

•  Reviewed changes in the Company’s approach to product innovation and metrics for superiority across all vectors.

•  Reviewed the Company’s strategy to manage regulatory and legislative changes related to ingredients.

•  Reviewed packaging innovation program, including cross-industry collaboration to accelerate the development of novel technologies as well as superior packaging innovations that incorporate more environmentally sustainable and circular attributes.

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Risk Oversight

The Board of Directors maintains a comprehensive risk governance framework designed to understand critical risks in the Company’s strategy, build risk awareness, and ensure effective risk management. Responsibilities for risk oversight are delegated among the full Board and its Committees, while management is responsible for identifying, managing, and mitigating risks.

To ensure robust risk oversight, the Board fosters open communication between management, external experts, and Directors. The Board and each Committee have full access to management, as well as the ability to engage independent advisors. In addition, the Board’s independent Lead Director leads regular executive sessions of the independent Directors, facilitates cross-Committee feedback, and encourages open dialogue and constructive feedback among the independent Directors. This approach enhances the Board’s ability to fulfill its risk oversight duties.

BOARD OVERSIGHT

Our full Board actively oversees senior management’s development and execution of the Company’s strategic plans, with responsibility to understand the associated opportunities and risks and the steps that senior management is taking to identify, manage, and mitigate those risks. Throughout the year, senior leaders of the Company’s business units, key markets, and corporate functions meet with the Board to discuss regular business updates and significant risks, challenges, and opportunities within their areas of responsibility. For example:

•

The Board directly discusses the state of the business with management at each meeting. The Board further reviews the business strategy with the Chairman and CEO in semi-executive sessions. These semi-executive sessions are held at six Board meetings each year.

•

The Company’s Chief Operating Officer, Chief Financial Officer, Sector CEOs, and key market leaders review their strategic plans and the associated risks with the Board at meetings throughout the year.

•

Leaders like the Company’s Chief Legal Officer, Chief Human Resources Officer, Chief Ethics & Compliance Officer, Chief Equality & Inclusion Officer, Chief Brand Officer, Chief Information Officer, Chief Information Security Officer, Chief Product Supply Officer, and Chief Sustainability Officer periodically discuss with the Board their strategic priorities, key opportunities, emerging risks, and mitigation and compliance plans, often with more detailed reviews conducted by the relevant Committees.

In addition, the full Board reviews the most significant enterprise risks facing the Company, as identified in the Enterprise Risk Management (“ERM”) process that is conducted by management and described in detail in the following pages. The Board reviews key results of the ERM process at least annually. The ERM process, the Board’s direction, and management’s judgment guide which key risks the Board reviews and discusses. This determination is often informed by subject matter expert perspective on the risk overall as well as consideration of factors such as the risk’s potential impact to the Company, the Company’s vulnerability to the risk, and the risk’s potential speed of onset.

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COMMITTEE OVERSIGHT

The Board has also delegated certain risk oversight responsibilities to specific Board Committees. This delegation is informed by, among other considerations, the subject matter of the risk, the expertise and scope of each Committee as outlined in its charter, the members of management responsible for developing appropriate mitigation plans, and the frequency of expected developments and updates. In overseeing specific risks, each Committee reports regularly to the full Board, and the Chairman of the Board and Lead Director review with the relevant Committee Chair and with management whether a particular risk or item merits additional discussion with the full Board.

Audit Committee

Oversees the Company’s overall risk management process, focusing on accounting and financial controls, financial statement integrity, information security, cybersecurity, legal and regulatory compliance, tax policy and compliance, business continuity planning, and ethics and compliance programs, and routinely discusses the Company’s risk profile, risk management, and risk exposures with management, internal auditors, and the Company’s independent registered public accounting firm.

Compensation & Leadership Development Committee

Oversees risks related to the development of and succession planning for the Company’s executive officers, risks associated with the Company’s equality and inclusion practices and policies, and risks associated with the Company’s compensation policies and practices, as discussed further below under “Compensation-Related Risk.”

Governance & Public Responsibility Committee

Oversees risks related to the Company’s corporate governance structure and processes, including Director qualifications, Board and Committee succession planning, and independence, as well as risks related to product quality, public policy, social responsibility, environmental sustainability, and the Company’s reputation.

Innovation & Technology Committee

Oversees risks related to emerging technologies, the changing media landscape, the Company’s innovation strategy, integration of new technologies, and ingredient safety.

MANAGEMENT

In defining and implementing the Company’s strategic plans, management works to identify, evaluate, manage, and mitigate the risks inherent in them. Business and function leaders escalate as appropriate key risks as part of their regular strategy reviews with the Company’s senior management. This risk escalation process is further informed by the Company’s formal ERM Program, the external auditor, and our compliance monitoring and risk assurance activities.

As part of the Company’s ERM Program, members of a cross-functional team conduct extensive interviews of Company experts, leaders, and specialists across levels, functions, and geographies throughout the year. Using both qualitative and quantitative reviews, this team seeks to identify, on a continual basis, the most pressing current and future potential risks facing the Company. Led by experienced risk and compliance professionals in Global Internal Audit (“GIA”), these risks are analyzed and reported to relevant business and governance leaders within the Company, who partner to develop plans and strategies to appropriately manage and mitigate these risks.

Annually, the full Board discusses with senior management the most significant risks identified in the ERM process, providing input on the steps taken to mitigate each risk and plans for additional mitigation in the year ahead. In addition, the ERM team conducts periodic progress reviews of top enterprise risks with the accountable

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leaders, focusing on ensuring mitigation steps are on track and remain sufficient to mitigate the risk consistent with the plans shared with the Board. This enterprise-level review program complements the Company’s ongoing GIA-led risk assurance activities.

In addition, under the auspices of the Audit Committee, the Company’s Ethics & Compliance Committee—comprised of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Human Resources Officer, and Chief Legal Officer—oversees the development, execution, assessment, and effectiveness of the Company’s Ethics & Compliance Program as it relates to applicable legal and regulatory requirements, the Worldwide Business Conduct Manual, and other key Company policies. In so doing, the Committee periodically reviews topics such as incident data, specific initiatives, key policy revisions or exception approvals, and compliance risks. Further, the Company’s Chief Ethics & Compliance Officer and the Senior Vice President for Global Internal Audit, both of whom are directly accountable to the Audit Committee in addition to reporting to the Chief Legal Officer and Chief Financial Officer, respectively, help ensure that key risks are identified, reviewed, and escalated to the Board and its Committees on both a standing and ad hoc basis.

Selected Areas of Oversight

SUCCESSION PLANNING

Ensuring that the Company has skilled, seasoned leaders in its executive ranks and talent pipeline is a critical aspect of the Company’s long-term strategy and success. Underscoring this importance, the Board, with assistance from the C&LD Committee, directly oversees succession planning for all executive officers, including the CEO. To support its oversight and planning, the Board, in both regular and executive sessions, reviews and discusses the performance of and development plans for the Company’s senior executives. The Board also interacts with these executives as part of Board business and functional reviews and in one-on-one meetings, helping ensure that our Directors are familiar with not only these individuals’ business results but also their broader leadership, management, and personal skills.

In order to ensure a strong pipeline for future succession, the C&LD Committee also reviews with the CEO and the CHRO the Company’s high-performing next generation talent across business units, markets, and functions to ensure that appropriate development plans are in place for the next generation of leadership.

COMPENSATION-RELATED RISK

As part of its risk oversight responsibilities, the C&LD Committee annually reviews the Company’s compensation policies and practices. In FY 2024-25, the C&LD Committee employed Meridian Compensation Partners (“Meridian”) as its independent compensation consultant. Meridian reviewed and reported on all of the Company’s executive compensation programs, including the potential risks and other impacts of incentives created by the programs. For more details on the arrangement with Meridian, please see the section entitled “Role of Compensation Consultant” in the Compensation Discussion & Analysis (“CD&A”) section of this proxy statement.

The independent compensation consultant’s review included an analysis of the Company’s short-, medium-, and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives, stock ownership requirements, prohibitions on hedging and pledging, and trading policies. Members of management also performed a risk assessment of the Company’s other compensation programs including incentive programs from acquisitions, cost of programs, design elements, payment authorizations, and overall confirmation that plans do not encourage unnecessary or excessive risk-taking. The results of the consultant’s analysis of the Company’s executive compensation programs, as well as management’s review of the Company’s other compensation programs, were shared with the C&LD Committee, which concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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In reaching its conclusion, the C&LD Committee noted that the Company’s compensation programs include a mix of cash and equity, as well as annual, medium-term, and long-term incentives. This mix of compensation, the design features of these programs, and the Company’s respective oversight and control requirements mitigate the potential of any individual inclination toward taking unnecessary risks. The C&LD Committee also acknowledged various other features of the Company’s compensation programs, policies, and practices designed to mitigate unwarranted risk. For example, the Company’s annual cash bonus program, the Short-Term Achievement Reward (“STAR”), provides the C&LD Committee with discretion to reduce or eliminate any award that would otherwise be payable. In addition, the performance metrics under STAR include both quantitative measures (e.g., topline growth, bottom-line profits, free cash flow) and qualitative measures (e.g., relative performance, internal controls). These non-metric features mitigate the risk of an executive focusing too much on the specific financial metrics under STAR. Moreover, the performance metrics associated with the STAR Company Factor (core earnings per share growth and organic sales growth) are aligned with the Company’s business plans and strategic objectives.

Further, the C&LD Committee recognized that the Company’s longer-term incentives include a balanced portfolio of stock options, restricted stock units, and performance stock units. These longer-term incentives incorporate a variety of payout horizons that focus executives on long-term performance: 10-year terms with three-year cliff-vesting for stock options, three-year cliff-vesting for restricted stock units, and a three-year performance period for performance stock units granted under the Performance Stock Program (“PSP”). The C&LD Committee also noted that the design of the PSP reduces the likelihood that an executive will focus too much on a single performance measure by including four different performance categories with weightings of 20% or 30% each that provide for a balanced risk profile. The categories are: organic sales growth relative to competitive peers, constant currency core before-tax operating profit growth, core EPS growth, and free cash flow productivity. In addition, actual performance against goals with respect to each of these performance measures will yield a payout from a minimum of 0% to a maximum of 200% of a senior executive’s target incentive opportunity. We believe that using this sliding scale approach, versus an all-or-nothing approach, discourages participants from taking unnecessary risks. Furthermore, the PSP also includes a relative Total Shareholder Return Multiplier to ensure further alignment with shareholder interests. Each of the financial measures is defined and further explained in the CD&A section of this proxy statement.

Finally, the C&LD Committee acknowledged that the Company maintains several policies intended to mitigate inappropriate risk-taking, including stock ownership guidelines for senior executives and an insider trading policy that prohibits margin and hedging transactions by senior executives. Furthermore, in addition to the mandatory Dodd-Frank Recoupment Policy, the Company maintains an additional recoupment policy for all other senior executives who are not covered by the Dodd-Frank policy. These policies provide for recoupment of compensation in the event of a financial restatement.

CYBERSECURITY AND INFORMATION SYSTEMS

The Audit Committee has specific responsibility for reviewing the status of the security of the Company’s electronic data processing information systems and the general security, including cybersecurity, of the Company’s people, assets, and information systems. In fulfilling its duties, the Audit Committee receives regular updates from the Company’s Chief Information Officer and Chief Information Security Officer about the Company’s information security and systems security programs and plans, including emerging trends and progress on overall enterprise cybersecurity programs and priorities. These updates occur at least three times a year, with interim updates as needed. In addition, our ERM process is designed to capture any significant enterprise risks, including cybersecurity and other risks related to our information systems. Further, potential and actual cybersecurity incidents are communicated to the Chief Information Security Officer, the Ethics & Compliance Committee, and the Audit Committee of the Board, based on documented escalation criteria, to identify emerging trends and new learnings as well as ensure sufficient risk mitigation.

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EMERGING TECHNOLOGIES
At times, the Company incorporates new or emerging technologies, such as artificial intelligence, to enable and facilitate business objectives. As part of the Board’s review of strategic plans, it reviews significant use, and related risks, of such technologies. In addition, the Innovation & Technology Committee regularly engages with business leaders to better understand the innovation strategies and risks to assure ongoing business growth. Further, the Audit Committee reviews the Company’s use of emerging technologies as part of its risk management and ethics and compliance oversight responsibilities, and the ERM program is designed to identify significant enterprise risks related to emerging technologies, including risks related to the impact of the use of technologies on our workforce and consumers.

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Additional Governance Matters
COMPANY INSIDER TRADING POLICY AND POLICY REGARDING EMPLOYEE, OFFICER, AND DIRECTOR HEDGING
The Company has an insider trading policy and procedures that govern the purchase, sale, and other dispositions of its securities by Directors, officers, and employees, as well as by the Company itself. We believe the policy and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable listing standards. Among other things, the insider trading policy prohibits Directors, senior executives, other designated employees, and certain persons or entities related to these individuals, from engaging in hedging, short sales, pledging, collars, or any other derivative transaction involving the use of market investments to manage the risk of price movements in Company stock or to leverage the potential return of a predicted move in Company stock.
REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS
The
Worldwide Business Conduct Manual
requires that all employees and Directors disclose all potential conflicts of interest and promptly take actions to eliminate any such conflict when the Company requests. In addition, the Company has adopted a written Related Person Transaction Policy that prohibits any of the Company’s executive officers, Directors, or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy.
Under our Related Person Transaction Policy, the Chief Legal Officer (“CLO”) has primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. If the CLO determines that the related person would have a direct or indirect material interest in the transaction, the CLO must present the transaction to the Audit Committee for review or, if impracticable under the circumstances, to the Chair of the Audit Committee, who must then either approve or reject the transaction in accordance with the terms of the policy. While making this determination, the Audit Committee must consider all relevant information available and, as appropriate, take into consideration the following:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction was initiated by the Company or the related person;

•	whether the transaction contains terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of the transaction and its potential benefits to the Company;

•	the approximate dollar value of the transaction, particularly as it involves the related person;

•	the related person’s interest in the transaction; and

•	any other information regarding the related person’s interest in the transaction that would be material to investors under the circumstances.
The Audit Committee may only approve the transaction if it determines that the transaction is not inconsistent with the best interests of the Company as a whole. Further, in approving any such transaction, the Audit Committee has the authority to impose any terms or conditions it deems appropriate on the Company or the related person. Absent this approval, no such transaction may be entered into by the Company with any related person. The Audit Committee has reviewed and approved the following transaction:
R. Alexandra Keith, Chief Executive Officer - Beauty and Executive Sponsor for Corporate Sustainability, is married to Christopher Keith, a long-tenured employee of the Company who currently holds the position of Senior Vice President - Brand Building Transformation. His total compensation last year was approximately $1.33 million, consisting of salary, bonus, equity grants, and retirement and health benefits. His compensation is consistent with the Company’s overall compensation principles based on his years of experience, performance, and position within the Company. Upon Ms. Keith becoming President - Global Hair Care and Beauty Sector, the Audit

2025 Proxy Sta
tem
ent

CORPORATE GOVERNANCE

Committee approved the continued employment of Mr. Keith with the Company under the Company’s Related Person Transaction Policy, concluding that his continued employment was not inconsistent with the best interests of the Company as a whole.
Other than as noted above, there were no transactions, in which the Company or any of its subsidiaries was a participant, the amount involved exceeded $120,000, and any Director, Director nominee, executive officer, or any of their immediate family members had a direct or indirect material interest reportable under applicable SEC rules or that required approval of the Audit Committee under the Company’s Related Person Transaction Policy, nor are there any currently proposed.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mses. Lee, McCarthy, and McEvoy and Messrs. Allen, Arnold, Jimenez, Kempczinski, and Lundgren served on the Compensation & Leadership Development Committee during FY
2024-25.
All members of the C&LD Committee during FY
2024-25
were independent Directors, and none were employees or former officers of the Company. There are no compensation committee interlocks between the Company and any other entities in which one of our executive officers serves on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our C&LD Committee or Board of Directors.
AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS
The Company’s corporate governance documents are available on the Company’s website at
www.pg.com
. Additionally, copies of the Company’s Amended Articles of Incorporation, the Company’s Code of Regulations, all Committee Charters, the Corporate Governance Guidelines (including Independence Guidelines, Confidentiality Policy, and Financial Literacy and Expertise Guidelines), the Worldwide Business Conduct Manual,
the Company’s Purpose, Values, and Principles and the Related Person Transaction Policy are available in print upon request by writing to the Corporate Secretary at One Procter & Gamble Plaza, Cincinnati, OH 45202-3315.
COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS
Shareholders and other interested parties who wish to communicate with the Board or any particular Director, including the Lead Director, or with any executive officer of the Company, may do so by email at
boardofdirectors.im@pg.com
or by writing to the following address:
[Name of Director/Executive Officer or “Board of Directors”]
The Procter & Gamble Company
c/o The Corporate Secretary’s Office
One Procter & Gamble Plaza
Cincinnati, OH 45202-3315
All such correspondence is reviewed by the Corporate Secretary’s Office, which logs the material for tracking purposes. The Board has asked the Corporate Secretary’s Office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements, and materials that are profane.

The Procter & Gamble Company

DIRECTOR COMPENSATION

Director Compensation

One objective of the C&LD Committee is to provide non-employee members of the Board a compensation package consistent with the median of the compensation peer group, as described on pages 54-56. Directors can elect to receive any part of their fees or retainer (other than the annual grant of Restricted Stock Units (“RSUs”)) as cash, RSUs, or unrestricted stock. Non-employee members of the Board received the following compensation:

•

A grant of RSUs following election to the Board at the Company’s October 8, 2024 annual meeting of shareholders, with a value of $220,000, or, in the event a Director was appointed to the Board later in the fiscal year, a pro-rated portion of such RSU grant. These RSUs earn dividend equivalents at the same rate as dividends paid to shareholders and will settle in shares at least one year after the Director leaves the Board. Beginning with the October 2025 grant, settlement of the annual RSU grant will occur on the one-year service date with an option for Directors to defer settlement to a date that occurs after they leave the Board.

•	An annual retainer fee of $120,000 paid in quarterly increments

•

An additional annual retainer paid to the Lead Director and Chair of each Committee as follows: Lead Director, $50,000; Chair of the Audit Committee, $30,000; Chair of the C&LD Committee, $25,000; Chairs of the Governance & Public Responsibility and Innovation & Technology Committees, $20,000

Non-employee members of the Board must own Company stock and/or RSUs worth six times their annual retainer. A number of the non-employee Directors were appointed or elected to the Board within the last few years. However, all non-employee Directors either meet or are on track to meet the ownership requirements within the five-year period established by the C&LD Committee.

2025 Proxy Statement  36

DIRECTOR COMPENSATION

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in FY 2024-25. Directors who are employees of the Company receive no compensation for their service as Directors. For FY 2024-25, Mr. Moeller was an employee Director and did not receive a retainer, fees or a stock award for his Board service. Mr. Jejurikar, a Director nominee and an employee, will not receive any compensation for his service as a Director.

Director Compensation

	Fees

Name	Annual Retainer ($)	Committee Chair & Lead Director Fees ($)	Total Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)

B. Marc Allen	120,000	—	120,000	220,000	—	340,000

Craig Arnold	7,253	—	7,253	75,699	—	82,952

M. Brett Biggs	120,000	—	120,000	220,000	—	340,000

Sheila Bonini	120,000	—	120,000	220,000	—	340,000

Amy L. Chang	120,000	20,000	140,000	220,000	—	360,000

Joseph Jimenez	120,000	70,000	190,000	220,000	—	410,000

Christopher Kempczinski	120,000	—	120,000	220,000	—	340,000

Debra L. Lee	120,000	—	120,000	220,000	—	340,000

Terry J. Lundgren*	120,000	25,000	145,000	220,000	—	365,000

Christine M. McCarthy	120,000	30,000	150,000	220,000	—	370,000

Ashley McEvoy	120,000	—	120,000	220,000	—	340,000

Robert Portman	120,000	—	120,000	220,000	—	340,000

Rajesh Subramaniam	120,000	—	120,000	220,000	—	340,000

Patricia A. Woertz*	120,000	—	120,000	220,000	—	340,000

*	Due to their retirement from the Board, Mr. Lundgren and Ms. Woertz are not standing for reelection at the 2025 Annual Meeting.

(1)

Director fees are paid quarterly. Each Director may elect to take these fees in cash, unrestricted stock, RSUs (which vest immediately and earn dividend equivalents), or a combination of the three. Other than as noted below, the Director fees were paid in cash. The annual retainer was pro-rated for Mr. Arnold, who was appointed to the Board in June 2025.

	Fees taken as RSUs ($)	Grant Date Fair Value of RSUs ($)	Fees taken as Common Stock ($)	Grant Date Fair Value of Common Stock ($)

Mr. Allen	60,000	60,196	—	—

Mr. Arnold	7,253	7,328	—	—

Mr. Biggs	60,000	60,196	—	—

Mr. Jimenez	185,000	185,334	—	—

Mr. Kempczinski	115,000	115,423	—	—

Mr. Lundgren	140,000	140,268	—	—

Ms. McCarthy	145,000	145,233	—	—

Ms. McEvoy	—	—	115,000	115,423

Mr. Portman	30,000	30,496	—	—

Ms. Woertz	115,000	115,423	—	—

37  The Procter & Gamble Company

DIRECTOR COMPENSATION

(2)

Upon election at the Company’s annual meeting of shareholders, each elected Director was awarded a $220,000 grant of RSUs, which vest after one year as long as the Director remains on the Board. If a Director leaves the Board on good terms prior to the one-year vest period, the Director will retain a pro-rata portion of the RSU grant based on time served. These RSUs do not deliver in shares until at least one year after the Director leaves the Board and cannot be sold or traded until delivered in shares. The RSUs earn dividend equivalents that are subject to the same vesting provision as the underlying RSUs and are accrued in the form of additional RSUs each quarter and credited to each Director’s holdings. Other than Mr. Arnold, each Director has 1,334 unvested RSUs outstanding (representing the grant on October 8, 2024, and subsequent dividend equivalents) as of June 30, 2025. Mr. Arnold, who joined the Board on June 9, 2025 and received a pro-rated grant of RSUs, has 466 unvested RSUs outstanding.

(3)

For all Board meetings throughout the fiscal year, Directors were entitled to travel with a guest as long as the Director used the Company aircraft to attend the meeting and the guest’s attendance did not result in any incremental aircraft costs. Directors are also covered under the same insurance policy as all Company employees for accidental death while traveling on Company business (coverage is $750,000 for each Director). The incremental cost to the Company for this benefit is $3,047 (plus an additional $1,404 if they travel with a guest). In addition, the Company maintains a Charitable Awards Program for current and retired Directors who were participants prior to July 1, 2003. Under this program, at their death, the Company donates $1,000,000 per Director divided among up to five qualifying charitable organizations selected by each Director. Directors derive no financial benefit from the program because the charitable deductions accrue solely to the Company. The Company funds this contribution from general corporate assets. In FY 2024-25, no payments were made.

2025 Proxy Statement  38

C&LD COMMITTEE REPORT

C&LD Committee Report

Compensation Committee Report

The Compensation & Leadership Development Committee of the Board of Directors has reviewed and discussed with management the following section of this proxy statement entitled “Compensation Discussion & Analysis.” Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion & Analysis,” as it appears on the following pages, be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, dated August 4, 2025 (the “Form 10-K”).

Christopher J. Kempczinski, Chair

B. Marc Allen

Craig Arnold

Joseph Jimenez

Debra L. Lee

Terry J. Lundgren

Christine M. McCarthy

Ashley McEvoy

39  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Compensation Discussion and Analysis

The focus of this discussion and analysis is on the Company’s compensation philosophies and programs for its named executive officers (“NEOs”) for FY 2024-25.

Jon R. Moeller Chairman of the Board, President and Chief Executive Officer	Andre Schulten Chief Financial Officer	Shailesh Jejurikar Chief Operating Officer	Jennifer L. Davis Chief Executive Officer – Health Care	Sundar Raman Chief Executive Officer – Fabric and Home Care

Leadership Changes

As announced on July 28, 2025, the Board elected Mr. Jejurikar as President and Chief Executive Officer and Mr. Moeller as Executive Chairman, both effective January 1, 2026.

Financial Highlights1

Execution of our integrated strategy enabled the Company to deliver continued growth and return significant cash to shareowners in a challenging environment. We have a focused portfolio of daily use products that provide health, hygiene, and cleaning benefits in categories where performance drives brand choice. We are creating superior performing products that are delivered with superior packaging, consumer communication, retail execution, and value. We focus on growing markets in volume and value via strong innovation and superior execution. We use productivity improvements and cost savings to fund investments in superiority, to help mitigate input cost increases, and to deliver profit margin improvement needed to deliver balanced top- and bottom-line growth. We are also leading constructive disruption across the value chain, including identifying new consumer needs and addressing them in new ways. We have an empowered, agile, and accountable organization, effectively executing our integrated strategy and priorities.

The Company’s targets for FY 2024-25 were as follows: 3-5% Organic Sales Growth, 5-7% Core EPS Growth, and 90% Adjusted Free Cash Flow Productivity. The Company delivered below its going-in target ranges for its key financial measures. These outcomes led to below-target payouts in our annual incentive program.

+2% ORGANIC SALES GROWTH	+4% CORE EPS GROWTH	87% ADJUSTED FREE CASH FLOW PRODUCTIVITY

135 YEARS OF DIVIDEND PAYMENTS	69 YEARS OF DIVIDEND INCREASES	> $16B RETURNED TO SHAREHOLDERS[2]

[1]

The targets mentioned in this section reflect the original FY 2024-25 financial guidance provided by the Company on July 30, 2024. FY 2024-25 actuals for Organic Sales Growth, Core EPS Growth, and Adjusted Free Cash Flow Productivity were used in the calculation of Year 3 Performance Stock Program results, as further detailed in this section. Organic Sales Growth and Core EPS Growth were used in the calculation of the Total Company Factor for the STAR annual bonus, described in more detail in this section. Organic Sales Growth is a measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. Core EPS Growth is a measure of the Company’s diluted net earnings per common share (diluted EPS) growth excluding certain items that are not judged to be part of the Company’s sustainable results or trends. Adjusted Free Cash Flow Productivity is the ratio of adjusted free cash flow (operating cash flow less capital spending and excluding transitional tax payments resulting from the 2017 U.S. Tax Act) to net earnings, excluding certain items that are not judged to be part of the Company’s sustainable results or trends. See Exhibit A for a reconciliation of non-GAAP measures, including details on items being adjusted.

[2]	Reflects dividends and share repurchases combined.

2025 Proxy Statement  40

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Philosophy

1

EMPHASIZE PAY FOR PERFORMANCE

By aligning incentives with business strategies to reward executives who achieve or exceed Company, business unit, and individual goals, while removing any incentive to focus on a single goal to the detriment of others.

•  Performance-based programs are designed to pay at 100% of target when goals are met, above target when goals are exceeded, and below target when goals are not fully met.

•  Payouts under the STAR and PSP programs are based on the results achieved as compared to the pre-established performance targets.

62-184% RANGE OF AVERAGE STAR PAYOUT FOR NEOS OVER THE PAST 10 YEARS 35%-200% RANGE OF PSP PAYOUT OVER THE PAST 10 YEARS
2	PAY COMPETITIVELY By setting target compensation opportunities to be competitive with a peer group of other global corporations of similar size, value, and complexity.

Financial goals are established in both the short-term and long-term incentive programs with the intent to drive balanced top- and bottom-line growth and cash flow productivity. This in turn drives our goal of top tier TSR, which in turn benefits our shareholders and employees.

3

FOCUS ON LONG-TERM SUCCESS

By including equity as a cornerstone of our executive pay programs and by using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

Ethics and Compliance

Our Purpose, Values, and Principles (“PVPs”) are the foundation of everything we do as a Company and require high ethical standards of our executives. To hold our executives accountable to our PVPs, stewardship and compliance are taken into account in the annual performance assessment of our executive officers, which affects salary increases and long-term incentive grant amounts.

41  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Compensation Pay Mix

We design our programs so that the main components of NEO compensation vary by type (fixed versus performance-based), length of performance period (short-term versus long-term), and form (cash versus equity). These compensation components are determined by the performance of the individual, the performance of the individual’s business unit, and the performance of the Company as a whole. The mix of components is designed to incentivize both individual accountability and collaboration to build long-term shareholder value. The charts below show the mix of the four main components of pay and the mix of fixed versus at-risk pay.

2025 Proxy Statement  42

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Program Overview

The following table outlines the key components of our executive compensation programs and their purpose.

PURPOSE AND KEY CHARACTERISTICS

BASE SALARY

Purpose:

Rewards individual performance

Key Characteristics:

●  Market-competitive based on the median cash compensation of comparable positions in the compensation peer group, regressed for revenue size where appropriate.

●  Fixed component with progression over time based on individual performance and scope of responsibility.

SHORT-TERM ACHIEVEMENT REWARD (“STAR”)

Purpose:

Rewards Business Unit and Company performance

Key Characteristics:

●  Market-competitive target set as a percentage of salary based on total cash compensation benchmarking.

●  The STAR award is based on a weighted formula of 70% Business Unit Performance Factor and 30% Total Company Performance Factor (as modified by the ESG Factor, i.e., a multiplier of 80-120%). Exceptional performance results in higher awards, and poor performance could result in a zero payout.

●  Executives can elect to receive stock options in lieu of cash or may elect to defer into a nonqualified deferred compensation account.

LONG-TERM INCENTIVE PROGRAM (“LTIP”)

Purpose:

Award size rewards individual performance; Focuses executives on the long-term success of the Company and enhances retention

Key Characteristics:

●  Target grant values are based on peer median long-term compensation target values.

●  Final award amounts are based on business results and individual contributions. 50% of the executive’s total long-term incentive value is delivered in the LTIP.

●  Executives can elect to receive their LTIP as stock options with three-year cliff-vesting and 10-year expiration or RSUs with three-year cliff-vesting, or a combination of both.

PERFORMANCE STOCK PROGRAM (“PSP”)

Purpose:

Award size rewards individual performance; Focuses executives on key financial measures intended to drive P&G to the top-third of our marketplace competitive peer group

Key Characteristics:

●  50% of the executive’s total long-term incentive value is delivered in the PSP.

●  The initial grant of Performance Stock Units (PSUs) pays out at the end of a three-year performance period based on the Company’s performance against four balanced financial metrics that are the key drivers of Total Shareholder Return and is further modified by a Relative TSR Multiplier.

RETENTION AND RECOGNITION Purpose: Retention of talent or recognition of exceptional performance Key Characteristics: ● RSUs with special vesting; used rarely.

OTHER COMPENSATION

Purpose:

Ensures the safety and productivity of executive officers

Key Characteristics:

●  Annual physicals, financial planning, transportation, security, life insurance, and corporate aircraft use.

RETIREMENT AND DEFERRED COMPENSATION PLANS

Purpose:

Provides market-competitive benefits for retirement income and tax-advantaged financial planning

Key Characteristics:

●  U.S. employees participate in the P&G Profit Sharing Trust and Employee Stock Ownership Plan (”PST”), in which the Company makes an annual contribution used to purchase Company stock.

●  Non-U.S. executives participate in the International Retirement Plan, in which they receive RSUs valued at an amount equal to the contribution that would have been contributed under the PST.

●  The Procter & Gamble Global International Retirement Arrangement Plan provides a supplemental retirement benefit to certain employees which is intended to mitigate any adverse impact to total pension values in their home countries.

●  A full description of Retirement Programs and Non-Qualified Deferred Compensation is provided on page 51.

43  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Elements of Our Compensation Programs

Annual Cash Compensation

The Company’s annual cash compensation consists of salary and the Short-Term Achievement Reward (“STAR”). While salary is considered a fixed component of compensation, salary progression over time is based on individual performance and the scope of responsibilities of the role. We collect and analyze data from the compensation peer group on the total annual cash compensation opportunity (salary plus annual bonus target) for positions comparable to those at the Company. We consider the target median annual cash compensation opportunity for each position based on the compensation peer group, adjusted for size using a regression analysis (where appropriate) of peer group revenues, to set a salary range mid-point and a target for STAR as a percentage of salary (“STAR target”).

SALARY

All salary adjustments described below were effective October 1, 2024. Pay decisions take into account results delivered in the prior fiscal year in addition to pay positioning relative to competitive peer benchmarks. Mr. Moeller’s annual salary increased by 3.1% to $1,650,000 based on a review of this element of his total compensation versus peer market pay. For the other NEOs: Mr. Schulten’s annual salary increased by 5.0% to $1,050,000, Mr. Jejurikar’s salary increased by 4.4% to $1,175,000, Ms. Davis’s salary increased by 7.1% to $910,000, and Mr. Raman’s salary increased by 8.1% to $930,000. Salary positioning was based on each NEO’s individual performance and pay positioning relative to the competitive pay market.

STAR ANNUAL BONUS

The STAR program links a substantial portion of each NEO’s annual cash compensation to the Company’s performance for the fiscal year. The program focuses on the achievement of business unit results (weighted as applicable for each NEO) but also includes a component that measures the performance of the overall Company. An ESG Factor measures total Company progress towards key ESG metrics in the prior fiscal year and modifies the final Total Company Performance Factor. STAR awards are generally paid in cash, but executives can also elect to receive all or part of their awards in stock options or nonqualified deferred compensation.

STAR awards for NEOs are calculated using the following formula:

The basis for each element of STAR is:

STAR Target. The C&LD Committee sets STAR targets for NEOs using annual incentive benchmarks for similar positions in our compensation peer group.

2025 Proxy Statement  44

COMPENSATION DISCUSSION & ANALYSIS

Business Unit Performance Factor. The CEO, CFO, and CHRO (collectively, the “STAR Committee”) recommend Business Unit Performance Factors based on a retrospective assessment of the performance of each business unit against six metrics:

Goal	What It Measures	Purpose of the Measure

Organic Sales Growth	One-year business unit organic sales growth	Rewards meeting / exceeding organic sales growth targets

Operating Profit Growth	One-year business unit operating profit growth	Rewards meeting / exceeding operating profit growth targets

Adjusted Free Cash Flow Productivity	One-year business unit adjusted free cash flow productivity	Rewards effective conversion of earnings into cash

Value Share	One-year business unit increase in value share	Rewards market share growth versus competition

Operating TSR	One-year business unit total shareholder return	Rewards balanced top- and bottom-line growth with strong cash flow

Internal Controls	One-year measure of audit results and issue remediation	Rewards strong governance and stewardship

This assessment is compared to each business unit’s performance versus year ago and versus the competitive peer group, reflecting the different industries in which the Company’s businesses compete. The C&LD Committee then determines the Business Unit Performance Factors based on the STAR Committee’s recommendations. None of the officers on the STAR Committee participates in discussions of or recommends their own STAR awards to the C&LD Committee. The Business Unit Performance Factors can range between 0% and 200%. The Business Unit Performance Factor for global business services and corporate functions is the weighted average of the Business Unit Performance Factors for all the global business units and enterprise market operations in order to align all organizations with the six metrics.

The Business Unit Performance Factor for NEOs who lead multiple business units is based on a combination, as determined by the STAR Committee, of the results of the business units for which the NEO is ultimately responsible. There are no separate performance goals for the business unit combinations for purposes of compensation.

To better align STAR awards with individual and local performance, the President of each business may differentiate award levels based on the overall performance of lower-level divisions, provided the total expenditure does not exceed what was approved by the STAR Committee. This differentiation only impacts awards for those employees below the President level and thus does not impact NEO compensation.

Total Company Performance Factor. The C&LD Committee sets targets for the Company’s annual Organic Sales Growth and Core EPS Growth as the basis for the Total Company Performance Factor to encourage a balanced focus on both top- and bottom-line results and to encourage collaboration among the business units. These targets are typically linked to the external financial guidance provided at the beginning of the fiscal year, and the Core EPS target specifically includes the expected impact of our share repurchase program. The Committee establishes performance targets and a payout scale from 0% to 200% for each measure, with each weighted 50% and added together to produce the Total Company Performance Factor.

Senior executives, including the NEOs, have an ESG Factor applied to their Total Company Performance Factor as a multiplier in a range of 80%-120%. The ESG Factor is recommended by the STAR Committee and determined by the C&LD Committee based on an ESG scorecard assessment of FY 2024-25 progress towards key long-term Environmental Sustainability and Equality & Inclusion ambitions. Effective in FY 2025-26, this factor will no longer be applied to STAR awards, as further explained on pages 57.

While the formula described above is used to calculate potential STAR awards, the C&LD Committee retains the authority to make no STAR award in a given year and the discretion to accept, modify, or reject management’s recommendations for any or all employees, including the NEOs.

45  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

FY 2024-25 STAR ANNUAL BONUS

STAR targets for the NEOs are based on a competitive market review of bonus targets as a percentage of base salary for each respective position. Mr. Moeller’s STAR target remained unchanged at 200% of salary and Mr. Jejurikar’s STAR target remained unchanged at 130% of salary. Mr. Schulten’s, Ms. Davis’s, and Mr. Raman’s STAR targets also remained unchanged at 115% of salary.

At the beginning of FY 2024-25, the C&LD Committee established the following Total Company Performance Factor targets: Organic Sales Growth at 4% and Core EPS Growth at 6%, consistent with our long-term algorithm. These goals were used to establish a payout scale from 0% to 200% of target for each measure with a 100% payout for target performance. Both measures’ results were weighted at 50% and added together to derive the Total Company Performance Factor. Organic Sales Growth and Core EPS Growth were 1.8% and 3.6%, respectively, resulting in a Total Company Performance Factor of 32%. Execution of our integrated strategy enabled the Company to grow Organic Sales and Core EPS and to return cash to shareowners despite volatile macroeconomic, geopolitical, and consumer dynamics resulting in market-level headwinds that were not anticipated at the start of the fiscal year.

The C&LD Committee established an ESG Scorecard, which included progress and plans in the areas of scope 1, 2, and 3 greenhouse gas emission reduction, consumer packaging circularity, water restoration in priority areas, responsible sourcing of palm oil and certified fiber, and representation of women and U.S. ethnic minorities at management and executive levels. Based on a retrospective assessment of strong progress delivered against the Scorecard and plans in place to enable future progress, the C&LD Committee approved an ESG Factor of 100%. This resulted in an unchanged Total Company Factor of 32% for the NEOs.

The C&LD Committee then reviewed the recommendations provided for the Business Unit Performance Factors and, after considering the appropriate combination of Business Unit Performance Factors for each NEO, approved the following STAR awards:

FY 2024-25 STAR Awards

NEO	STAR Target ($)	Business Unit Factor (70% Weight) (%)	Total Company Factor (%)	STAR Award ($)	STAR Award (% of Target)

Jon R. Moeller	3,300,000	68	32	1,887,600	57

Andre Schulten	1,207,500	68	32	690,690	57

Shailesh Jejurikar	1,527,500	68	32	873,730	57

Jennifer L. Davis	1,046,500	89	32	750,602	72

Sundar Raman	1,069,500	85	32	737,153	69

In keeping with good governance practices, the NEO members of the STAR Committee (CEO, CFO, CHRO) did not recommend their own awards. Instead, the C&LD Committee used the weighted average of all Business Unit Performance Factors and the Total Company Performance Factor to determine the awards according to the STAR formula for Mr. Moeller and Mr. Schulten. As COO and leader of the Global Enterprise Market businesses, Mr. Jejurikar’s award was also based on the weighted average of all Business Unit Performance Factors and the Total Company Performance Factor.

The STAR awards recommended to the C&LD Committee for the remaining NEOs were computed using the formula described above. Ms. Davis’s Business Unit Factor was based 75% on the Oral Care business, for which she had direct oversight, and 25% on the Personal Health Care business. Mr. Raman’s Business Unit Factor was based 75% on the Fabric Care business, for which he had direct oversight, and 25% on the Home Care and P&G Professional businesses.

2025 Proxy Statement  46

COMPENSATION DISCUSSION & ANALYSIS

Long-Term Incentives

The majority of the NEOs’ total compensation is delivered through two long-term incentives tied to sustained Company performance: the Performance Stock Program (“PSP”) and the Long-Term Incentive Program (“LTIP”).

The C&LD Committee uses competitive market data to set total long-term compensation targets considering the median total long-term target compensation of comparable positions in the compensation peer group, regressed for revenue size. The CEO recommends NEO grants to the C&LD Committee based on benchmarked long-term compensation targets, adjusted for business results and individual contributions attributable to each NEO, including that individual’s leadership skills. These recommendations can be up to 50% above or 50% below the benchmarked target for each level and role.

The C&LD Committee retains full authority to accept, modify, or reject these recommendations. In exceptional cases, no grant will be awarded. One half of each NEO’s annual long-term compensation is allocated to PSP through an initial Performance Stock Unit (“PSU”) grant as described below. The other half is an LTIP grant.

PERFORMANCE STOCK PROGRAM

The PSP aligns the interests of the NEOs with those of shareholders by encouraging NEOs to focus on the aspects of the long-term performance of the Company that create shareholder value. In the first year of each three-year performance period, the C&LD Committee grants PSUs to each NEO. The number of PSUs that vest at the end of the performance period will depend on Company results against predetermined performance goals over the three-year period. The C&LD Committee sets targets at the beginning of each performance period for the following categories (“Performance Categories”):

Goal	What It Measures	Purpose of Measure

Relative Organic Sales Growth	3-year compounded organic sales growth relative to the competitive peer group	Rewards strong organic sales growth relative to peers
Core EPS Growth	3-year compounded core earnings per share growth	Rewards meeting / exceeding core EPS growth target

Constant Currency Core Before-Tax Operating Profit Growth	3-year core before-tax profit excluding the impact of foreign exchange	Rewards meeting / exceeding operating profit growth target
Adjusted Free Cash Flow Productivity	3-year average adjusted free cash flow productivity	Rewards effective conversion of earnings into cash to enable strong cash return to shareholders

Relative TSR Multiplier	3-year Total Shareholder Return relative to competitive industry peer group	Increases payouts for top quartile performance and reduces payouts for bottom quartile performance

The Core EPS Growth target for year one of the PSP program is typically linked to the external financial guidance provided at the beginning of the fiscal year. The Core EPS Growth targets for years two and three are based on our longer-term expected growth rates. These targets include the best estimates of the impact of our share repurchase program. The C&LD Committee then assigns a minimum and maximum performance goal for each Performance Category. At the end of the three-year performance period, each Performance Category will have a Performance Factor between 0% and 200%, depending on results achieved in that category. The Performance Factor will be 100% if the business results for the category are at target. Business results falling between the minimum and maximum performance goals are determined via linear interpolation. We believe that using a sliding scale to reward performance, as opposed to “all or nothing” goals, discourages participants from taking unnecessary risks to earn payments under the program. To determine the vested PSUs at the end of each three-year performance period, the C&LD Committee multiplies the initial PSU grant (plus compounded dividend equivalents) by the weighted average of the Performance Factors and the Relative TSR Multiplier, which is set at 125% for results in the top quartile of our peer set and 75% for results in the bottom quartile.

47  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

The formula is as follows:

PSUs vest at the end of the three-year performance period, and the final payouts are determined. Upon settlement of their PSUs, NEOs may elect to defer receipt of the shares of common stock by choosing to instead receive retirement deferred RSUs.

LONG-TERM INCENTIVE PROGRAM GRANT

The LTIP grant is the second component of the Company’s long-term incentive compensation for its senior executives. Executives can elect to receive all or a portion of their LTIP grants in either RSUs or stock options prior to the grant date, with the exception of the CEO, whose grant form and amount is solely determined by the C&LD Committee. Stock options do not vest (and therefore are not exercisable) until three years from the date of grant, and they expire ten years from the date of grant or earlier in the case of certain termination events. RSUs cliff-vest three years after grant date and are delivered, upon vesting, in shares of common stock, along with compounded dividend equivalents. These awards focus executives on the long-term success of the Company.

FY 2024-25 LONG-TERM INCENTIVE GRANTS

The following long-term incentive grants were made on October 1, 2024. These award amounts were based on the competitive market pay for each position as well as each individual’s performance and business results during the prior fiscal year (2023-24). Award amounts approved by the C&LD Committee vary from the grant date fair value shown in the table due to the impact of the Relative TSR Multiplier on the fair value of the PSUs granted under the PSP on the grant date. The actual compensation realized by each NEO will be determined by future Company performance.

FY 2024-25 Long-Term Incentive Grants
	PSP Grant		LTIP Grant				Total

NEO	PSUs (#)	Grant Date Fair Value ($)	Options (#)	Grant Date Fair Value ($)	RSUs (#)	Grant Date Fair Value ($)	Grant Date Fair Value ($)

Jon R. Moeller	50,567	9,004,971	180,388	6,562,515	12,642	2,187,572	17,755,058

Andre Schulten	18,031	3,210,960	85,762	3,120,022	0	0	6,330,982

Shailesh Jejurikar	19,834	3,532,039	94,338	3,432,016	0	0	6,964,055

Jennifer L. Davis	11,890	2,117,371	56,554	2,057,435	0	0	4,174,806

Sundar Raman	12,110	2,156,549	57,601	2,095,524	0	0	4,252,073

Long-Term Incentive Grants were determined by the C&LD Committee as follows:

•

Mr. Moeller received a long-term incentive award of $17,500,000, reflecting market data and his effective leadership as CEO. His strategic vision and leadership have been crucial in guiding the Company through global challenges and economic uncertainties, consistently delivering shareholder value and helping to ensure the Company’s long-term success.

•

Mr. Schulten received a long-term incentive award of $6,240,000, based on market data and recognizing his strong leadership as CFO. His ability to align financial strategies with the Company’s overall objectives has

2025 Proxy Statement  48

COMPENSATION DISCUSSION & ANALYSIS

been instrumental in driving sustainable growth. His adept financial management, operational efficiency, and robust risk management have been core to driving the Company’s results.

•

Mr. Jejurikar received a long-term incentive award of $6,864,000, based on market data and his impactful role as Chief Operating Officer. He has effectively led global market operations and enterprise markets, delivering results while managing a complex and volatile environment. He has provided strategic leadership to the Company’s transformation efforts across Supply Chain, Information Technology, and Global Business Services.

•

Ms. Davis was awarded a long-term incentive of $4,114,800, reflecting market data and her strong leadership of the global Oral & Personal Health Care sector. Her strategic vision, innovation and brand development choices, and operational excellence have been instrumental in achieving strong business results throughout the year, setting the foundation for continued growth in a competitive landscape.

•

Mr. Raman was awarded a long-term incentive of $4,191,000, reflecting market data and his effective leadership of the global Fabric and Home Care sector. His strategic vision is driving results across diverse markets worldwide. His commitment to innovation in both product development and organizational practices has built a foundation for future growth in a competitive sector.

PSP GOAL SETTING

In conjunction with deciding the amount and allocation of the NEOs’ long-term incentive opportunities for FY 2024-25, the C&LD Committee set the PSP goals listed below for the three-year performance period starting July 1, 2024 through June 30, 2027. The delivery of results against these goals, combined with the relative TSR multiplier, will determine the ultimate payout for this portion of compensation.

PSP Goals for Performance Period July 1, 2024-JUNE 30, 2027

Organic Sales Growth Percentile Rank in Peer Group (30% Weighting)[1]		Constant Currency Core Before-Tax Operating Profit Growth (20% Weighting)[2]		Core EPS Growth (30% Weighting)[3]		Adjusted Free Cash Flow Productivity (20% Weighting)[4]

Percentile Rank	Payout Factor	% Growth	Payout Factor	% Growth	Payout Factor	%	Payout Factor

80th	200%	≥11.3	200%	≥11.7	200%	≥115	200%

70th	167%	9.6	167%	10.0	167%	107	167%

60th	133%	8.0	133%	8.4	133%	98	133%

Target 50th	100%	Target 6.3	100%	Target 6.7	100%	Target 90	100%

40th	67%	4.6	67%	5.0	67%	82	67%

30th	33%	3.0	33%	3.4	33%	73	33%

<20th	0%	≤1.3	0%	≤1.7	0%	≤65	0%

(1)

Organic Sales Growth is a measure of sales growth excluding the impacts of acquisitions and divestitures, foreign exchange, and certain other items (as appropriate) from year-over-year comparisons. Relative Organic Sales Growth is a measure of the percentile rank of the 3-year compound annual growth rate within a peer group of directly competitive consumer product companies. See Exhibit A for a definition of non-GAAP measures.

(2)

Constant Currency Core Before-Tax Operating Profit Growth is a measure of the Company’s operating profit growth excluding incremental current year impact of foreign exchange and certain items that are not deemed to be part of the Company’s sustainable results and will be based on the 3-year compound annual growth rate. See Exhibit A for a definition of non-GAAP measures.

(3)

Core EPS Growth is a measure of the Company’s diluted net earnings per common share (diluted EPS) growth, adjusted for certain items that are not deemed to be part of the Company’s sustainable results, and will be based on the 3-year compound annual growth rate. See Exhibit A for a definition of non-GAAP measures.

(4)

Adjusted Free Cash Flow Productivity under the PSP is the ratio of the 3-year sum of operating cash flow excluding (as appropriate) certain impacts less the 3-year sum of capital spending to the 3-year sum of net earnings excluding (as appropriate) certain charges. See Exhibit A for a definition of non-GAAP measures.

49  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

LOOKING BACK: REALIZED PAY FOR PSP PERFORMANCE PERIOD JULY 1, 2022-JUNE 30, 2025

In addition to setting the performance goals for the new PSP cycle, the C&LD Committee reviewed the results for the performance period (July 1, 2022 to June 30, 2025). The C&LD Committee reviewed these results against the goals established at the beginning of that performance period to determine the realized pay for each NEO. PSP paid out at 148% of target, based on solid financial results and top quartile TSR results versus our competitive marketplace peers.

PSP RESULTS FOR JULY 1, 2022-JUNE 30, 2025

Performance Factors	Target	Actual	Weight	Result

Relative Organic Sales Growth[1]	50th Percentile	50th Percentile	30%	100%

Constant Currency Core Before-Tax Operating Profit Growth[2]	7.0%	10.3%	20%	166%

Core EPS Growth[3]	5.3%	5.5%	30%	104%

Adjusted Free Cash Flow Productivity[4]	90%	95%	20%	120%

Weighted Average of Performance Factors				118%

Relative TSR Modifier[5]				125%

Final PSP Payout				148%

(1)

Organic Sales Growth is the sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. Relative Organic Sales Growth is a measure of the percentile rank of the 3-year compound annual growth rate within a peer group of directly competitive consumer product companies. See Exhibit A for a reconciliation of non-GAAP measures.

(2)

Constant Currency Core Before-Tax Operating Profit Growth is the 3-year compound annual growth rate of the Company’s operating profit excluding incremental current-year impact of foreign exchange and certain items that are not deemed to be part of the Company’s sustainable results. See Exhibit A for a reconciliation of non-GAAP measures.

(3)

Core EPS Growth is the 3-year compound annual growth rate of the Company’s diluted net earnings per common share (diluted EPS), adjusted for certain items that are not deemed to be part of the Company’s sustainable results. See Exhibit A for a reconciliation of non-GAAP measures.

(4)

Adjusted Free Cash Flow Productivity under the PSP is the ratio of the 3-year sum of operating cash flow (excluding tax payments related to the transitional taxes from the 2017 U.S. Tax Act in all periods, less the 3-year sum of capital spending) to the 3-year sum of net earnings (excluding a non-cash charge for accumulated foreign currency translation losses due to the substantial liquidation of operations in Argentina in fiscal 2025 and certain Enterprise Markets, including Nigeria, in fiscal 2024, and the after-tax Gillette intangible asset impairment charge in fiscal 2024). See Exhibit A for a reconciliation of non-GAAP measures.

(5)

The Relative TSR Modifier is a measure of P&G’s relative market total shareholder return performance versus a competitive peer group, calculated as a 3-year compound annual growth rate of the stock price including the impact of reinvested dividends.

The resulting NEO payouts are indicated below:

Realized Pay for Performance Period July 1, 2022-June 30, 2025

Named Executive Officer	Initial # of PSUs Granted Plus Dividend Equivalents	Market Value of Target Award @ $159.32	PSP Payout Factor	Final # of PSUs Awarded	Market Value of Final Award @ $159.32

Jon R. Moeller	60,378	$9,619,438	148%	89,360	$14,236,835

Andre Schulten	18,739	$2,985,443	148%	27,734	$4,418,581

Shailesh Jejurikar	20,820	$3,317,083	148%	30,814	$4,909,286

Jennifer L. Davis	14,440	$2,300,508	148%	21,371	$3,404,828

Sundar Raman	14,440	$2,300,508	148%	21,371	$3,404,828

The market value of PSUs was calculated by multiplying the number of PSUs and accumulated dividend equivalents by the Company stock price as of June 30, 2025. These PSUs were delivered in shares of common stock or retirement deferred RSUs (as elected by the participants) on August 19, 2025. The market value of the final award does not include a final payment of dividend equivalents on the PSUs, which took place on August 15, 2025, prior to delivery of shares.

2025 Proxy Statement  50

COMPENSATION DISCUSSION & ANALYSIS

Special Equity Awards
On occasion, the C&LD Committee makes special equity grants in the form of RSUs to senior executives to encourage retention of the talent necessary to manage the Company successfully or to recognize superior performance. No such awards were made to any NEOs this year.
Retirement Programs
The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”) is the Company’s primary retirement program for U.S.-based employees. The PST is a qualified defined contribution plan providing retirement benefits for full-time U.S. employees, including the NEOs. Under the PST, the Company makes an annual contribution of cash, which is used to purchase Company stock that is credited to each participant’s PST account, upon which dividends are earned. The amount of the stock grant varies based upon individual salaries a nd
years of service.
Some participants in the PST (including the NEOs) do not receive their full contributions due to federal tax limitations. As a result, they participate in the nonqualified PST Restoration Program. These individuals receive RSUs valued at an amount equal to the difference between the contribution made under the PST and what would have otherwise been contributed under the PST but for the tax limitations. Participants are vested in their PST accounts after three years of service, and similarly, their PST Restoration RSUs become non-forfeitable
after three years of service.
In addition, some individuals who would otherwise participate in the PST are ineligible due to their work locations. As a result, they participate in the nonqualified International Retirement Plan (“IRP”). These individuals receive RSUs valued at an amount equal to the contribution that would have otherwise been contributed under the PST had they been eligible to participate in the PST. IRP RSUs also become non-forfeitable
after three years of service.
The PST, the PST Restoration Program, and the IRP have created ownership at all levels of the Company. These programs continue to serve the Company and its shareholders well by focusing employees on the long-term success of the business.
For
non-U.S.-based
employees, individual country plans provide retirement benefits. Employees who work in multiple countries during their careers may also be eligible for supplemental benefits under the Global International Retirement Arrangement (“Global IRA”). The Global IRA is designed to provide a supplemental retirement benefit to certain management employees to mitigate any adverse impact to total pension value caused by moving between home countries. Messrs. Schulten, Jejurikar, and Raman participate in the Global IRA. Mr. Schulten also participates in a German Pension Plan available to Germany-based employees hired after December 31, 1991.
Deferred Compensation Plan
The Procter & Gamble Company Executive Deferred Compensation Plan allows executives to defer receipt of up to 100% of their STAR awards and up to 75% of their annual salary. Executives may also elect to convert a portion of their PST Restoration RSUs into notional cash with investment choices that mirror those available to all U.S. employees who participate in the Company’s 401(k) plan. No above-market or preferential interest is credited on deferred compensation, as those terms are defined by the SEC.
Executive Benefits
The Company provides certain other limited benefits to senior executives to fulfill particular business purposes, which are primarily for convenience and personal security. No changes were made to executive benefits over the past year, and the Company continues to manage executive benefits as a very small percentage (less than 4%) of total compensation for the NEOs.

The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

In FY
2023-24,
the C&LD Committee amended the financial planning benefit provided to senior executives to select a standard provider for these services. Any senior executives who enroll will be taxed on the benefit value of these services and the Company will not provide any tax gross-ups
for these services. Executive officers who participated in the prior annual stipend program may continue to elect to receive the annual stipend. Under the prior program, the Company provides an annual $8,500 stipend upon confirmation from each participant that a tax or financial planning service has been retained in the current calendar year.
Benefits that safeguard senior executives, such as secured workplace parking and annual physical health examinations, are available to N
EO
s as needed. While Company aircraft are generally only used for Company business, for security reasons the CEO is required by the Board to use Company aircraft for all air travel, including personal travel. To the extent any travel on Company aircraft results in imputed income to an NEO, the NEO is responsible for paying the taxes on that income, and the Company does not provide separate gross-up
payments based on the NEO’s personal income tax due. To further increase executive efficiency, we provide limited local transportation for business purposes within Cincinnati. We provide executive group whole life insurance coverage (equal to annual salary rate plus STAR target up to $5,000,000) to certain executives, including certain of the NEOs, under a program now closed to new participants. The C&LD Committee periodically reviews these arrangements as needed to ensure they meet business needs and remain in line with market practices.
Equity Grant Processes
The C&LD Committee approves and grants annual equity awards at approximately the same time every year. Each year, the C&LD Committee approves the dollar value of annual LTIP and PSP awards at the August meeting for grant on the first business day in October. Stock options granted under the STAR annual incentive program are issued on the last business day on or before September 15, after the STAR payouts are approved by the C&LD Committee at the August meeting and consistent with the timing of the U.S. STAR cash payments. Retirement RSUs are always granted on the first Thursday in August. Outside of the annual grant cycle, we may make RSU awards in connection with a new hire package or retention grant. These grants are typically made on the first business day of each month.
All awards are granted under a shareholder-approved plan and stock options are granted at an exercise price at or above the closing market price of P&G common stock on the date of grant. Equity awards, including options, are not granted in anticipation of the release of material non-public
information, and the release of material
non-public
information is not timed on the basis of option or equity grant dates.

2025 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Compensation Governance Practices and Oversight
Our executive compensation practices are designed to incentivize strong performance, support good governance, and mitigate excessive risk-taking.

WHAT WE DO:
Target compensation at the median of an appropriate peer group, with substantial variation based on performance.
Significant share ownership and equity holding requirements are in place for senior executives.
Multiple performance metrics under STAR and PSP remove any incentive to focus on a single performance goal to the detriment of other goals.
Appropriate balance between short-term and long-term compensation discourages short-term risk-taking at the expense of long-term results.
Double Trigger: Equity awards do not vest solely on account of a change in control (requires a qualifying termination following a change in control).
Engagement of an Independent Advisor: Our C&LD Committee engages an independent compensation consultant, who performs no other work for the Company, to advise on executive compensation matters.

Recoupment policy
requires the Company to recoup excess compensation payments from Section 16 officers in the event the Company is required to restate its financial results. Additionally, the two most recent stock plans allow recovery of proceeds from stock awards if a participant violates certain plan provisions, such as taking actions that may damage the reputation, goodwill, or stability of the Company.

WHAT WE DO NOT DO:

No employment contracts with executives containing special severance payments such as golden parachutes.

No special executive retirement programs and no severance programs that are specific to executive officers.

No gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits.

No excessive perquisites for executives.

No hedging or engaging in the following transactions that include shares of common stock: pledging, collars, short sales, and other derivative transactions.

No re-pricing or backdating stock options.

The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

Role of the C&LD Committee
The C&LD Committee is responsible to the Board for the Company’s overall compensation policies and their specific application to principal officers elected by the Board. In setting and overseeing executive pay, the C&LD Committee reviews a broad spectrum of information. Across the Company, total compensation is benchmarked against an appropriate peer group, using median market pay as the competitive benchmark. Compensation can then be adjusted based on performance.
I
n setting executive pay, the C&LD Committee takes into account the executive’s experience in the particular role and the CEO’s pay recommendations for the principal officers, as well as the performance of the total Company and business units, and considers individual performance. In setting CEO pay, in addition to considering experience, Company performance, and individual performance, other factors are considered by the Committee, such as the degree of pay alignment with the Company’s relative TSR rank and the appropriate mix of short- and long-term pay and fixed and performance-based pay. In addition, the C&LD Committee reviews the ratio between the total compensation of the median employee and the total compensation of the CEO (found on page 74 of this proxy).
Role of Compensation Consultant
For FY
2024-25,
the C&LD Committee entered into an agreement with Meridian Compensation Partners, LLC (“Meridian”) to advise on various compensation matters, including peer group identification, competitive practices and trends, specific program design, and actions with respect to NEO, principal officer, and Director compensation. In October 2024, the C&LD Committee evaluated the independence of Meridian, taking into account any relationships with the Company’s Directors, officers, and employees in accordance with NYSE listing standards. Based on this evaluation, the C&LD Committee concluded that Meridian was an independent advisor. Under the terms of its agreement with the C&LD Committee, Meridian does not conduct any other business for the Company or its management, and the C&LD Committee has direct responsibility for oversight and compensation of the work performed by Meridian. The C&LD Committee generally meets with its independent compensation consultant in an executive session at regularly scheduled C&LD Committee meetings.
Consideration of Most Recent “Say on Pay” Vote
The Committee reviewed the results of the annual shareholder advisory vote on NEO compensation (the “Say on Pay” vote) that was held at the 2024 annual meeting of shareholders. Over 90% of the votes cast on the proposal were cast in support of the compensation of our NEOs. Additionally, at least annually, the Company engages with top shareholders to solicit any feedback on the Company’s executive compensation programs and practices. Given the positive endorsement of the Company’s executive compensation decisions, the Committee did not make any changes to the Company’s program or policies as a result of the Say on Pay vote.

2025 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

Establishing Peer Groups and Market-Based Compensation

The C&LD Committee structures executive compensation so that total targeted annual cash and long-term compensation opportunities are competitive with the targets for comparable positions at companies considered to be our peers, based on criteria described below. The C&LD Committee sets targets for each element of compensation considering the same elements of compensation paid to those holding similar roles at companies in our peer group, focusing on positions with similar management and revenue responsibility. For the CEO’s compensation analysis, the C&LD Committee considers the Company’s revenue, market capitalization, and relative performance compared to our peer group.

In February 2024, the C&LD Committee determined the peer group to be used for FY 2024-25 compensation decisions (the “compensation peer group”) based on global companies that meet the following criteria:

•	Have revenue and/or market capitalization comparable to the Company;

•	Compete with the Company in the marketplace for business and investment capital;

•	Compete with the Company for executive talent; and

•

Have generally similar pay models. We do not compare with companies in the financial services or insurance industries, where the mix of pay elements or program structure is generally materially different from our mix of pay elements and program structure.

Each year, the C&LD Committee evaluates and, if appropriate, updates the composition of the compensation peer group. Changes to the compensation peer group are carefully considered and made infrequently to ensure continuity from year to year. For compensation decisions made in FY 2024-25, the Committee did not make any changes to the peer group.

Peer Group for Relative Organic Sales Growth and Relative TSR Multiplier

The Company also establishes a peer group to calculate Relative Organic Sales Growth and the Relative TSR Multiplier used in our PSP formula. These companies are ones with which we compete in the marketplace. For multi-category marketplace peers, to the extent possible, sales from only the relevant competing categories are used for purposes of Relative Organic Sales Growth comparisons.

Peer Group for FY 2024-25 Compensation Decisions		Peer Group for Relative Organic Sales Growth and TSR Multiplier for FY 2024-27 Performance Period

3M	Kimberly-Clark*	Beiersdorf	L’Oreal

Abbott Laboratories	McDonald’s	Church & Dwight	Reckitt-Benckiser

Boeing	Merck	Clorox	Unicharm**

Chevron	Microsoft	Colgate-Palmolive*	Unilever

Coca-Cola	Mondelez	Edgewell

Colgate-Palmolive*	Nike	Essity

ExxonMobil	PepsiCo	Haleon

HP	Pfizer	Henkel

Home Depot	Thermo Fisher Scientific	Kao

Intel	Verizon	Kenvue

Johnson & Johnson	Walmart	Kimberly-Clark*

*	Shared companies between both peer groups
**	Peer for relative TSR only

55  The Procter & Gamble Company

COMPENSATION DISCUSSION & ANALYSIS

While the target total compensation for our NEOs is set considering size-adjusted median target total compensation within our compensation peer group, actual compensation varies depending on the NEO’s responsibility and experience in the particular role, as well as on total Company, business unit, and individual performance. Consistent with our principles to pay for performance and pay competitively, substantial differences may exist among NEOs’ pay.

Stock Ownership Requirements

To reinforce the importance of stock ownership and long-term focus for our most senior executives, including the NEOs, the C&LD Committee established the Executive Share Ownership Program and equity holding requirement.

The Executive Share Ownership Program requires Executive officers to hold a certain multiple of their salary in Company stock and/or RSUs. The program requires all NEOs other than the CEO to hold four times salary. The CEO ownership requirement is eight times salary. The C&LD Committee annually reviews these holdings, and as of June 30, 2025, all of the NEOs, including the CEO, exceeded these requirements.

The Equity Holding Requirement ensures executives remain focused on sustained shareholder value even after exercising their stock options or receiving shares from RSU settlements or PSU payouts. The equity holding requirement applies when an executive, including NEOs, has not met the ownership requirements of the Executive Share Ownership Program. When the holding requirement applies, the CEO is required to hold the net shares received from stock option exercises and RSU and PSU settlements for at least three years, and the other NEOs are required to hold net shares received for at least one year. The holding requirement does not apply to unrestricted stock or to STAR awards that executives elect to take as stock options instead of cash.

Mitigation of Excessive Risk-Taking

RECOUPMENT POLICIES

The C&LD Committee has adopted two recoupment policies, one applicable to Section 16 Officers and the other applicable to all other senior executives.

The Dodd-Frank Recoupment Policy, applicable to Section 16 Officers, requires the Company to recover any excess incentive-based compensation in the event that the Company is required to restate its financial statements due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error: (i) in previously issued financial statements that is material to the previously issued financial statements; or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy complies with, and will be interpreted and administered in a manner consistent with, all applicable laws and regulations, including without limitation Section 303A.14 of the NYSE Listed Company Manual and Rule 10D-1 of the Securities Exchange Act of 1934, as amended.

The Senior Executive Officer Recoupment Policy, applicable to all other senior executives, permits the C&LD Committee to recoup certain STAR or long-term incentive program payments made to executives in the event of a significant restatement of financial results for any reason.

The authority under these policies is in addition to the C&LD Committee’s authority under The Procter & Gamble 2019 Stock and Incentive Compensation Plan (“2019 Plan”) and prior plans to suspend or terminate any outstanding equity if the C&LD Committee determines that the participant violated certain plan provisions. Moreover, the 2019 Plan, The Procter & Gamble 2014 Stock and Incentive Compensation Plan (“2014 Plan”), and The Procter & Gamble 2009 Stock and Incentive Compensation Plan (as amended) (“2009 Plan”), each have a provision that allows the Company or the C&LD Committee to recover certain proceeds from option exercises or delivery of shares if the participant violates certain plan provisions, such as taking actions that are significantly contrary to the best interests of the Company, including actions that cause harm to the Company’s reputation, stability, or goodwill.

2025 Proxy Statement  56

COMPENSATION DISCUSSION & ANALYSIS

PROHIBITION OF USE OF COMPANY STOCK IN DERIVATIVE TRANSACTIONS

The Company’s Global Insider Trading Policy prohibits NEOs from engaging in derivative transactions involving Company stock, including pledging, collars, short sales, hedging investments, and other derivative transactions. Purchases and sales of Company stock by NEOs can only be made during the approximately one-month period following a public earnings announcement or, if outside these window periods, with express permission from the Company’s Legal Division or in accordance with a previously established trading plan that meets SEC requirements.

Tax Gross-Ups

Generally, the Company does not increase payments to any employees, including NEOs, to cover non-business-related personal income taxes. However, certain expatriate allowances, relocation reimbursements, and tax equalization payments are made to employees assigned to work outside their home countries, and the Company will cover the personal income taxes due on these items in accordance with expatriate policy because there is a business purpose to their relocations. In addition, from time to time, the Company may be required to pay personal income taxes for certain separating executives hired through acquisitions in conjunction with pre-existing contractual obligations.

Employment Contracts

The C&LD Committee believes employment contracts for executives are not necessary because our executives have developed a focus on the Company’s long-term success. Moreover, the C&LD Committee does not provide special executive severance payments, such as golden parachutes, to the Company’s executives. In the event the Company encourages an NEO, or any other U.S. employee, to terminate employment with the Company (but not for cause), that individual may receive, but is not guaranteed, a separation allowance of up to one year’s annual salary, calculated based on years of service, and retention of outstanding equity.

Leadership and Executive Compensation Changes for FY 2025-26

Leadership Change. On July 28, 2025, the Company announced that the Board elected Mr. Jejurikar as President and Chief Executive Officer of the Company and elected Mr. Moeller as Executive Chairman of the Board, both effective January 1, 2026. Accordingly, as of January 1, 2026, Mr. Jejurikar’s base salary will increase to $1,600,000, and his STAR target will increase to 200% of his base salary. In relation to his election and in connection with the Company’s annual grant cycle, Mr. Jejurikar will receive a long-term incentive award of $14,000,000, with approximately 50% of the long-term incentive value in the PSP and 50% in LTIP. If elected to the Board by shareholders in October 2025, Mr. Jejurikar will not receive any fees for his service on the Board of Directors. Also effective January 1, 2026, Mr. Moeller’s base salary will be $1,200,000, and his STAR target will be 150% of his base salary. In relation to his election and in connection with the Company’s annual grant cycle, Mr. Moeller will receive a long-term incentive award of $15,000,000, with approximately 50% of the long-term incentive value in the PSP and 50% in LTIP. The payout for the PSP grants made in FY 2025-26 will be made in August 2028 and will be based on the achievement of the goals established for the three-year performance cycle. The compensation to be realized from the LTIP grants will depend on the Company’s future stock price.

Peer Group for FY 2025-26 Compensation Decisions. In connection with its annual peer group review, in February 2025, the C&LD Committee modified the peer group used for compensation decisions by adding Eli Lilly and removing Mondelez and 3M. The modified peer group will be used for compensation decisions in FY 2025-26.

STAR Total Company Performance Factor Change. In connection with its review of the Company’s compensation structure, the C&LD Committee, upon recommendation from management, determined that the ESG Factor has served its purpose by solidifying the integration of environmental, social, and governance priorities as part of the Company’s objective to deliver balanced top- and bottom-line growth while serving the needs of all stakeholders—consumers, customers, employees, society and shareowners. Effective with FY 2025-26, the STAR Total Company Performance Factor for senior executives will no longer be modified by an ESG Factor.

57  The Procter & Gamble Company

EXECUTIVE COMPENSATION

Executive Compensation

The following tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs.

Summary Compensation

The following table and footnotes provide information regarding the compensation of the NEOs for the fiscal years shown.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Non-qualified Deferred Comp. Earnings[4] ($)	All Other Comp.[5] ($)	Total ($)

Jon R. Moeller Chairman of the Board, President, and CEO	2024-25	1,637,500	1,887,600	11,519,645	6,562,515	0	0	302,556	21,909,816
	2023-24	1,600,000	4,086,400	11,301,824	5,600,006	0	0	375,651	22,963,881
	2022-23	1,600,000	4,712,000	11,372,562	3,625,001	0	0	406,062	21,715,625

Andre Schulten Chief Financial Officer	2024-25	1,037,500	690,690	3,378,353	3,120,022	0	193,000	95,941	8,515,506
	2023-24	980,000	1,468,550	4,569,186	1,406,270	0	143,000	108,831	8,675,837
	2022-23	895,000	1,557,905	3,564,955	1,125,013	0	1,000	95,936	7,239,809

Shailesh Jejurikar Chief Operating Officer	2024-25	1,162,500	873,730	3,640,460	3,432,016	0	401,000	81,981	9,591,687
	2023-24	1,106,250	1,867,613	3,477,569	3,150,023	0	280,000	76,632	9,958,087
	2022-23	1,037,500	1,932,656	3,911,800	1,250,008	0	0	74,083	8,206,047

Jennifer L. Davis CEO - Health Care	2024-25	895,000	750,602	2,248,178	2,057,435	0	0	88,831	6,040,046

Sundar Raman[6] CEO - Fabric and Home Care	2024-25	912,500	737,153	2,289,194	2,095,524	0	67,000	1,082,180	7,183,551

(1)

For FY 2024-25, the Bonus column reflects FY 2024-25 STAR awards that will be paid on September 15, 2025. Each NEO who participated in STAR could elect to take his or her STAR award in cash, deferred compensation, or stock options. For FY 2024-25, Mr. Moeller, Mr. Schulten, Ms. Davis, and Mr. Raman took their awards as 100% cash. Mr. Jejurikar took his award as 100% stock options.

(2)

For FY 2024-25, the Stock Awards column includes the grant date fair value of any PST Restoration Program awards granted in August 2024 and the PSUs granted in October 2024 under the PSP. It also includes the grant date fair value of RSUs granted in October 2024 under the LTIP. The amount shown is determined in accordance with FASB ASC Topic 718. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see the Compensation Discussion & Analysis. For PSP awards, which are subject to performance conditions, the value is based on the probable outcome of the conditions on the grant date. The value of the PSUs, assuming the highest level of performance conditions will be achieved, is: Mr. Moeller, $17,500,227; Mr. Schulten, $6,240,168; Mr. Jejurikar, $6,864,151; Ms. Davis, $4,114,891; and Mr. Raman, $4,191,029.

(3)	The Option Awards column for FY 2024-25 includes the grant date fair value of each LTIP stock option grant, determined in accordance with FASB ASC Topic 718.

2025 Proxy Statement  58

EXECUTIVE COMPENSATION

We utilize an industry standard lattice-based valuation model to calculate the fair value for stock options granted. Assumptions utilized in the model, which are evaluated and revised to reflect market conditions and experience, were as follows:

Years ended June 30:	2025	2024	2023

Interest rate	3.5-4.4%	4.6-5.5%	3.7-4.1%

Weighted average interest rate	3.7%	4.6%	3.7%

Dividend yield	2.4%	2.5%	2.6%

Expected volatility	18%	18%	21%

Expected life in years	8.9	8.8	8.8

Lattice-based option valuation models incorporate ranges of assumptions for inputs, and those ranges are disclosed in the preceding table. Expected volatility is based on a combination of historical volatility of our stock and implied volatilities of call options on our stock. We use historical data to estimate option exercise and employee termination patterns within the valuation model. The expected life of options granted is derived from the output of the option valuation model and represents the average period of time that options granted are expected to be outstanding. The interest rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of grant. For information on the valuation assumptions with respect to grants made in prior fiscal years, please see the corresponding note to the Consolidated Financial Statements contained in the Company’s Annual Report for the respective fiscal year. For more information regarding these awards, including retention and vesting requirements and applicable performance measures, see the Compensation Discussion & Analysis.

(4)

This column reflects aggregate changes in the actuarial present value of Mr. Schulten’s, Mr. Jejurikar’s, and Mr. Raman’s pension benefits under The Procter & Gamble Company Global IRA (the “IRA”), and Mr. Schulten’s pension benefits under The Procter & Gamble Pension Plan (Germany). None of the other NEOs participates in a pension plan. None of the NEOs had above-market earnings on deferred compensation.

(5)	Please see the table below for information on the numbers that comprise the All Other Compensation column.

(6)	Mr. Raman’s salary was converted to and paid in Swiss francs using a Bloomberg monthly spot rate representing the average of the buy and sell rates for the month.

ALL OTHER COMPENSATION

Name and Principal Position	Year	Retirement Plan Contributions[i] ($)	Executive Group Life Insuranceii ($)	Flexible Compensation Program Contributionsiii ($)	Expatriate, Relocation and Tax Equalization Paymentsiv ($)	Executive Benefits[v] ($)	Total ($)

Jon R. Moeller Chairman of the Board, President, and CEO	2024-25	70,101	33,343	6,500	0	192,613	302,556
	2023-24	84,467	30,168	6,100	0	254,915	375,651
	2022-23	74,791	25,878	5,950	0	299,443	406,062

Andre Schulten Chief Financial Officer	2024-25	70,101	8,531	6,500	0	10,810	95,941
	2023-24	84,467	7,029	6,100	535	10,700	108,831
	2022-23	74,791	5,620	5,225	0	10,300	95,936

Shailesh Jejurikar Chief Operating Officer	2024-25	48,442	15,233	6,500	400	11,405	81,981
	2023-24	45,766	13,274	6,100	1,598	9,895	76,632
	2022-23	40,701	11,017	5,950	5,032	11,383	74,083

Jennifer L. Davis CEO - Health Care	2024-25	70,101	0	6,500	0	12,230	88,831

Sundar Raman CEO - Fabric and Home Care	2024-25	70,101	0	3,450	993,017	15,612	1,082,180

i.

Amounts contributed by the Company pursuant to the PST, a qualified defined contribution plan providing retirement benefits for U.S.-based employees. NEOs also receive contributions in the form of RSU grants pursuant to the PST Restoration Program, a nonqualified defined contribution plan. These RSU awards are included in the Stock Awards column of the Summary Compensation Table.

ii.

Under the Executive Group Life Insurance Program (“EGLIP”), which was closed to new participants in 2013, the Company provides key executives life insurance coverage equal to salary plus their STAR target up to a maximum of $5,000,000. Mr. Raman and Ms. Davis were not eligible to participate in the EGLIP until after it was closed. The policies are owned by the Company. Because premium payments are returned

59  The Procter & Gamble Company

EXECUTIVE COMPENSATION

to the Company when the benefit is paid out, we believe the annual premiums paid by the Company overstate the Company’s true cost of providing this life insurance benefit. Accordingly, the amounts shown in the table are an average based on Internal Revenue Service tables used to value the term cost of such coverage for calendar year 2024 and calendar year 2025, which reflect what it would cost the executive to obtain the same coverage in a term life insurance policy. The average of the two calendar years was used because fiscal year data is not available. The average of the dollar value of the premiums actually paid by the Company in calendar years 2024 and 2025 under these policies were as follows: Mr. Moeller, $90,687, Mr. Schulten, $63,991, and Mr. Jejurikar, $51,033. This program is in addition to any other Company-provided group life insurance in which an NEO may enroll that is also available to all employees on the same basis.

iii.

Flexible Compensation Program Contributions are given in the form of credits to pay for coverage in a number of benefit plans including, but not limited to, medical insurance and additional life insurance. Employees may also receive unused credits as cash. Credits are earned based on PST years of service.

iv.

The Company provides assistance to certain employees, including NEOs, related to expenses incurred in connection with expatriate assignments and Company-required relocations. Amounts for Mr. Jejurikar reflect tax preparation assistance in connection with past expatriate assignments. Mr. Raman’s payment for expatriate assignment expenses resulted from his assignment in Switzerland, which included a housing allowance and related support of $140,046; cost of living adjustments of $139,087; a travel allowance of $7,011; relocation-related expenses of $8,962; and tax preparation assistance of $16,910. Expenses were paid in Swiss francs and converted to U.S. dollars using a Bloomberg monthly spot rate representing the average of the buy and sell rates for the month. Additionally, pursuant to the Company’s tax equalization policy, Mr. Raman’s amount includes $681,001 for tax equalization payments made by the Company to cover incremental taxes incurred in connection with his expatriate assignment. The policy is designed to ensure that an employee on an expatriate assignment only pays the equivalent amount of taxes that they would have paid in their home country, which is the U.S. for all executive officers.

v.

All NEOs are entitled to the following personal benefits: financial counseling (including tax preparation), an annual physical examination, secure workplace parking, and, for the CEO, home security and monitoring and use of the Company car. While Company aircraft is generally used for Company business only, the CEO is required by the Board to use Company aircraft for all air travel, including personal travel, pursuant to the Company’s executive security requirements established by the Board of Directors. While traveling on Company aircraft, the CEO may bring a limited number of guests (spouse, family member, or similar guest) to accompany him. The aggregate incremental aircraft usage costs associated with Mr. Moeller’s personal use of the Company aircraft during FY 2024-25 were $155,258. The incremental costs to the Company for these benefits, other than use of Company aircraft, are the actual costs or charges incurred by the Company for the benefits. The incremental cost to the Company for use of the Company aircraft is calculated by using an hourly rate for each flight hour. The hourly rate is based on the incremental variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, and fees, including flight planning, ground handling, and landing permits. For any flights that involved mixed personal and business usage, any personal usage hours that exceed the business usage are utilized to determine the incremental cost to the Company.

2025 Proxy Statement  60

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table and footnotes provide information regarding grants of equity under Company plans made to the NEOs during FY 2024-25.

GRANTS OF PLAN-BASED AWARDS

Name/Plan Name	Grant Date[1]	Compensation & Leadership Development Committee Action Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards[2] ($ per share)	Grant Date Fair Value of Stock and Option Awards[3] ($)
			Threshold (#)	Target (#)	Maximum (#)

Jon R. Moeller

LTIP Options[4]	10/01/2024	08/13/2024					180,388	173.04	6,562,515

LTIP RSUs[5]	10/01/2024	08/13/2024				12,642			2,187,572

PSUs[6]	10/01/2024	08/13/2024	0	50,567	101,134				9,004,971

PST Restoration RSUs[7]	08/01/2024	06/11/2024				1,958			327,102

Andre Schulten

LTIP Options[4]	10/01/2024	08/13/2024					85,762	173.04	3,120,022

PSUs[6]	10/01/2024	08/13/2024	0	18,031	36,062				3,210,960

PST Restoration RSUs[7]	08/01/2024	06/11/2024				1,002			167,393

Shailesh Jejurikar

LTIP Options[4]	10/01/2024	08/13/2024					94,338	173.04	3,432,016

PSUs[6]	10/01/2024	08/13/2024	0	19,834	39,668				3,532,039

PST Restoration RSUs[7]	08/01/2024	06/11/2024				649			108,421

STAR Stock Options[8]	09/13/2024	08/13/2024					13,046	174.08	466,916

Jennifer L. Davis

LTIP Options[4]	10/01/2024	08/13/2024					56,554	173.04	2,057,435

PSUs[6]	10/01/2024	08/13/2024	0	11,890	23,780				2,117,371

PST Restoration RSUs[7]	08/01/2024	06/11/2024				783			130,807

Sundar Raman

LTIP Options[4]	10/01/2024	08/13/2024					57,601	173.04	2,095,524

PSUs[6]	10/01/2024	08/13/2024	0	12,110	24,220				2,156,549

PST Restoration RSUs[7]	08/01/2024	06/11/2024				794			132,645

(1)	Grant dates for annual equity awards are consistent from year to year.

(2)	The options granted were awarded using the closing price of the Company stock on the date of the grant.

(3)

This column reflects the grant date fair value of each award computed in accordance with FASB ASC Topic 718. For stock awards, the actual value received will be based on the stock price on the delivery date. For options, the actual value received will be determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

(4)

These options are wholly forfeitable until the earlier of October 1, 2027 or retirement eligibility, and will expire on September 29, 2034. For the retirement eligible NEOs (Mr. Moeller and Mr. Jejurikar), the award becomes non-forfeitable after the first year anniversary of grant. Prior to the first year anniversary of grant, the award will become non-forfeitable on a pro-rata basis using the number of days worked that year.

(5)

These RSUs are wholly forfeitable until the earlier of October 1, 2027 or retirement eligibility. For Mr. Moeller, who is retirement eligible, the award becomes non-forfeitable after the first year anniversary of the grant. Prior to the first year anniversary of grant, the award will become non-forfeitable on a pro-rata basis using the number of days worked that year. These RSUs accumulate dividend equivalents at the same rate as dividends paid on common stock.

61  The Procter & Gamble Company

EXECUTIVE COMPENSATION

(6)

For awards granted under the Performance Stock Program, see page 47 of the Compensation Discussion & Analysis for applicable performance measures. These PSUs are wholly forfeitable until the earlier of June 30, 2027 or retirement eligibility, and will deliver in shares in August 2027 unless elected otherwise by the NEO, subject to applicable tax rules and regulations. For the retirement eligible NEOs (Mr. Moeller and Mr. Jejurikar), the award becomes non-forfeitable after the first year anniversary of the grant. Prior to the first year anniversary of grant, the award will become non-forfeitable on a pro-rata basis using the number of days worked that year. These units accumulate dividend equivalents at the same rate as dividends paid on common stock.

(7)

For awards granted under the PST Restoration Program, dividend equivalents are earned at the same rate as dividends paid on common stock. These units will deliver in shares one year following retirement unless elected otherwise by the NEO, subject to applicable tax rules and regulations.

(8)

These options are non-forfeitable, will become exercisable on September 13, 2027, and will expire on September 13, 2034. These options reflect payment of the FY 2023-24 STAR award, which was previously included in the Bonus column of the Summary Compensation Table in the 2024 Proxy Statement.

2025 Proxy Statement  62

EXECUTIVE COMPENSATION

Outstanding Equity at Fiscal Year End

The following table and footnotes provide information regarding unexercised stock options and stock awards that have not yet vested as of the end of FY 2024-25.

OUTSTANDING EQUITY AT FISCAL YEAR-END

		Option Awards				Stock Awards

Name/ Plan Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)

Jon R. Moeller

LTIP	02/28/2020	173,268		113.23	02/28/2030

LTIP	10/01/2020	129,890		139.24	10/01/2030

LTIP	10/01/2021	154,839		139.58	10/01/2031

LTIP	10/03/2022		122,095	128.51	10/01/2032

LTIP	10/02/2023		163,695	145.19	09/30/2033

PSP	10/02/2023							57,511	9,162,653

LTIP	10/01/2024		180,388	173.04	09/29/2034	3,170	505,121

PSP	10/01/2024							51,517	8,207,688

Andre Schulten

LTIP	02/28/2017	33,624		91.07	02/26/2027

LTIP	02/28/2018	30,677		78.52	02/28/2028

LTIP	10/01/2021	62,212		139.58	10/01/2031

STAR	09/15/2022		44,149	137.44	09/15/2032

LTIP	10/03/2022		37,892	128.51	10/01/2032	9,370	1,492,807

LTIP	10/02/2023		41,107	145.19	09/30/2033	10,110	1,610,668

PSP	10/02/2023							20,219	3,221,450

LTIP	10/01/2024		85,762	173.04	09/29/2034

PSP	10/01/2024							18,370	2,926,708

63  The Procter & Gamble Company

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AT FISCAL YEAR-END

		Option Awards				Stock Awards

Name/ Plan Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1] (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)

Shailesh Jejurikar

LTIP	02/28/2018	105,170		78.52	02/28/2028

LTIP	02/28/2019	105,559		98.55	02/28/2029

LTIP	02/28/2020	110,501		113.23	02/28/2030

STAR	09/15/2020	71,780		138.63	09/13/2030

LTIP	10/01/2020	78,893		139.24	10/01/2030

STAR	09/15/2021	75,791		145.12	09/15/2031

LTIP	10/01/2021	92,166		139.58	10/01/2031

STAR	09/15/2022		56,618	137.44	09/15/2032

LTIP	10/03/2022		42,102	128.51	10/01/2032

LTIP	10/02/2023		92,079	145.19	09/30/2033

PSP	10/02/2023							22,645	3,607,801

STAR	09/13/2024		13,046	174.08	09/13/2034

LTIP	10/01/2024		94,338	173.04	09/29/2034

PSP	10/01/2024							20,207	3,219,379

Jennifer L. Davis

LTIP	02/28/2019	50,515		98.55	02/28/2029

LTIP	02/28/2020	66,921		113.23	02/28/2030

LTIP	10/01/2020	52,246		139.24	10/01/2030

LTIP	10/03/2022		29,198	128.51	10/01/2032	7,220	1,150,290

LTIP	10/02/2023		52,251	145.19	09/30/2033

PSP	10/02/2023							12,850	2,047,421

LTIP	10/01/2024		56,554	173.04	09/29/2034

PSP	10/01/2024							12,113	1,930,002

Sundar Raman

LTIP	02/28/2019	38,253		98.55	02/28/2029

LTIP	02/28/2020	53,700		113.23	02/28/2030

LTIP	10/01/2020	50,674		139.24	10/01/2030

LTIP	10/01/2021	74,240		139.58	10/01/2031

LTIP	10/03/2022		58,396	128.51	10/01/2032

LTIP	10/02/2023		52,792	145.19	09/30/2033

PSP	10/02/2023							12,983	2,068,611

LTIP	10/01/2024		57,601	173.04	09/29/2034

PSP	10/01/2024							12,338	1,965,690

2025 Proxy Statement  64

EXECUTIVE COMPENSATION

(1)	The following provides details regarding the vesting date for each of the option grants included in the table. The Vest Date indicates the date the options become exercisable.

Option Awards

Grant Date	Vest Date	Grant Date	Vest Date

02/28/2017	02/28/2020	09/15/2021	09/13/2024

02/28/2018	02/26/2021	10/01/2021	10/01/2024

02/28/2019	02/28/2022	09/15/2022	09/15/2025

02/28/2020	02/28/2023	10/03/2022	10/01/2025

09/15/2020	09/15/2023	10/02/2023	10/02/2026

10/01/2020	09/29/2023	09/13/2024	09/13/2027

		10/01/2024	10/01/2027

(2)

The following provides details regarding the vesting date for PSU and RSU holdings included in the table. The Vest Date for PSUs indicates the date the award is earned. The PSU awards are delivered in shares in August following the date the award is earned after the Board certifies payout results. The Vest Date for RSUs indicates the date of vesting listed in the award agreement. For Mr. Moeller, the amount of RSUs reflected in the table above includes 25% of the RSU award granted on 10/1/2024 that has not yet become non-forfeitable. The remaining 75% became non-forfeitable pro rata through June 30, 2025 because Mr. Moeller is retirement eligible.

Stock Awards

Award Type	Grant Date	Vest Date

LTIP RSUs	10/03/2022	10/01/2025

LTIP RSUs	10/02/2023	10/02/2026

LTIP RSUs	10/01/2024	10/01/2027

PSP PSUs	10/02/2023	06/30/2026

PSP PSUs	10/01/2024	06/30/2027

(3)	The Market Value of PSUs or RSUs that have not vested was determined by multiplying the closing market price of Company stock on June 30, 2025 ($159.32) by the number of PSUs or RSUs, respectively.

65  The Procter & Gamble Company

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table and footnotes provide information regarding stock option exercises and stock vestings during FY 2024-25 for the NEOs.

OPTION EXERCISES AND STOCK VESTED
	Option Awards			Stock Awards

Name/Plan Name	Option Grant Date	Number of Shares Acquired on Exercise[1] (#)	Value Realized on Exercise[2] ($)	Stock Award Grant Date	Number of Shares Acquired on Vesting[3] (#)	Value Realized on Vesting[4] ($)

Jon R. Moeller[5]

LTIP	02/28/2019	160,153	11,551,180

PSP 2022-2025				10/03/2022	89,360	14,236,835

LTIP				10/02/2023	4,180	724,004

PST Restoration				08/01/2024	1,958	327,102

LTIP				10/01/2024	9,511	1,515,363

Andre Schulten

LTIP				10/01/2021	3,468	600,311

PSP 2022-2025				10/03/2022	27,734	4,418,581

PST Restoration				08/01/2024	1,002	167,393

Shailesh Jejurikar

PSP 2022-2025				10/03/2022	30,814	4,909,286

PST Restoration				08/01/2024	649	108,421

Jennifer L. Davis

LTIP				10/01/2021	9,982	1,727,884

PSP 2022-2025				10/03/2022	21,371	3,404,828

PST Restoration				08/01/2024	783	130,807

Sundar Raman

PSP 2022-2025				10/03/2022	21,371	3,404,828

PST Restoration				08/01/2024	794	132,645

(1)	The Number of Shares Acquired on Exercise is the gross number of shares acquired.

(2)

The Value Realized on Exercise was determined by multiplying the number of shares acquired by the difference between the market price of the Company’s common stock upon exercise and the grant price of the options.

(3)

Number of Shares Acquired on Vesting is the gross number of shares acquired or deemed non-forfeitable. Please see footnote 2 in the Outstanding Equity at Fiscal Year-End Table for the vesting and non-forfeitable dates for Stock Awards.

(4)

Value Realized on Vesting was determined by multiplying the number of shares acquired by the actual market price obtained or, in the absence of a broker transaction, value was determined by the closing price on the vesting date. The value of PSUs was determined by multiplying the closing market price of Company stock on June 30, 2025 ($159.32) by the number of PSUs. The market value of the PSUs does not include a final payment of dividend equivalents on the PSUs, which took place on August 15, 2025, prior to delivery in shares.

(5)

Mr. Moeller is retirement eligible. Therefore, 25% of his October 2023 LTIP RSU became non-forfeitable on October 1, 2024, and 75% of his October 2024 LTIP RSU grant became non-forfeitable on June 30, 2025.

2025 Proxy Statement  66

EXECUTIVE COMPENSATION

Pension Benefits

The following table and footnotes provide information regarding the Company’s pension plans for Mr. Schulten, Mr. Jejurikar, and Mr. Raman as of the end of FY 2024-25. None of the other NEOs had any such arrangements with the Company.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year ($)

Andre Schulten	The Procter & Gamble Company Global IRA	8 years, 9 months	1,877,000

	The Procter & Gamble Pension Fund (Germany)	8 years, 9 months	204,000

Shailesh Jejurikar	The Procter & Gamble Company Global IRA	23 years, 5 months	4,706,000

Sundar Raman	The Procter & Gamble Company Global IRA	2 years, 10 months	521,000

(1)

Numbers in this column are computed as of the same pension plan measurement date used for financial statement reporting purposes for the Company’s audited financial statements as found in Note 8 to the Consolidated Financial Statements contained in the Company’s 2025 Annual Report on Form 10-K.

(2)

The following provides the assumptions used in each plan to calculate present value under SEC rules. The actual calculation of the benefit at the time of retirement may vary according to the terms of the Global IRA and the German Pension Plan at the time:

Assumptions	Global IRA	German Pension Plan

Retirement Age	60	65

Discount Rate	5.17%	3.74%

Salary Increase Rate	3.50%	N/A

Pension Increase Rate	N/A	1.90%

Pre-Retirement Decrements	None	None

Post-Retirement Mortality Table	Pri-2012 using MP-2021 Projection Scale Blended	Heubeck 2018 G

The following exchange rates as of June 30, 2025, were used to calculate the present-day lump sum value of certain benefits earned while working in previous home countries (as described in The Procter & Gamble Global International Retirement Arrangement Plan (“Global IRA”) section below): (1)USD $ 1.17160 : Euro €1.00000; (2)USD $ 0.01170 : Indian Rupee INR 1.00000; and (3) USD $0.78438 : SGD 1.00000.

67  The Procter & Gamble Company

EXECUTIVE COMPENSATION

The Procter & Gamble Global International Retirement Arrangement Plan (“Global IRA”)

The Global IRA is designed to provide a supplemental retirement benefit to certain employees who permanently transfer from one country to another country during the course of their employment with the Company. The Global IRA is an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The benefit is intended to provide a supplement to mitigate any adverse impact to total pension value caused by moving between home countries. The program is closed to new participants. To calculate the Global IRA benefit, first a Global IRA target is calculated using the following formula:

The Global IRA target is converted to a present-day lump sum amount using actuarial factors. This lump sum amount is reduced by the present-day lump sum value of certain benefits earned while working in previous home countries (such as Company-provided and government-provided pension benefits), as well as other actuarial factors and assumptions, which may change from time to time. The reduced lump sum amount is the Global IRA benefit.

The Procter & Gamble Pension Fund (Germany) (“German Pension Plan”)

The German Pension Plan is a defined benefit plan for Germany-based employees hired after December 31, 1991. The German Pension Plan provides for post-retirement payments based on the employee’s pensionable income and years of service at the time of retirement.

Pensionable Income under the plan is the 36-month average of base salary plus additional 13th and 14th month salaries. For each year of credited service, the pension benefit is calculated as follows:

•	0.5% x Pensionable Income below the 36th month average of statutory social security contribution ceiling (“SSCC”), plus

•	1.5% x Pensionable Income above the 36th month average SSCC.

The benefit begins to pay out at retirement, and the normal retirement age for the plan is 65. There is a surviving spouse benefit (60%) and an orphan benefit (20%) under the plan. Pension payments are checked every third year against the development of the German cost of living index and are increased appropriately according to German law.

2025 Proxy Statement  68

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table and footnotes provide information regarding the Company’s non-tax-qualified defined contribution and deferred compensation plans for each of the NEOs for FY 2024-25. For a complete understanding of the table and the footnotes, please read the narrative that follows the table.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Aggregate Balance on 6/30/24 ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals or Distributions ($)		Aggregate Balance on 6/30/25 ($)

Jon R. Moeller	Employee Stock and Incentive Compensation Plan[2]	9,195,421	—	2,239,366	[3]	77,784	2,974,174	[4]	8,538,396	[5]

	PST Restoration Program	5,327,636	—	327,102	[6]	(60,935)	23,571		5,570,232	[7]

Andre Schulten	International Retirement Plan	1,260,590	—	—		(12,497)	—		1,248,093

	PST Restoration Program	548,926	—	167,393	[6]	(9,602)	11,956		694,761	[8]

Shailesh Jejurikar	Employee Stock and Incentive Compensation Plan[2]	1,558,213	—	—		(15,447)	—		1,542,766	[9]

	PST Restoration Program	772,280	—	108,421	[6]	(10,345)	7,857		862,500	[10]

	Executive Deferred Compensation Plan	660,992	—	—		99,489	—		760,481

Jennifer L. Davis	PST Restoration Program	559,388	—	130,807		(8,870)	7,857		673,468

Sundar Raman	PST Restoration Program	460,898	—	132,645		(7,675)	13,323		572,546

(1)	Because none of the amounts included in this column are above-market earnings under SEC reporting rules, they are not reflected in the Summary Compensation Table.

(2)	Amounts shown include awards granted under the terms of the 2019 Plan.

(3)

Total reflects 25% of the 2023 LTIP RSU grant and 75% of the 2024 LTIP RSU grant (less taxes paid on the grant at the end of calendar year 2024), which became non-forfeitable pro rata because the NEO is retirement eligible. The 2024 LTIP RSU grant is also reported in the Summary Compensation Table, while the 2023 LTIP RSU grant was reported in the Summary Compensation Table in the Company’s 2024 Proxy Statement.

(4)	Total reflects the delivery of a 2021 LTIP grant and taxes withheld on prior grants.

(5)	Total includes $8,265,265 previously reported in Summary Compensation Tables for prior years.

(6)	Total reflects registrant contributions in the form of RSUs pursuant to the PST Restoration Program, 100% of which are also reported in the Stock Awards column in the Summary Compensation Table.

(7)	Total includes $2,375,838 previously reported in Summary Compensation Tables for prior years.

(8)	Total includes $382,769 previously reported in Summary Compensation Tables for prior years.

(9)	Total includes $1,250,017 previously reported in Summary Compensation Tables for prior years.

(10)	Total includes $305,597 previously reported in Summary Compensation Tables for prior years.

The NEOs are eligible to participate in the Executive Deferred Compensation Plan (“EDCP”). Under the EDCP, a participant may defer up to 75% of base salary and up to 100% of the STAR award. Amounts may be deferred for a minimum of one year or until termination of employment. Payments that commence upon retirement, death, or disability may be taken in a lump sum or installments (over a maximum period of ten years). All other payments under the plan are paid as a lump sum.

69  The Procter & Gamble Company

EXECUTIVE COMPENSATION

Amounts deferred under the EDCP are credited with market earnings based on the same fund choices available to all employees under The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, one of the Company’s tax-qualified plans, with the exception of P&G stock, which is not offered as an investment option in the EDCP. Participants may change fund choices on a daily basis.

LTIP grants made in the form of RSUs that become non-forfeitable prior to delivery due to the NEO being retirement eligible are included in the aggregate balance as deferred compensation awards under an employee stock and incentive compensation plan. Participants may also defer delivery of incentive awards earned under the PSP program and its predecessors by electing to receive RSUs with deferred delivery. The RSUs are governed by the employee stock and incentive compensation plan that was in effect at the time the award was granted. Similarly, other special equity awards that were deferred by an NEO are included in the aggregate balance for amounts deferred under an employee stock and incentive compensation plan.

As described on page 51 of this proxy statement, federal tax rules limit the size of contributions that can be made to individuals pursuant to tax-qualified defined contribution plans like the PST. To account for these limitations, the Company utilizes the PST Restoration Program to make an additional annual contribution in the form of RSUs.

Similar to the PST, these RSUs become non-forfeitable once an executive has met the vesting requirement (three years of service). The default form of payment is a lump sum distribution one year after retirement, or the executive can elect to defer the lump sum to six or eleven years after retirement or to commence ten annual installments at six or eleven years after retirement. Generally, executives have until retirement to change a previous deferral election, with any such deferral elections or changes to deferral elections made in compliance with Section 409A of the Internal Revenue Code. These RSUs earn dividend equivalents at the same rate as dividends on common stock. The dividend equivalents accrue in the form of additional RSUs each quarter and are credited to the executive’s holdings. The value of each RSU may increase or decrease over time as the value is tied to the price of the common stock. Finally, NEOs who are 45 years of age or older may convert certain of their PST Restoration Program RSUs into notional cash with the same investment choices as those available under the EDCP.

The Company’s International Retirement Plan (“IRP”) is designed to provide retirement benefits for employees whose participation in retirement plans in their home countries has been suspended because they are on assignments outside of that country. Under the IRP, the Company makes an annual contribution for each participant equal to the contribution that would have been made under the participant’s home country retirement plan had the participant remained in that country and eligible to participate in that plan.

Historically, Company contributions to the IRP were placed into one of several investment vehicles available within the IRP, at each participant’s election. Participants in the U.S. receive their contributions in RSUs. These contributions vest according to the terms and conditions of the participant’s home country retirement plan. Upon retirement from the Company, participants must elect to receive distributions from the IRP Trust in one of four ways: (1) fixed-income annuity; (2) variable annuity; (3) lump sum; or (4) annual installments (over a maximum of 15 years).

Amounts the NEOs defer under any of the above-mentioned plans that are scheduled to be paid after termination of employment must be held by the Company for a minimum of six months in order to comply with Section 409A of the Internal Revenue Code.

2025 Proxy Statement  70

EXECUTIVE COMPENSATION

Payments upon Termination or Change in Control

The Company does not have any employment contracts with its NEOs that require severance payments upon termination of their employment. The only situation in which a severance payment may be made is if an employee is encouraged to separate from the Company. Certain elements of compensation are, however, treated differently depending upon the specific circumstances of an NEO’s separation.

KEY COMPENSATION PROGRAMS

The following table describes the general treatment of compensation under the Company’s key programs under various termination scenarios for all Company employees, including the NEOs.

Compensation Element	Voluntary Separation or Termination for Cause	Written Separation Agreement	Retirement or Disability	Change in Control	Death

Severance Payment	None	Company has discretion to pay up to 1 times salary.	None	None	None

STAR	No acceleration of awards. Eligible for award only if employed for the entire fiscal year.	No acceleration of awards. Prorated payment based on time worked.	No acceleration of awards. Prorated payment based on time worked.	No acceleration of awards. Prorated payment based on time worked.	No acceleration of awards. Prorated payment based on time worked.

LTIP Stock Grants	All outstanding awards forfeited at separation.

No acceleration of option vesting or RSU delivery.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

No acceleration of option vesting or RSU delivery.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

				For awards granted under the 2009, 2014, and 2019 Plans, vesting only accelerated if awards not assumed, unless termination without cause or resignation with “good reason.”	Vesting accelerated for all awards.

PSP Grants	All outstanding awards forfeited at separation.

No acceleration of payment.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

No acceleration of payment.

Prior to the first year anniversary of grant, the award will be prorated based on the number of days worked that year.

After first year anniversary of grant, all awards are retained subject to original terms.

For awards granted on or after October 2023, assumed award will vest according to original terms unless termination without cause or resignation with “good reason.”

For awards granted before October 2023, awards are paid out at target at time of Change in Control.

No acceleration of payment. All awards are retained and settled subject to original terms.

Special Equity Awards	Unvested awards are forfeited at separation.	Unvested awards are forfeited at separation unless otherwise specified by the CHRO as authorized by the C&LD Committee.	Unvested awards are forfeited at separation unless otherwise specified by the CHRO as authorized by the C&LD Committee.	Vesting only accelerated and award paid at time of the Change in Control if awards not assumed, unless termination without cause or resignation with “good reason.”	Vesting accelerated and award paid at time of death.

71  The Procter & Gamble Company

EXECUTIVE COMPENSATION

All equity awards listed in the previous table are governed by the employee stock plan under which the award was granted. The scenarios described in the table assume that former employees comply with the terms and conditions of the applicable employee stock plan, including compliance with the Company’s Purpose, Values, and Principles and restrictions on competing with the Company following termination of employment. Failure to comply with any of these provisions can result in forfeiture and/or cancellation of outstanding equity awards, subject to applicable law.

RETIREMENT PLANS AND OTHER DEFERRED COMPENSATION

The retirement plans in which the NEOs participate do not discriminate in scope, terms, or operation for NEOs versus all other participants. All NEOs who participate are fully vested in the PST and will retain all shares upon termination of employment regardless of reason. Because all NEOs have met the vesting conditions, their PST Restoration and IRP RSUs are non-forfeitable.

Salary and STAR bonuses deferred under the EDCP have been earned and therefore are retained upon termination for any reason. Similarly, amounts deferred under the PSP have been earned and are retained upon termination for any reason. Vested amounts related to deferred compensation plans are not included in the following table because they are reported in the Nonqualified Deferred Compensation Table.

EXECUTIVE BENEFITS

•	Executive Group Life Insurance — Benefits are retained if the employee is eligible for early retirement.

•	Unused Vacation — The employee is entitled to a lump sum payment equal to the value of accrued, but unused, vacation days.

•	Other Programs — In most cases, participation ends on the last day worked, unless otherwise agreed to by the C&LD Committee.

EXPATRIATE AND RELOCATION PROGRAM

If an employee’s expatriate assignment were to terminate for any reason, the Company would pay for relocation to the home country and would cover future taxes related to the expatriate assignment in excess of amounts withheld by the Company for estimated taxes.

2025 Proxy Statement  72

EXECUTIVE COMPENSATION

ESTIMATED POST-EMPLOYMENT TREATMENT OF COMPENSATION AND BENEFITS

The following table and footnotes quantify the treatment of compensation or value of benefits that each NEO would receive under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company. The amounts shown assume the event that triggered the treatment occurred on June 30, 2025. Mr. Schulten, Ms. Davis, and Mr. Raman are not retirement eligible, and therefore the amounts in the Retirement or Disability column reflect payments in the event of disability.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Voluntary Separation or Termination for Cause ($)	Written Separation Agreement ($)	Retirement or Disability ($)	Change in Control ($)	Death ($)

Jon R. Moeller

Salary	0	1,650,000	0	0	0

STAR[1]	0	0	0	0	0

LTIP[2]	0	6,074,757	6,074,757	6,579,878	6,579,878

PSP[3]	0	15,318,419	15,318,419	17,370,341	17,370,341

EGLIP	0	0	0	0	4,950,000

Total	0	23,043,176	21,393,176	23,950,219	28,900,219

Andre Schulten

Salary	0	1,050,000	0	0	0

STAR[1]	0	0	0	0	965,980

LTIP[2]	0	4,851,770	4,851,770	4,851,770	4,851,770

PSP[3]	0	5,416,481	5,416,481	6,148,158	6,148,158

EGLIP	0	0	0	0	2,257,500

Total	0	11,318,251	10,268,251	10,999,928	14,223,408

Shailesh Jejurikar

Salary	0	1,175,000	0	0	0

STAR[1]	0	0	0	0	1,238,802

LTIP[2]	0	2,598,239	2,598,239	2,598,239	2,598,239

PSP[3]	0	6,022,335	6,022,335	6,827,180	6,827,180

EGLIP	0	0	0	0	2,702,500

Total	0	9,795,574	8,620,574	9,425,419	13,366,721

Jennifer L. Davis

Salary	0	910,000	0	0	0

STAR[1]	0	0	0	0	0

LTIP[2]	0	2,788,187	2,788,187	2,788,187	2,788,187

PSP[3]	0	3,494,923	3,494,923	3,977,423	3,977,423

Total	0	7,193,110	6,283,110	6,765,610	6,765,610

Sundar Raman

Salary	0	930,000	0	0	0

STAR[1]	0	0	0	0	0

LTIP[2]	0	2,545,132	2,545,132	2,545,132	2,545,132

PSP[3]	0	3,542,879	3,542,879	4,034,301	4,034,301

Total	0	7,018,011	6,088,011	6,579,433	6,579,433

73  The Procter & Gamble Company

EXECUTIVE COMPENSATION

(1)

STAR awards previously elected in stock options would vest and become exercisable immediately upon death. No other amounts are included for STAR because the NEO would be entitled to the same payment whether or not separation occurred on June 30, 2025.

(2)

Upon voluntary separation or termination, all outstanding awards would be forfeited. In the event of a Company encouraged separation, retirement, or disability, all unvested awards are retained (except for the current year grant if separation occurs before the first anniversary of the grant date, in which case such grant will be prorated based on the number of days worked during the year). These events do not trigger any change in the original payment terms of the awards. The amounts shown for LTIP in the event of Company-encouraged separation, retirement, or disability represents the value of the unexercisable stock options and undelivered RSUs as of June 30, 2025 that would be retained at separation and pay out according to the original terms and timing of the grants. Awards vest in full and become immediately exercisable in the event of death or change in control with termination for reasons other than cause or resignation for good reason.

(3)

Upon voluntary separation or termination, all outstanding awards are forfeited. In the event of Company-encouraged separation, retirement, or disability, all unvested awards are retained (except for the current year grant if separation occurs before the first anniversary of the grant date, in which case such grant will be prorated based on the number of days worked during the year). In the event of death, all unvested awards are retained. These events (written separation, retirement, disability, and death) do not trigger any change in the original payment terms of the awards. In the event of a change in control, assumed PSP awards granted on or after October 2023 will vest according to original terms unless termination without cause or resignation with “good reason,” in which case the awards will vest based on actual results through the date of termination (or, if actual results cannot be calculated, based on target). For any outstanding PSP awards, amounts are shown at target.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our employees and the annual total compensation of the CEO position. The pay ratio was calculated in a manner consistent with Item 402(u) of Regulation S-K and based upon our reasonable judgment and assumptions.

For FY 2024-25, the median of the annual total compensation of all employees of the Company (other than our CEO) was $79,510, and the annual total compensation of the CEO was $21,909,816. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of employees was 276 to 1.

In accordance with SEC requirements, we have determined that there have been no changes to our employee population or compensation arrangements in FY 2024-25 that we believe would significantly affect our pay ratio disclosure. In determining our pay ratio for FY 2024-25, we used the same median employee as was identified last year according to the process outlined below.

To identify the median of the annual total compensation of all our employees, we determined that, as of April 1, 2024, our employee population consisted of approximately 106,890 active employees working at our parent company and consolidated subsidiaries. Applying the de minimis exemption under the rule, we chose to exclude approximately 4,926 employees in 33 countries where payroll data is maintained outside the system that holds data for the majority of our employees, or less than 5% of the total.1

To identify the “median employee” from the resulting population of approximately 101,964 employees, we selected Total Gross Pay as the consistently applied compensation measure. Total Gross Pay reflects a wide variety of pay items, including monthly and bi-weekly wages earned, time-related bonuses (such as overtime, shift premiums, holiday bonuses), vacation pay, bonuses, stock option exercises, and other benefits and allowances. Because pay periods vary across jurisdictions, we measured Total Gross Pay using a three-month period covering January, February, and March 2024. For purposes of determining the consistently applied compensation measure, we converted the gross salary amounts from the local currency paid in the country into U.S. dollar amounts using an average of the exchange rates at the end of each month in the three-month period.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for FY 2024-25 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount from the “Total” column (column (j)) of our FY 2024-25 Summary Compensation Table included in this Proxy Statement.

1.

We excluded the following approximate number of employees by jurisdiction: Turkey, 624; Austria, 560; United Arab Emirates, 541; Czech Republic, 510; Pakistan; 496; Ukraine, 407; Greece, 365; South Africa, 351; Morocco, 152; Portugal, 139; Netherlands, 137; Sweden, 120; Serbia, 61; Croatia, 49; Kazakhstan, 49; Ecuador, 46; Bulgaria, 45; Venezuela, 44; Israel, 42; Slovakia, 41; Nigeria, 32; Denmark, 26; Azerbaijan, 25; Finland, 17; Latvia, 11; Norway, 10; Dominican Republic, 8; El Salvador, 5; Honduras, 5; Kenya, 4; Bangladesh, 2; Algeria, 1; Luxembourg, 1.

2025 Proxy Statement  74

PAY VERSUS PERFORMANCE

Pay Versus Performance
As discussed in the Compensation Discussion and Analysis section above, our fundamental and overriding objective is to create value for our shareholders at leadership levels on a consistent long-term basis. The C&LD Committee approaches CEO and overall executive compensation with an emphasis on Pay for Performance through alignment of our incentive compensation program outcomes with successful execution of our business strategies. Payouts are intended to reward executives who achieve or exceed Company and business unit goals, with lower or no payouts when executives do not meet goals. Equity awards are a key component of executive compensation with the goal of driving Total Shareholder Return through the use of stock options and time-vested RSUs under the LTIP and PSUs under the PSP.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our CEO and to our other non-CEO
NEOs and certain financial performance measures of the Company for the past four fiscal years. Compensation actually paid (“CAP”), as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.
Pay Versus Performance (PVP) Table

							Value of Initial Fixed $100 Investment Based on

Year (a)	Summary Compensation Table (SCT) Total for CEO (Moeller) 1 ($) (b)	Compensation Actually Paid to CEO (Moeller) 2 ($) (c)	SCT Total for CEO (Taylor) ($) 1	Compensation Actually Paid to CEO (Taylor) 2 ($)	Average SCT Total for non-CEO NEOs 3 ($) (d)	Average Compensation Actually Paid to non-CEO NEOs 2,3 ($) (e)	P&G TSR ($) (f)	Peer Group TSR (S&P 500 Consumer Staples) 4 ($) (g)	Net Income ($B) (h)	Organic Sales Growth 5 (i)

2024-25	21,909,816	15,425,410	0	0	7,832,698	5,563,035	150.71	170.04	16.1	1.8%

2023-24	22,963,881	37,998,329	0	0	8,191,635	12,964,390	152.28	151.60	15.0	3.9%

2022-23	21,715,625	26,736,735	0	0	7,174,555	8,811,521	136.63	140.17	14.7	6.9%

2021-22	17,716,015	30,332,659	18,595,382	34,333,232	6,783,743	11,363,522	126.14	131.49	14.8	6.7%

2020-21			23,900,381	38,202,429	6,683,975	10,555,409	115.62	123.29	14.4	6.4%

(1)
Mr. Moeller served as CEO for the entirety of FY
2022-23
through FY
2024-25.
During FY
2021-22,
Mr. Taylor served 4 months as CEO and 8 months as Executive Chairman of the Board before retiring at the end of FY
2021-22.
Mr. Moeller served 8 months as CEO during FY
2021-22.
Mr. Taylor served as CEO for the entirety of FY
2020-21.

(2)	See section titled “Compensation Actually Paid Reconciliation” below for details on the CAP calculation.

(3)	The following non-CEO NEOs are included in the average compensation in columns (d) and (e) for each respective fiscal year above:

•	FY 2024-25 represented compensation for Andre Schulten, Shailesh Jejurikar, Jennifer L. Davis, and Sundar Raman

•	FY 2023-24 represented compensation for Andre Schulten, Shailesh Jejurikar, Ma. Fatima D. Francisco, and R. Alexandra Keith

•	FY 2022-23 represented compensation for Andre Schulten, Shailesh Jejurikar, Ma. Fatima D. Francisco, and R. Alexandra Keith

•	FY 2021-22 represented compensation for Andre Schulten, Shailesh Jejurikar, Ma. Fatima D. Francisco, R. Alexandra Keith, and Carolyn Tastad

•	FY 2020-21 represented compensation for Andre Schulten, Jon Moeller, Steven Bishop, Mary Lynn Ferguson-McHugh, and Shailesh Jejurikar

(4)	The peer group used for the Pay versus Performance table is the S&P 500 Consumer Staples Index (SP500.30).

(5)
In accordance with SEC rules, the Company is required to include in the Pay versus Performance table the “most important” financial performance measures (as determined by the Company) used to link compensation actually paid to our executive officers to Company performance for the most recently completed fiscal year. The Company determined that Organic Sales Growth, which is a key driver of our annual and long-term incentive payouts, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table. Organic Sales Growth is a measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. See Exhibit A for a reconciliation of Organic Sales Growth to Net Sales Growth.

The Procter & Gamble Company

PAY VERSUS PERFORMANCE

Compensation Actually Paid Reconciliation
The tables below provide the reconciliation between the equity amounts reported in the Summary Compensation Table (“SCT”) and those used to calculate CAP for both the CEO and the average of all other NEOs. As described in the Compensation Discussion and Analysis section, our NEOs receive equity awards under the PSP, LTIP, and Retirement Restoration Programs. NEOs receive PSUs in the PSP program, retirement restricted RSUs in the Retirement Restoration Program, and may select between stock options and RSUs in 25% increments in the LTIP program, except for the CEO where the C&LD Committee determines the appropriate mix of stock options and RSUs. Measurement of vested and unvested stock option awards uses the same lattice model used for financial statement reporting purposes, while PSUs are re-valued
using the same Monte-Carlo simulation used for financial statement reporting purposes.

	2024-25	2023-24	2022-23	2021-22		2020-21

Adjustments	CEO (a) (Moeller)	CEO (a) (Moeller)	CEO (a) (Moeller)	CEO (a) (Taylor)	CEO (a) (Moeller)	CEO (a) (Taylor)

Summary Compensation Table Total	21,909,816	22,963,881	21,715,625	18,595,382	17,716,015	23,900,381

(Deduct): Aggregate grant date fair value for stock awards and option awards included in the SCT (b)	(18,082,160)	(16,901,830)	(14,997,563)	(13,552,685)	(12,044,670)	(15,283,808)

Add: Fair value at fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at fiscal year end (c)	11,863,926	21,316,676	18,527,276	12,022,907	14,208,859	15,625,764

Add: Year-over-year change in fair value at fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the fiscal year end (d)	(2,924,340)	6,319,870	1,100,946	8,156,040	5,143,672	8,814,092

Add: Fair value at vesting date of Stock Awards and Options granted and vested during the fiscal year (e)	360,238	351,275	281,459	339,121	205,328	307,588

Add/(Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the fiscal year (f)	2,297,931	3,948,457	108,992	8,772,467	5,103,456	4,838,412

Add: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year (g)	0	0	0	0	0	0

(Deduct): Aggregate change in the actuarial present value of the accumulated benefit under any pension plan (h)	0	0	—	0	0	0

Add: Aggregate service cost and prior service cost for pension plans (i)	0	0	0	0	0	0

Total value of adjustments	(6,484,406)	15,034,448	5,021,110	15,737,850	12,616,645	14,302,048

CAP Amounts (as calculated)	15,425,410	37,998,329	26,736,735	34,333,232	30,332,659	38,202,429

2025 Proxy Statement

PAY VERSUS PERFORMANCE

For the “Other NEOs Average” columns below, all amounts reflect the average of the values for the applicable NEOs in each fiscal year in accordance with SEC rules.

	Other NEOs Average

Adjustments	2024-25	2023-24	2022-23	2021-22	2020-21

Summary Compensation Table Total	7,832,698	8,191,635	7,174,555	6,783,743	6,683,975

(Deduct): Aggregate grant date fair value for stock awards and option awards included in the SCT (b)	(5,565,296)	(5,256,231)	(4,441,759)	(4,432,973)	(3,893,129)

Add: Fair value at fiscal year end of awards granted during the covered fiscal year that were outstanding and unvested at fiscal year end (c)	3,562,295	6,620,680	5,502,775	5,110,606	3,934,323

Add: Year-over-year change in fair value at fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the fiscal year end (d)	(932,960)	2,152,092	494,333	2,005,209	2,432,618

Add: Fair value at vesting date of Stock Awards and Options granted and vested during the fiscal year (e)	134,817	138,791	120,064	96,519	111,647

Add/(Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the fiscal year (f)	696,732	1,315,673	(28,946)	1,800,418	1,285,975

Add: Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year (g)	0	0	0	0	0

(Deduct): Aggregate change in the actuarial present value of the accumulated benefit under any pension plan (h)	(165,250)	(198,250)	(9,500)	—	—

Add: Aggregate service cost and prior service cost for pension plans (i)	0	0	0	0	0

Total value of adjustments	(2,269,662)	4,772,755	1,636,966	4,579,779	3,871,434

CAP Amounts (as calculated)	5,563,035	12,964,390	8,811,521	11,363,522	10,555,409

a)
Mr. Moeller served as CEO for the entirety of FY
2022-23
through FY
2024-25.
David Taylor is listed as the additional CEO in FY
2021-22.
Mr. Taylor served 4 months as CEO and 8 months as Executive Chairman of the Board before retiring at the end of FY
2021-22.
Mr. Moeller served 8 months as CEO in FY
2021-22.
Mr. Taylor served as CEO for the entirety of FY
2020-21.

b)
Represents the aggregate grant date fair value as of the indicated fiscal year of the RSUs, PSUs, and options granted to the CEO, and the additional CEO in FY
2021-22,
and the average grant date fair values for the respective NEOs as applicable for each year, during such fiscal year, calculated using the same methodology used for financial statement reporting purposes.

c)
Represents the aggregate fair value as of the indicated fiscal year end of outstanding and unvested stock awards and option awards granted during such fiscal year. Stock option fair values are calculated using an industry standard lattice-based valuation model as of the measurement date, which is based on the stock price and assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. PSU fair values are calculated using the stock price and a Monte-Carlo simulation as of the measurement date, as well as a modifier for forecasted performance. RSU fair values as of the measurement date are calculated using the stock price on the measurement date plus accrued dividends. In FY
2021-22,
the additional CEO (Mr. Taylor) as well as one
non-CEO
NEO retired on June 30, 2022, and, as such, the fair value of their 2022 options, RSUs and PSUs were pro-rated
at 75% to reflect their fiscal year service and will not vest until October and August 2025, respectively.

d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested RSUs, PSUs, and options. See footnote (c) above for information about our equity valuations.

e)
Represents the aggregate fair value at vesting of RSUs, PSUs, and options that were granted and vested during the indicated fiscal year. See footnote (c) above for information about our equity valuations. Amounts in this row reflect the annual grant of RSUs under our PST Restoration Program, which is described in the Grants of Plan-Based Awards Table and footnotes. Additionally, for the CEO, an additional CEO in FY
2021-22,
and any other retirement-eligible NEOs, this row includes the portion of any current year RSUs that was withheld to pay required payroll employment tax (FICA/Medicare) obligations (and income taxes due on the amounts withheld) due in connection with the executive qualifying as retirement-eligible during the applicable year.

f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each RSU, PSU and option t
hat
was granted in a prior fiscal year and which vested during the indicated fiscal year. See footnote (c) above for information about our equity valuations.

g)	No amounts were required to be reported for any CEO, additional CEO, or other NEO.

h)	Represents the aggregate change in the actuarial present value of the accumulated benefit under pension plans.

i)
There are no service costs or prior service costs for any of the CEO or the other NEOs. The applicable executives earned pensions in their home country but have been localized to the United States. As such, they are no longer earning benefits in their home country pension plans.

The Procter & Gamble Company

PAY VERSUS PERFORMANCE

Relationship between CAP and Performance (PvP)
The graphs below provide a visual perspective of the link between the CAP of our
C
EO and other NEOs for each of the last four years to: (1) TSR of P&G; (2) P&G’s GAAP Net Income; and (3) P&G’s Organic Sales Growth. In addition, the first graph provides a visual comparison of the TSR of P&G and the TSR of the S&P 500 Consumer Staples Index. Our incentive programs are strongly designed to closely link pay outcomes to Company performance by paying based on results versus our annual and three-year financial goals as well as performance relative to our competitive pe
ers, as outlined in the Compensation Discussion and Analysis section of this pr
o
xy statement.

2025 Proxy St
ate
ment

PAY
VERSUS
PERFORMANCE

Pay Versus Pe
rf
ormance Alignment to Financial Metrics
The following table shows the financial metrics that are most important in linking compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year. These metrics are included in our short- and/or long-term incentive programs, STAR, and PSP, as detailed in the Compensation Discussion and Analysis section above:

Financial Metrics

Organic Sales Growth

Core EPS Growth

Relative Organic Sales Growth

Constant Currency Before Tax Operating Profit

Free Cash Flow Productivity

Relative TSR

The Procter & Gamble Company

BENEFICIAL OWNERSHIP

Beneficial Ownership

Security Ownership of Management and Certain Beneficial Owners

The following table shows all entities that are the beneficial owners of more than 5% of any class of the Company’s voting securities:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature	Percent of Class[3]

Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	155,762,299[1]	6.65%

Common	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	224,920,035[2]	9.60%

(1)

Based on information as of December 31, 2023, contained in a Schedule 13G/A filed with the SEC on January 29, 2024, by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has (i) sole power to vote or direct to vote with respect to 139,978,441 shares, and (ii) sole dispositive power with respect to 155,762,299 shares.

(2)

Based on information as of December 29, 2023, contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has (i) sole power to vote or direct to vote with respect to 0 shares, (ii) shared voting power with respect to 2,983,847 shares, (iii) sole dispositive power with respect to 214,512,982 shares, and (iv) shared dispositive power with respect to 10,407,053 shares.

(3)	Percentage calculated based on 2,341,993,872 shares of common stock outstanding as of June 30, 2025.

2025 Proxy Statement  80

BENEFICIAL OWNERSHIP

The following tables and footnotes provide information regarding the ownership of the Company’s common stock and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each NEO, and all Directors and executive officers as a group on June 30, 2025:

COMMON STOCK
Number of Shares/Options

	Amount and Nature of Beneficial Ownership

Name	Direct[1] and Profit Sharing Plan[2]	Right to Acquire[3]	Trusteeships and Family Holdings[4]	Total	Percent of Class	Restricted Stock Units[5]

B. Marc Allen				—		9,399

Craig Arnold				—		511

Brett Biggs				—		3,806

Sheila Bonini				—		2,920

Amy L. Chang				—		15,381

Jennifer L. Davis	59,188	191,492		250,680	[6]	11,447

Shailesh Jejurikar	3,000	670,977	37,606	711,583	[6]	15,097

Joseph Jimenez	12,468			12,468	[6]	21,190

Christopher Kempczinski				—		8,909

Debra L. Lee				—		7,743

Terry J. Lundgren	3,201		530	3,731	[6]	39,692

Christine M. McCarthy				—		14,611

Ashley McEvoy	1,009			1,009	[6]	2,627

Jon R. Moeller[7]	268,465	580,644		849,108	[6]	91,726

Robert J. Portman				—		3,349

Sundar Raman	37,974	238,677		276,651	[6]	3,594

Andre Schulten	14,168	154,686		168,853	[6]	31,674

Rajesh Subramaniam				—		4,643

Patricia A. Woertz	1,660			1,660	[6]	49,332

27 Directors and executive officers, as a group	684,450	3,953,209	39,059	4,676,718	0.199%	487,547

(1)

Includes unrestricted common stock over which each Director or executive officer has sole voting and investment power and restricted common stock over which they have voting power but no investment power (until restrictions lapse).

(2)

Shares of common stock are allocated to individual accounts of executive officers under the PST Plan. PST Plan participants are the beneficial owners of the shares of common stock in their individual accounts and, subject to limitations provided by the PST Plan and by ERISA, participants have sole discretion as to investment of the shares. Participants direct the Trustees how to vote such shares in their individual accounts. The PST Plan Trustees vote such shares in accordance with instructions received from participants, unless the Trustees determine that they are required under ERISA to vote the shares in another manner. To the extent that the Trustees do not receive instructions for voting allocated shares of common stock in the PST Plan, the Trustees will vote such shares in direct proportion to the shares for which the Trustees received instructions from participants. This amount also includes, if applicable, shares of common stock are held in the individual accounts of executive officers who purchased such shares as participants under the Procter & Gamble International Stock Ownership Plan (“ISOP”). ISOP participants are the owners of the shares of common stock in their individual accounts and have sole voting and investment power.

(3)

Total includes stock options that have vested or will vest within 60 days, common stock pursuant to the PST that will be allocated to personal accounts of executive officers within 60 days, PSP awards (as described beginning on page 47) that will deliver as common stock in August 2025, any Restricted Stock that will vest within 60 days, and any RSUs that will deliver as common stock within 60 days. The total does not include the final payment of dividend equivalents that took place on August 15, 2025, on PSP awards that will deliver as common stock in August.

(4)

This column includes shares in which voting and/or investment powers are shared. It also includes shares indirectly held through family members who reside in the household of the Director or officer, other than family members who are or were employed by the Company and are therefore included in the direct ownership columns for each NEO, as applicable.

81  The Procter & Gamble Company

BENEFICIAL OWNERSHIP

(5)

RSUs represent the right to receive unrestricted shares of common stock upon the lapse of restrictions, at which point the holders will have a non-forfeitable right to delivery of common stock on a specific date in the future. Total includes RSUs that will not deliver as common stock within 60 days and any PSP awards that will deliver as RSUs in August 2025. RSUs that will not deliver within 60 days of the record date are not considered “beneficially owned” because holders are not entitled to voting rights or investment control until the shares are delivered. RSUs that will deliver within 60 days are listed in the “Right to Acquire” column.

(6)	Less than .036% for any one Director or NEO.

(7)	Totals include shares and stock options indirectly held by Mr. Moeller through his spouse, who was previously employed by the Company.

SERIES A ESOP CONVERTIBLE

CLASS A PREFERRED STOCK*

NUMBER OF SHARES

	Amount and Nature of Beneficial Ownership

Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series

Jennifer L. Davis	4,352		[2]

Shailesh Jejurikar	1,001		[2]

Jon R. Moeller	7,586		[2]

Sundar Raman	2,062		[2]

Andre Schulten	1,631		[2]

27 Directors and executive officers, as a group	51,320		[2]

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599, Cincinnati, Ohio 45201-0599 (R. L. Antoine, M. Riant and R. C. Stewart, Trustees)		3,200[3]

*	No non-employee Director owns any Series A ESOP Convertible Class A Preferred Stock.

(1)

Shares of Series A ESOP Convertible Class A Preferred Stock (“Preferred A Shares”) allocated to individual accounts of executive officers under the PST Plan. PST Plan participants are the beneficial owners of the Preferred A Shares in their individual accounts. Participants direct the Trustees how to vote such shares in their individual accounts and, subject to limitations provided by the PST Plan and by ERISA, participants have sole discretion as to investment of the shares. The PST Plan Trustees vote such shares in accordance with instructions received from participants, unless the Trustees determine that they are required under ERISA to vote the shares in another manner. To the extent that the Trustees do not receive instructions for voting allocated Preferred A Shares in the PST Plan, the Trustees will vote such shares in direct proportion to the Preferred A Shares for which the Trustees received instructions from participants. In the event of a bona fide offer (including, but not limited to, a tender offer), the Trustees shall only dispose of allocated Preferred A Shares in the PST Plan to the extent the Trustees receive instructions from participants for such disposition.

(2)

Less than 0.25% for any NEO and for the Directors and executive officers, as a group; by the terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

(3)

Unallocated shares. The voting of unallocated Preferred A Shares is governed by the terms of the PST Plan, which provides that the PST Plan Trustees shall vote such shares under the PST Plan in direct proportion to the Preferred A Shares for which the Trustees received instructions from participants for voting allocated Preferred A Shares, unless the Trustees determine that they are required under ERISA to vote the shares in another manner.

2025 Proxy Statement  82

BENEFICIAL OWNERSHIP

SERIES B ESOP CONVERTIBLE

CLASS A PREFERRED STOCK

NUMBER OF SHARES

	Amount and Nature of Beneficial Ownership

Name	Profit Sharing Plan[1]	Trusteeships	Percent of Series

27 Directors and executive officers, as a group	0		[1]

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan P.O. Box 599, Cincinnati, Ohio 45201-0599 (R.L. Antoine, M. Riant and R.C. Stewart, Trustees)		14,724,713[2]

(1)	No NEO, executive officer, or Director holds any shares of Series B ESOP Convertible Class A Preferred Stock (“Preferred B Shares”).

(2)

Unallocated shares. The voting of unallocated Preferred B Shares is governed by the terms of the PST Plan, which provides that the PST Plan Trustees shall vote such shares under the PST Plan in direct proportion to the Preferred B Shares for which the Trustees received instructions from participants for voting allocated Preferred B Shares, unless the Trustees determine that they are required under ERISA to vote the shares in another manner. In the event of a bona fide offer (including, but not limited to, a tender offer), the Trustees shall dispose of unallocated Preferred B Shares in the PST Plan in direct proportion to the Preferred B Shares in the PST Plan for which the Trustees received instructions from participants for such disposition, unless the Trustees determine that they are required under ERISA to dispose of the shares in another manner.

83  The Procter & Gamble Company

AUDIT COMMITTEE REPORT

Audit Committee Report

Report of the Audit Committee

Each member of the Audit Committee is an independent Director as determined by the Board of Directors, based on the NYSE listing standards and the Board’s own Independence Guidelines. Each member of the Committee also satisfies the SEC’s additional independence requirement for members of audit committees. The Board of Directors has determined that Mr. Biggs, Ms. McCarthy, and Ms. Woertz meet the criteria for “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that all Audit Committee members are financially literate. See page 24 for further detail on Audit Committee composition.

As noted previously in the proxy statement, the Audit Committee’s work is guided by a charter, which can be found in the corporate governance section of the Company’s website at www.pg.com. The Audit Committee has the responsibilities set forth in its charter with respect to:

•	Accounting, financial reporting, and disclosure processes, and adequacy of systems of disclosure and internal control established by management;

•	Quality and integrity of the Company’s financial statements;

•	Company’s compliance with legal, tax, and regulatory requirements;

•	Company’s overall risk management profile;

•	Independent registered public accounting firm’s qualifications and independence;

•	Performance of the Company’s internal audit function and the independent auditor;

•	Performance of the Company’s ethics and compliance function; and

•	Preparing this annual Report of the Audit Committee to be included in the Company’s proxy statement.

Management has the Company’s primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements, and for the public reporting process. Deloitte & Touche LLP, the Audit Committee-appointed independent registered public accounting firm for the fiscal year ended June 30, 2025, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

In its role of financial reporting oversight, the Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the year ended June 30, 2025, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In this context, the Committee met 8 times (including meetings to discuss quarterly results) during the fiscal year ended June 30, 2025. The Committee has reviewed with Deloitte & Touche LLP matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee has discussed various matters with Deloitte & Touche LLP related to the Company’s consolidated financial statements, including critical accounting policies and practices used, alternative treatments for material items that have been discussed with management, and other material written communications between Deloitte & Touche LLP and management. The Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with Deloitte & Touche LLP its independence from the Company and its management. In addition, the Committee has received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the NYSE listing standards. The Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company’s financial statements and internal controls over financial reporting. The Committee has implemented a formal pre-approval process for non-audit fee spending, and it seeks to limit this spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on financial statement review and evaluation. A copy of this pre-approval process is attached to this proxy statement as Exhibit B.

Based on the considerations referred to above, the Committee recommended to our Board of Directors that the audited financial statements for the year ended June 30, 2025 be included in our Annual Report on Form 10-K for fiscal year 2025 and selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2026. This report is provided by the following independent Directors, who constitute the Committee:

Christine M. McCarthy, Chair

B. Marc Allen

Craig Arnold

Brett Biggs

Christopher Kempczinski

Patricia A. Woertz

2025 Proxy Statement  84

AUDIT COMMITTEE REPORT

Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended June 30, 2025. The Audit Committee was responsible for determination and approval of audit fees primarily based on audit scope, with consideration of audit team skills and experiences.

Pursuant to rules of the SEC, the fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), are disclosed in the table below:

Fees Paid to Deloitte

(Dollars in Thousands)

	FY 2023-24 ($)	FY 2024-25 ($)

Audit Fees	27,360	27,804

Audit-Related Fees	2,419	2,499

Tax Fees	245	118

Subtotal	30,024	30,421

All Other Fees	420	441

Deloitte Total Fees	30,444	30,862

Services Provided by Deloitte

All services provided by Deloitte are permissible under applicable laws and regulations. The Company has adopted policies and procedures for pre-approval of services by Deloitte as described in Exhibit B to this proxy statement. The fees paid to Deloitte shown in the table above were all pre-approved in accordance with these procedures and include:

1)

Audit Fees: These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-Related Fees: These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit and compensation plan audits; due diligence related to mergers and acquisitions; other attestations by Deloitte, including those that are required by statute, regulation, or contract; and consulting on financial accounting/reporting standards and controls.

3)

Tax Fees: These are fees for professional services performed by Deloitte with respect to tax compliance and tax returns. This includes review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning/tax audit assistance; and tax work stemming from “Audit-Related” items.

4)

All Other Fees: These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions. The fees cover training programs, consulting, and various subscriptions and local engagements that are permissible under applicable laws and regulations including tax filings for individual employees included in the Company expatriate program.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements. The Committee also concluded that Deloitte’s provision of audit and non-audit services to the Company and its affiliates is compatible with Deloitte’s independence.

85  The Procter & Gamble Company

BOARD PROPOSALS

Board Proposals

ITEM 1.

ELECTION OF DIRECTORS

See pages 7-17 of this proxy statement.

The Board of Directors recommends a vote FOR each of the Director nominees.

ITEM 2.

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit the Company’s financial statements. In order to assure continuing audit independence and objectivity, the Audit Committee will periodically consider whether there should be a rotation of the independent external audit firm. In accordance with the SEC-mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is also involved in the selection of the external audit firm’s lead engagement partner.

The Audit Committee selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending June 30, 2026. Deloitte & Touche LLP was our independent registered public accounting firm for the fiscal year ended June 30, 2025. The members of the Audit Committee and Board believe that the retention of Deloitte & Touche LLP to serve as the Company’s independent external auditor is in the best interest of the Company and its shareholders. In the course of these reviews, the Audit Committee considers, among other things: external auditor capability; effectiveness and efficiency of audit services; results from periodic management and Audit Committee performance assessments; and appropriateness of fees in the context of audit scope. The Audit Committee also reviews and approves non-audit fees.

Deloitte & Touche LLP representatives are expected to attend the 2025 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by the Company’s Code of Regulations, the By Laws of the Board of Directors, or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. The Board will take into consideration the shareholder vote, but the Audit Committee, in its discretion, may retain Deloitte & Touche LLP or select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends a vote FOR the following resolution:

RESOLVED, That action by the Audit Committee appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2026 is hereby ratified, confirmed, and approved.

2025 Proxy Statement  86

BOARD PROPOSALS

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

Our executive compensation program pays for performance, supports our business strategies, discourages excessive risk-taking, makes us competitive with other multinational corporations for top talent, and aligns our executives’ interests with the long-term interests of our shareholders. In 2024, shareholders approved the compensation paid to the NEOs with a FOR vote of 90.65%.

Our Compensation Discussion & Analysis, which begins on page 40 of this proxy statement, describes in detail the components of our executive compensation program and the process by which our Board makes executive compensation decisions. Highlights of our program include the following:

•

Consistent with our pay-for-performance philosophy, approximately 89% of the four main components of NEO compensation (Salary, STAR, LTIP, and PSP) for all NEOs in total is tied to Company performance;

•	Multiple performance metrics are utilized to discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of others;

•	Substantial stock ownership requirements ensure that our senior executives maintain a significant stake in our long-term success;

•	Equity plans prohibit re-pricing and backdating of stock options;

•

Recoupment policies allow (and in some cases, require) recovery of certain compensation payments and proceeds from stock transactions from executives in the event of a restatement of financial results for any reason or for a violation of certain stock plan or award agreement provisions;

•	We do not grant equity awards that vest immediately solely on account of a change in control;

•	We do not execute employment agreements with executives that contain special severance payments such as golden parachutes;

•	We do not provide gross-ups to cover personal income taxes that pertain to executive or severance benefits; and

•	We do not provide special executive retirement programs.

We design our compensation programs to motivate our executives to win during tough economic times and to achieve our fundamental and overriding objective—to create value for our shareholders at leadership levels on a consistent basis.

This vote is non-binding; however, we highly value the opinions of our shareholders. Accordingly, the Board and the C&LD Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions. We currently expect to hold our advisory vote on executive compensation annually, and the next vote is expected to be at our 2026 Annual Meeting.

The Board of Directors recommends a vote FOR the following resolution:

RESOLVED, That the compensation paid to the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.

87  The Procter & Gamble Company

BOARD PROPOSALS

ITEM 4.

APPROVAL OF THE PROCTER & GAMBLE 2025 STOCK AND INCENTIVE COMPENSATION PLAN

On August 12, 2025, the Board of Directors approved for submission to the shareholders The Procter & Gamble 2025 Stock and Incentive Compensation Plan (the “2025 Plan” or “Plan”), as set forth in Exhibit C to this proxy statement.

The 2025 Plan replaces The Procter & Gamble 2019 Stock and Incentive Compensation Plan (the “2019 Plan”), which was approved by the Board of Directors on August 13, 2019 and approved by shareholders at the annual meeting held on October 8, 2019 with 91.9% support.

The Board recommends that shareholders support the 2025 Plan for the following reasons:

1.

The purpose of the Plan is to strengthen the alignment of interests between those employees and non-employee Directors of the Company and its subsidiaries who are largely responsible for the success of the business, and the Company’s shareholders. This is achieved through increased ownership of the Company’s common stock and equity incentives tied to key financial and operational metrics, sustained dividends, and stock price appreciation. The Plan also encourages participants to remain in the employ of the Company and its subsidiaries.

2.

The 2025 Plan requests 175 million stock option shares (equivalent to 35 million full value shares), which is similar to the 2019 Plan. P&G’s historic annual burn rate is consistent with that of our Peer Group at approximately 0.5%.

3.	The 2025 Plan reflects best practices in granting equity compensation:

Administered by the Compensation & Leadership Development Committee, which is made up entirely of independent Directors.

Double Trigger. Time-based equity awards do not vest solely on account of a change-in-control (requires a qualifying termination following a change-in-control).

No re-pricing or backdating of stock options.

No discounted stock options or stock appreciation rights.

Awards are subject to forfeiture and clawback for violation of certain policies and award agreement terms.

No liberal share counting. The 2025 Plan does not allow for reuse of shares tendered, exchanged or withheld to cover option exercise costs, any award shares withheld to cover taxes, and all shares underlying an award of stock appreciation rights once such stock appreciation rights are exercised.

No payment of dividends or dividend equivalents on unvested awards.

The Board of Directors recommends a vote FOR the following resolution:

RESOLVED, That The Procter & Gamble 2025 Stock and Incentive Compensation Plan, as set forth in Exhibit C to this proxy statement, is hereby approved and authorized.

2025 Proxy Statement  88

BOARD PROPOSALS

Burn Rate and Dilution

To ensure our equity incentive plans are in the best interest of the Company and our shareholders, we regularly review our burn rate and overhang for consistency with our compensation peer group and to make certain our Plan strikes the appropriate balance for our shareholders.

BURN RATE

The burn rate is the annual rate at which a company grants equity. The simple burn rate counts both stock options and full value shares as one share over the course of one year. Our historical annual burn rates have been consistently in line with burn rates at our compensation peer companies, indicating good stewardship of equity in our incentive programs.

Fiscal year	Simple Burn Rate

2020-2021	0.56%

2021-2022	0.68%

2022-2023	0.51%

2023-2024	0.46%

2024-2025	0.44%

OVERHANG

Overhang, or dilution, is equal to the number of shares subject to outstanding equity awards plus the number of shares available to be granted, divided by shares of common stock outstanding at the end of the fiscal year. This number can be an indication of potential shareholder dilution. Our current overhang of approximately 6.9% is slightly higher than our compensation peer group, primarily due to employees holding their stock option awards for a much longer period than typical. Our employees hold option awards on average eight to nine years before exercising. We view this as a vote of confidence of our employees in the long-term success of the Company.

If shareholders approve the 2025 Plan, the issuance of 175 million fungible shares under the 2025 Plan would increase our total potential dilution rate by 7.5% to 14.4%. This number decreases as awards vest and/or settle, and when stock options are exercised.

Actual dilution will depend on several factors, the most important of which is the type of awards made under the 2025 Plan. This is because the 2025 Plan uses a fungible share pool, under which each share issued pursuant to a stock option or SAR will reduce the number of shares available under the 2025 Plan by one share, and each share issued pursuant to full-value awards to be settled in shares will reduce the number of shares available by five shares.

EXPECTED PLAN DURATION

Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan combined with the shares remaining from the 2019 Plan will be sufficient to provide awards for up to ten years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.

89  The Procter & Gamble Company

BOARD PROPOSALS

Summary of the 2025 Plan

The following is a summary of the basic features of the 2025 Plan. For additional information, please refer to the specific provision of the full text of the 2025 Plan set forth in Exhibit C to this proxy statement.

ADMINISTRATION

The Compensation & Leadership Development Committee (the “C&LD Committee” or the “Committee”) will administer the Plan. The Committee has the authority to:

•	Select the Plan participants;

•	Grant awards;

•	Determine the amounts and form of award grants;

•	Impose restrictions, terms, and conditions upon awards, including performance metrics and related targets;

•	Make determinations necessary for administering the Plan;

•	Establish administrative regulations consistent with the Plan;

•	Amend the Plan or any award agreement consistent with the Plan;

•	Establish any sub-plans or special provisions applicable to awards granted outside the U.S.; and

•	Designate employees of the Company to assist in the administration and operation of the Plan.

Please refer to the 2025 Plan in Exhibit C for a full description of the Committee’s authority.

ELIGIBILITY

The participants in the Plan shall be non-employee Directors and those employees who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial manner to the success of the Company. This currently includes 14 non-employee Directors and approximately 6,800 employees, or approximately 6% of the Company’s key managers who receive awards on an annual basis. Also included are 45,000 employees currently eligible for cash bonuses who can elect to take all or part of their bonuses in stock options issued pursuant to the Plan. Of these 45,000 employees, approximately 10%, or 4,500, elect to take some or all of their annual bonus in stock options.

SHARES AVAILABLE AND INDIVIDUAL AWARD LIMITS

The Plan permits the award of up to 175 million new stock option shares. In addition, the shares remaining under the 2019 Plan may be awarded under the 2025 Plan.

All stock options and SARs granted under the Plan shall be counted against the aggregate number of shares on a one-for-one basis while all other full-value awards to be settled in shares shall be counted as five (5) shares for each share awarded. The 5:1 ratio means that only 35 million new shares could be awarded as full value shares or up to 175 million shares if all awards were granted as stock options. The maximum value of shares with respect to which awards may be granted to any non-employee Director in any calendar year shall not exceed $1 million. The maximum number of shares with respect to which stock options or SARs may be granted to any employee participant in any calendar year shall be 2,000,000 shares. For any awards other than stock options or SARs and that are denominated in shares, the maximum aggregate number of shares that may be delivered pursuant to such awards granted in any calendar year shall be 400,000 shares for any employee participant. For any awards that are denominated in cash, the maximum aggregate amount of cash that may be paid with respect to all such awards granted to an employee participant in any calendar year shall be $20 million. No more than 100,000,000 shares shall be available for delivery with respect to Incentive Stock Options (as defined in the 2025 Plan). The share maximums and share limits described above are subject to adjustment for any changes in the Company’s equity structure, such as a stock split, or in the event of a corporate transaction.

2025 Proxy Statement  90

BOARD PROPOSALS

TYPES OF AWARDS

Common Stock, Restricted Stock Units (RSUs), Performance Stock Units (PSUs), and Restricted Stock. The Committee may grant common stock, restricted shares, PSUs, or RSUs to participants. In doing so, the Committee, in its discretion, may impose conditions (including performance conditions) or restrictions on the award. These awards may, in the Committee’s discretion, accrue dividends or dividend equivalents, which shall be subject to the same conditions, restrictions, and vesting terms as the underlying award and shall only be paid at the same time as the underlying award. The Committee may also authorize participants the right to elect to convert all or a portion of cash received into common stock, RSUs, or restricted stock.

Nonstatutory and Incentive Stock Options. All stock options must have a maximum life of no more than ten years from the date of grant, and no options may be exercisable within one year from the date of grant except in the case of death of the recipient. At the time of grant, the Committee shall establish the exercise price for any stock option. In no event shall the exercise price be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant. Stock options may only be exercised by the recipient, except in the event of legal incompetence of the recipient (where the recipient’s legally appointed guardian may exercise the stock option) or in the event the Committee approves transfer of a stock option. All unexercised stock options granted to a recipient who ceases to be an employee or Director of the Company or any of its subsidiaries are subject to the provisions of the award agreement governing the right to exercise following the participant’s termination of employment or directorship. In the event of a recipient’s death, stock options may be exercised by the recipient’s beneficiary as designated by the laws of will and descent.

Stock Appreciation Rights (SARs). A SAR offers the recipient the right to receive payment for the difference (spread) between the exercise price of the SAR and the market value of the Company’s common stock at the time of redemption. The Company’s primary purpose for granting SARs has been to provide some of the incentive benefits of stock options to key international managers resident in those few countries where tax and other requirements make granting stock options less attractive or not possible. SARs are generally subject to the same limitations and restrictions regarding exercise, transfer, and forfeiture as stock options. At this time, the Company does not grant SARs to any employees.

CONDITION OF AWARDS

All awards granted under the Plan are subject to all recovery, recoupment, clawback and/or other forfeiture policies maintained by the Company, including the Company’s Dodd-Frank Recoupment Policy and the Company’s Senior Executive Recoupment Policy. In addition, the Committee may impose additional clawback or recoupment provisions in an award agreement or policy as the Committee determines.

Conditions may be established by the Committee, in consideration of the granting of an award under the terms of the Plan, and each participant must agree to any and all restrictions set forth in the applicable award agreement. Such conditions may include, but are not limited to, the following: 1) restrictions against engaging in competitive employment with the Company (to the extent permitted by applicable law); 2) restrictions against solicitation of Company employees to work elsewhere and solicitation of business from the Company’s customers, suppliers, or partners (to the extent permitted by applicable law); 3) prohibiting participants from taking action significantly contrary to the best interests of the Company; and 4) prohibiting disclosure of the Company’s trade secrets or confidential information.

ADDITIONAL INFORMATION

Term. The 2025 Plan term is 10 years from the date of shareholder approval.

Amendment. The Board may repeal or amend the Plan except that no such amendment can increase the aggregate number of shares subject to the Plan, reduce the option price of an outstanding option, reduce the grant price of an outstanding SAR, or alter the persons eligible to participate in the Plan. The Board will not make any amendments for which shareholder approval is required by federal or state law or regulation or the rules of the New York Stock Exchange.

91  The Procter & Gamble Company

BOARD PROPOSALS

Minimum Vesting Requirements. Equity-based awards granted under the Plan generally may fully vest no earlier than one year after the grant date, subject to specified exceptions.

Treatment of Awards upon Change in Control. Upon a change in control (as defined in the Plan), if the successor does not assume the awards under the Plan, stock options and SARs vest immediately, any conditions or restrictions on common stock, restricted stock, or RSUs lapse, and any performance-based Awards shall be deemed to be satisfied based on actual performance if such performance is determinable in the judgment of the C&LD Committee and based on target level performance if actual performance is not determinable. If the successor does assume the awards but a participant is involuntarily terminated within two years for reasons other than cause or a participant terminates their employment for good reason, stock options and SARs vest immediately, and any conditions or restrictions on common stock, restricted stock, RSUs, or performance-based awards lapse.

Market Price. On August 15, 2025, the average of the high and low market prices of the Company’s common stock on the New York Stock Exchange was $154.91 per share.

Registration with the SEC. Subject to shareholder approval of this proposal, the Company intends to file with the SEC a registration statement on Form S-8 covering the shares reserved for issuance under the 2025 Plan.

Awards granted under the 2025 Plan will be subject to the C&LD Committee’s discretion, and the C&LD Committee has not determined future awards or who might receive them. As a result, the benefits that will be awarded under the 2025 Plan are not determinable at this time. No awards have been made under the 2025 Plan that are contingent upon approval of the 2025 Plan by the shareholders.

U.S. Federal Income Tax Consequences

The following is a general discussion of the federal income tax consequences of awards made under the 2025 Plan based on tax law currently in effect. Non-U.S. and state and local tax consequences may vary. The information is provided for shareholders considering how to vote on this proposal and is not tax guidance to participants. Compensation, including vesting or exercise of any equity awards, in excess of $1,000,000 per year paid to certain covered employees and former employees will generally not be deductible by the Company.

Restricted Stock Units. RSUs are taxable to the recipient as ordinary income when the stock or cash is payable to the recipient, even if the RSUs become non-forfeitable at an earlier date. Dividend equivalents that accumulate before the RSU is payable are paid and taxable when the RSUs become payable. The Company is not entitled to a deduction until the stock or cash is payable.

Restricted Stock. Unless a participant has made an election under Section 83(b) of the Internal Revenue Code to be taxed at grant, restricted stock is taxable as ordinary income in the taxable year in which the restrictions lapse. At that time, the participant will have taxable ordinary income and the Company will be entitled to a deduction. The amount subject to taxation (and deductible by the Company) is the fair market value of the shares reduced by any amount paid for the shares. Any accumulated dividends are also subject to taxation (and deductible by the Company) when the restrictions lapse.

Common Stock. Common stock is taxable to the recipient as ordinary income when the stock is granted to the recipient. The Company is entitled to a deduction in the year the stock is granted.

Nonstatutory Stock Options. Nonstatutory stock options are not taxable to the participant at grant, and the Company will not be entitled to a deduction at that time. A participant will have taxable ordinary income on the date of exercise of the option in an amount that will be equal to the difference between the market price of the optioned shares on the date of exercise and the exercise price. The Company will be entitled to a corresponding deduction at that time.

2025 Proxy Statement  92

BOARD PROPOSALS

Incentive Stock Options. Incentive stock options are generally not taxable to the participant at grant or exercise if the participant has continuously been an employee from the time of the grant until at least three months before exercise. However, the spread at exercise is an “adjustment” item for alternative minimum tax purposes. Any gain realized on the sale or other disposition of stock acquired on exercise of an incentive stock option is considered as long-term capital gain for tax purposes if the participant disposes of the stock more than two years after the date the option was granted and more than one year after the date of exercise of the option. If the stock is disposed of within two years after grant or one year after exercise, the lesser of any gain on such disposition or the spread at exercise (i.e., the excess of the fair market value of the stock on the date of exercise over the exercise price) is treated as ordinary income, and any appreciation after the date of exercise is considered long-term or short-term capital gain depending on the holding period prior to sale. The Company is generally not entitled to a deduction with respect to an incentive stock option, except to the extent of any ordinary income recognized upon disposition of stock.

Stock Appreciation Rights. Like nonstatutory stock options, SARs are not taxable to the recipient at grant but will result in taxable ordinary income on the date of exercise equal to the amount paid to the recipient, i.e., the difference between the value of the shares on the date of exercise and the exercise price. Similarly, the Company will be entitled to a deduction when the SARs are exercised.

Additional Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2025. The table includes the following plans: The Procter & Gamble 1992 Stock Plan; The Procter & Gamble 2001 Stock and Incentive Compensation Plan; The Procter & Gamble 2003 Non-Employee Directors’ Stock Plan; The Procter & Gamble 2009 Stock and Incentive Compensation Plan; The Procter & Gamble 2014 Stock and Incentive Compensation Plan; and The Procter & Gamble 2019 Stock and Incentive Compensation Plan. There are no outstanding awards under equity compensation plans not approved by security holders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders

Stock Options/Stock Appreciation Rights	96,633,659	$120.9524		(1)

Restricted Stock Units (RSUs)/Performance Stock Units (PSUs)	6,677,267	N/A		(1)

TOTAL	103,310,926	$120.9524	(2)

(1)

Of the plans listed above, only The Procter & Gamble 2019 Stock and Incentive Compensation Plan (the “2019 Plan”) allows for future grants of securities. The maximum number of shares that may be granted under this plan is 187 million shares. Stock options and stock appreciation rights are counted on a one-for-one basis while full value awards (such as RSUs and PSUs) are counted as five shares for each share awarded. Total shares available for future issuance under the 2019 Plan is 58 million.

(2)	Weighted average exercise price of outstanding options and stock appreciation rights only.

93  The Procter & Gamble Company

SHAREHOLDER PROPOSAL

Shareholder Proposal

ITEM 5.

SHAREHOLDER PROPOSAL REQUESTING ADDITIONAL REPORTING ON PLASTIC PACKAGING

As You Sow, owner of approximately 248 shares of P&G common stock, is the proponent of the following shareholder proposal.

Sustainable Packaging Policies for Flexible Plastics

WHEREAS: Without immediate and sustained new commitments throughout the plastics value chain, annual flows of plastics into oceans could nearly triple by 2040.1 The growing plastic pollution crisis poses increasing risks to Procter & Gamble. Corporations could face an annual financial risk of approximately $100 billion should governments require them to cover the waste management costs of packaging they produce.2 Governments around the world are increasingly enacting such policies, including five new state laws that impose fees on corporations for single-use plastic (SUP) packaging.3 The European Union has banned ten SUP pollutants and taxed some non-recycled plastic packaging.4 A French law requires 10% of packaging be reusable by 2027 and Portugal requires 30% reusable packaging by 2030.5 Additionally, consumer demand for sustainable packaging is increasing.6

Pew Charitable Trusts’ groundbreaking study, Breaking the Plastic Wave (“Pew Report”), concluded that improved recycling alone is insufficient to address plastic pollution—instead, recycling must be coupled with reductions in use, materials redesign, and substitution.7 The Pew Report finds that the greatest opportunity to reduce or eliminate plastic lies with flexible plastic packaging—thin, disposable plastic often used to package food, laundry, and beauty and home care products. This packaging is virtually unrecyclable in America. With innovation, redesign, and substitution, 26 million metric tons of flexibles can be avoided globally.8

The Pew Report finds that reducing plastic use is the most viable solution from environmental, economic, and social perspectives, yet broad corporate and stakeholder alignment on flexible packaging solutions is lacking.9

Despite its stated commitments to sustainable packaging, approximately 19% of P&G’s packaging remains in flexible packaging.10 In the absence of immediate action to eliminate flexibles by robustly engaging in research and expansion of reusable packaging, P&G will fail to meet its 2030 packaging goals. P&G lags in its goal to reduce virgin plastic by 50% by 2030, with total corporate virgin plastic use increasing 3% in 2020-2021.11

Our Company could avoid regulatory, environmental, and competitive risks by adopting a comprehensive approach to addressing flexible plastic packaging use at scale.

BE IT RESOLVED: Shareholders request that the Board issue a report, at reasonable expense and excluding proprietary information, describing how P&G could address flexible plastic packaging in alignment with the findings of the Pew Report, or other authoritative sources, to reduce its contribution to plastic pollution.

[1]	https://www.pewtrusts.org/-/media/assets/2020/10/breakingtheplasticwave_mainreport.pdf
[2]	https://www.pewtrusts.org/-/media/assets/2020/10/breakingtheplasticwave_mainreport.pdf
[3]	https://www.packworld.com/sustainable-packaging/recycling/article/22922253/ameripen-shares-key-lessons-from-early-epr-adopters
[4]	https://environment.ec.europa.eu/topics/plastics/single-use-plastics_en
[5]	https://www.greenpeace.org/international/story/51843/plastics-reuse-and-refill-laws
[6]	https://www.shorr.com/resources/blog/the-2022-sustainable-packaging-consumer-report/
[7]	https://www.pewtrusts.org/-/media/assets/2020/10/breakingtheplasticwave_mainreport.pdf
[8]	https://www.pewtrusts.org/-/media/assets/2020/10/breakingtheplasticwave_mainreport.pdf
[9]	https://www.pewtrusts.org/-/media/assets/2020/10/breakingtheplasticwave_mainreport.pdf
[10]	https://files.worldwildlife.org/wwfcmsprod/files/Publication/file/4urk9obdqa_WWF_Transparent_2023_FINAL_12.08.23.pdf, p. 73
[11]	https://files.worldwildlife.org/wwfcmsprod/files/Publication/file/4urk9obdqa_WWF_Transparent_2023_FINAL_12.08.23.pdf, p. 65

2025 Proxy Statement  94

SHAREHOLDER PROPOSAL

SUPPORTING STATEMENT: The report should, at Board discretion:

•	Assess the reputational, financial, and operational risks associated with continuing to use non-recyclable plastic packaging while plastic pollution grows;

•	Evaluate feasible actions to achieve fully recyclable packaging including elimination and accelerated research into innovative reusable substitution; and

•	Describe opportunities to pre-competitively work with peers to research and develop reusable packaging as an alternative to single-use packaging.

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

P&G’s objective is to deliver balanced top- and bottom-line growth while serving the needs of all stakeholders – consumers, customers, employees, society and shareowners. Our efforts in Environmental Sustainability, including our efforts to reduce plastic waste, are focused on creating value while lowering P&G’s environmental impact, enabling consumers to reduce their footprint without compromising performance, and innovating across industries to address some of the most pressing challenges. We provide information about our efforts on our Investor ESG portal and in other communications throughout the year.1 Given our continuing work and transparency on this issue, we believe the proposal to issue an additional report on this topic is unnecessary and would not advance shareholder value.

We Continue to Pursue a Robust Strategy to Reduce Plastic Waste, including Flexible Plastics.

We are focused on innovative packaging solutions that delight consumers, reduce plastic, create transportation efficiencies, and facilitate reuse of materials. Importantly, packaging plays an essential role in protecting, shipping, and using our products. This is especially true for flexible plastic packaging as films play a key role in product protection and safety. Flexible plastics also offer the potential for reducing total plastic use and are an efficient and effective means of providing refillable product models, which we continue to explore.

As of FY2023-24, 80% of our consumer packaging is designed to be recyclable or reusable. We have reduced our use of virgin petroleum plastic in consumer packaging by 21% per unit of production and by 14% on an absolute basis versus our FY2017-18 baseline.

Our results are driven by a wide range of efforts to design superior packaging for consumers with more sustainable attributes, including for example:

•	Lightweighting efforts to reduce the amount of plastic material in packaging, such as Head & Shoulders BARE bottles.

•	Moving to mono-material films when viable to better align with designed-for-recycling guidelines.

•	Using alternatives to plastic such as the consumer-preferred paper packaging innovations for Gillette and Venus razors.

•	Developing innovative product forms—like Olay Melts and Tide Evo—that drive irresistible superiority and enable the increased use of paper packaging.

•	Increasing our use of recycled content in consumer packaging, doubling our use of recycled resin since our baseline year FY2017-18.

•	Developing technology to eliminate plastic or paper labels by printing directly on the consumer packaging.

Beyond packaging design, we have longstanding efforts to increase the recovery of plastic in various forms. We are playing an active leadership role in efforts to accelerate curbside collection of flexible films, seeking to improve consumer access to recycling and to grow the supply of post-consumer recycled material. For example, we are a member of The Recycling Partnership, serving on the Film & Flexibles Recycling Coalition, which seeks scaled solutions for curbside collection and sorting. We also work with groups like the Alliance to End Plastic Waste,

95  The Procter & Gamble Company

SHAREHOLDER PROPOSAL

Circulate Capital, and Delterra to find solutions for areas of the world that lack adequate waste management infrastructure. In addition, P&G scientists have developed innovations that improve the quality of recovered plastics and are working to expand availability of these innovations for the industry, thereby increasing the potential end markets where these materials could be reused.

As P&G continues to holistically work to reduce plastic waste and is transparent about our many efforts to do so, the Board believes the proposal to provide an additional report on this matter would not provide any meaningful value to shareholders.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

[1]	Information regarding our efforts is published and regularly updated on our website at: https://www.pginvestor.com/esg/environmental/plastic-packaging/default.aspx.

2025 Proxy Statement  96

VOTING AND MEETING INFORMATION

Voting and Meeting Information

In connection with the Company’s 2025 annual meeting of shareholders, which will take place virtually on October 14, 2025, the Board of Directors has provided these materials to you, either over the Internet or via mail. The Notice was mailed to Company shareholders beginning August 29, 2025, and our proxy materials were posted on the website referenced in the Notice on that same date. The Company, on behalf of its Board, is soliciting your proxy to vote your shares at the 2025 annual meeting of shareholders. We solicit proxies to give shareholders an opportunity to vote on matters that will be presented at the annual meeting. In the proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

1.

WHO CAN VOTE?

You can vote if, as of the close of business on August 15, 2025, you were a shareholder of record of the Company’s:

•  Common Stock;

•  Series A ESOP Convertible Class A Preferred Stock; or

•  Series B ESOP Convertible Class A Preferred Stock.

Each share of Company stock, including the Series A and Series B ESOP Convertible Class A Preferred Stock, gets one vote. On August 15, 2025, there were issued and outstanding:

•  2,340,485,262 shares of Common Stock;

•  20,527,061 shares of Series A ESOP Convertible Class A Preferred Stock; and

•  49,107,157 shares of Series B ESOP Convertible Class A Preferred Stock.

2.

HOW DO I VOTE BY PROXY?

Most shareholders of record can vote by proxy in three ways:

•  By Internet — You can vote via the Internet by following the instructions in the Notice or by going to www.proxyvote.com and following the instructions contained on that website

•  By Telephone — In the United States and Canada, you can vote by telephone by following the instructions in the Notice or by calling (800) 690-6903 (toll-free) and following the instructions

•  By Mail — You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card

If you vote by proxy, your shares will be voted at the annual meeting as you direct. If you sign your proxy card but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

If you are a participant in The Procter & Gamble Direct Stock Purchase Plan, you can vote the shares of P&G stock held for your account through any of the proxy voting options set forth above.

97  The Procter & Gamble Company

VOTING AND MEETING INFORMATION

For participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, The Procter & Gamble Savings Plan, The Gillette Company Employee Stock Ownership Plan, The Procter & Gamble Commercial Company Employees’ Savings Plan and/or The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company (the “NA Plans”):

If you are a participant in the NA Plans, you are the beneficial owner of the P&G shares allocated to your account and have the right to instruct the respective plan fiduciaries how to vote those shares. Please refer to the materials provided to you by the NA Plans for instructions and relevant deadlines. Unless otherwise required by the Employee Retirement Income Security Act of 1974, as amended, or other applicable law, the plan fiduciaries will vote shares of P&G stock as follows: if your properly signed and executed voting instructions are timely received, the plan fiduciaries will vote the shares allocated to your account as you instructed. If you do not provide voting instructions or they are not properly signed and executed or they are not timely received, the plan fiduciaries will vote the shares allocated to your account in direct proportion to the shares of the same class for which the respective plan fiduciaries timely received properly signed and executed voting instructions. The plan fiduciaries also will vote the shares held in trust that have not been allocated to any account in the same manner as shares of the same class that are allocated to accounts but for which properly signed and executed voting instructions were not received.

For participants in The Procter & Gamble U.K. 1-4-1 Plan, The Procter & Gamble U.K. Share Investment Scheme and/or The Procter & Gamble Ireland Employee Stock Ownership Plan (the “UK and Ireland Plans”):

If you are a participant in the UK and Ireland Plans, you are the beneficial owner of the P&G shares allocated to your account, and you have the right to instruct the respective plan fiduciaries how to vote those shares. Please refer to the materials provided to you by the UK and Ireland Plans for instructions and relevant deadlines. Unless otherwise required by law, the plan fiduciaries will vote shares of P&G stock as follows: if your properly signed and executed voting instructions are timely received, the plan fiduciaries will vote the shares allocated to your account as you instructed. If you do not provide voting instructions or they are not properly signed and executed or they are not timely received, the plan fiduciaries will not submit a vote for your shares.

See question 7 for an explanation of the difference between a “beneficial owner” and a “shareholder of record.”

3.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes, shareholders of record may change or revoke their proxy at any time before it is exercised at the annual meeting by Internet, telephone, or mail prior to 11:59 p.m. Eastern Time on Monday, October 13, 2025, or by attending the virtual annual meeting and following the voting instructions provided on the meeting platform. If you are the beneficial owner of shares held in street name, you must follow the instructions provided by your broker, bank, or other holder of record (including shares held in the NA Plans or the UK and Ireland Plans) for changing or revoking your proxy. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the annual meeting, which will replace any previous votes. Participants in the NA Plans and the UK and Ireland Plans will not be able to vote shares held in those plans during the meeting.

4.

CAN I VOTE DURING THE VIRTUAL ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes, shareholders of record may vote during the virtual annual meeting by logging into the meeting website and following the instructions provided on the meeting platform. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend the virtual annual meeting. Participants in the NA Plans and UK and Ireland Plans must provide timely voting instructions to their respective plan fiduciaries by the applicable deadline, as detailed in the materials provided to them by the respective plans.

2025 Proxy Statement  98

VOTING AND MEETING INFORMATION

5.

WHAT ARE THE VOTING PROCEDURES AND WHAT VOTE IS REQUIRED FOR APPROVAL OF PROPOSALS?

Election of Directors—As provided in the Company’s Amended Articles of Incorporation, each of the 14 nominees for Director who receives a majority of votes cast will be elected as a member of the Board. A “majority of votes cast” means that the number of shares cast “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. Pursuant to the By Laws of the Board of Directors, if a non-incumbent nominee for Director receives a greater number of votes cast “against” than votes cast “for,” such nominee shall not be elected as a member of the Board. Any incumbent nominee for Director who receives a greater number of votes cast “against” than votes cast “for” shall continue to serve on the Board pursuant to Ohio law, but shall immediately tender his or her resignation as a Director to the Board. Within 90 days, the Board will decide after taking into account the recommendation of the G&PR Committee (in each case excluding the nominee in question), whether to accept the resignation. Absent a compelling reason for the Director to remain on the Board, the Board shall accept the resignation. The Board’s explanation of its decision shall be promptly disclosed on a Form 8-K submitted to the SEC.

All other proposals require the affirmative vote of a majority of shares participating in the voting on each proposal for approval. Abstentions and broker non-votes will not be counted as participating in the voting and will therefore have no effect.

6.

WHO PAYS FOR THE COMPANY’S PROXY SOLICITATION?

The Company will bear the cost of the solicitation of proxies by the Company. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies for a fee of $35,000 plus reasonable expenses. In addition, D.F. King and the Company’s Directors, officers, and employees may also solicit proxies by mail, telephone, personal contact, email, or other online methods. We will reimburse their expenses for doing this.

We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies.

7.

WHAT IS THE DIFFERENCE BETWEEN A “SHAREHOLDER OF RECORD” AND A “BENEFICIAL OWNER” OF SHARES HELD IN STREET NAME?

You are the “shareholder of record” for any P&G shares that you own directly in your name in an account with P&G’s stock transfer agent, EQ Shareowner Services.

You are a “beneficial owner” of shares held in “street name” if your P&G shares are held in an account with a broker, bank, or other holder of record as custodian on your behalf, including shares held in the NA Plans or the UK and Ireland Plans. The broker, bank, or other holder of record is considered the shareholder of record of these shares, commonly referred to as holding the shares in “street name.” As the beneficial owner, you have the right to instruct the broker, bank, or other holder of record how to vote your P&G shares.

8.

HOW DO I VOTE MY P&G SHARES HELD IN STREET NAME?

If your shares are held by a bank, broker, or other holder of record, you will receive voting instructions from the holder of record. Your broker is required to vote your shares in accordance with your properly submitted instructions.

9.

CAN I ATTEND THE ANNUAL MEETING IN PERSON?

This year’s meeting will be held exclusively online, with no option to attend in person. If you plan to attend the virtual meeting, you will need to visit www.virtualshareholdermeeting.com/PG2025 and use your 16-digit control number provided in the Notice or proxy card to log into the meeting. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the annual meeting’s 9:00 a.m. ET start time. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/PG2025.

99  The Procter & Gamble Company

VOTING AND MEETING INFORMATION

10.

WILL I BE ABLE TO ASK QUESTIONS AND PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

Shareholders of record and proxy holders who provide their valid 16-digit control number will be able to participate in the annual meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, shareholders may log in to the virtual meeting website with their 16-digit control number and type the question into the “Ask a Question” field on the meeting platform, provide the required information, and click “Submit.”

Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a shareholder’s properly submitted question due to time constraints, we will respond directly to that shareholder using the contact information provided.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting platform.

11.

WILL I BE ABLE TO ASK QUESTIONS IN ADVANCE OF THE MEETING?

Shareholders of record and proxy holders who provide their valid 16-digit control number will be able to submit questions in advance of the annual meeting via the Internet at www.proxyvote.com from August 29, 2025 through 11:59 p.m. Eastern Time on Friday, October 3, 2025.

Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a shareholder’s properly submitted question due to time constraints, we will respond directly to that shareholder using the contact information provided.

12.

WHAT IS THE RECORD DATE?

August 15, 2025, is the record date for the meeting. This means that owners of Procter & Gamble stock at the close of business on that date are entitled to:

•  receive notice of the meeting; and

•  vote at the meeting and any adjournments or postponements of the meeting.

13.

HOW IS P&G DISTRIBUTING PROXY MATERIALS?

On or about August 29, 2025, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of August 15, 2025, and we posted our proxy materials on the website referenced in the Notice, www.proxyvote.com. As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Those who previously requested printed proxy materials or electronic materials on an ongoing basis will receive those materials as requested.

2025 Proxy Statement  100

VOTING AND MEETING INFORMATION

14.

WHY WERE MY PROXY MATERIALS INCLUDED IN THE SAME ENVELOPE AS OTHER PEOPLE AT MY ADDRESS?

Shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote their shares. This procedure reduces our printing costs and postage fees. If you prefer to receive a separate copy of the proxy materials, please call us toll-free at (800) 742-6253 in the U.S. or inform us in writing at: The Procter & Gamble Company Shareholder Services, c/o EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164- 0874, or by email at www.shareowneronline.com (select “Email” under the “Contact Us” section). We will promptly deliver a separate copy of the proxy materials in response to any such request.

If, in the future, you do not wish to participate in householding, you should contact us at the above telephone number, address, or email.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

YOUR VOTE IS IMPORTANT

Please vote your proxy promptly so your shares can be represented, even if you plan to attend the virtual annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card. Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the annual meeting by 11:59 p.m. Eastern Time on Monday, October 13, 2025.

101  The Procter & Gamble Company

OTHER MATTERS

Other Matters

Specific information on how to file notices, proposals, or recommendations pursuant to applicable SEC rules or the provisions in the Company’s Code of Regulations is noted in the following sections. All notices, proposals, or recommendations should be sent to:

The Procter & Gamble Company

c/o The Corporate Secretary’s Office

One Procter & Gamble Plaza

Cincinnati, OH 45202-3315

2026 Annual Meeting Date and Shareholder Proposals under Rule 14a-8

We anticipate that the 2026 annual meeting of shareholders will be held on Tuesday, October 13, 2026. Pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in the Company’s proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on May 1, 2026.

Annual Meeting Advance Notice Requirements

Our Code of Regulations requires advance notice for any business to be brought before an annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder, the shareholder must meet the requirements set forth in our Code of Regulations, which are publicly available at www.pg.com. Other than in connection with shareholder proposals pursuant to Rule 14a-8 or the election of Directors (see Shareholder Recommendations or Nominations of Director Candidates section below), a shareholder wishing to bring such business before the 2026 annual meeting must provide such notice no earlier than February 16, 2026, and no later than July 16, 2026.

If a shareholder notifies the Company of an intent to present business at the 2026 annual meeting of shareholders, and such business may be properly presented at that meeting consistent with the Company’s Code of Regulations and Amended Articles of Incorporation, the Company will have the right to exercise its discretionary voting authority with respect to such business without including information regarding such proposal in its proxy materials.

Shareholder Recommendations or Nominations of Director Candidates

The G&PR Committee will consider shareholder recommendations for candidates for the Board. The minimum qualifications and preferred specific qualities and skills required for Directors are set forth in Article II, Sections B through E of the Corporate Governance Guidelines. The G&PR Committee considers all candidates using these criteria, regardless of the source of the recommendation. The G&PR Committee’s process for evaluating candidates also includes the considerations set forth in Article II, Section B of the G&PR Committee’s Charter. After initial screening for minimum qualifications, the G&PR Committee determines appropriate next steps, including requests for additional information, reference checks, and interviews with potential candidates. In addition to shareholder recommendations, the G&PR Committee also relies on recommendations from current Directors, Company personnel, and others. From time to time, the G&PR Committee may engage the services of outside search firms to help identify candidates. During the fiscal year ended June 30, 2025, the Company engaged Egon

2025 Proxy Statement  102

OTHER MATTERS

Zehnder to help identify potential candidates for the Board. All nominees for election as Directors who currently serve on the Board are known to the G&PR Committee and were recommended by the G&PR Committee to the Board as Director nominees.

Pursuant to the Company’s Code of Regulations, a shareholder wishing to nominate a candidate for election to the Board at an annual meeting of shareholders without being included in the Company’s proxy statement is required to give written notice to the Secretary of the Company of their intention to make such nomination. The notice of nomination must be received at the Company’s principal executive offices not less than 140 days nor more than 240 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the anticipated one-year anniversary of the 2025 annual meeting, a shareholder wishing to nominate a candidate for election to the Board at the 2026 annual meeting must provide such notice no earlier than February 16, 2026, and no later than May 27, 2026.

As set forth in the Company’s Code of Regulations, the notice of nomination is required to contain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the G&PR Committee to determine if the candidate meets certain criteria. A nomination that does not comply with the requirements set forth in the Company’s Code of Regulations will not be considered for presentation at the annual meeting.

In addition to satisfying the requirements of the Company’s Code of Regulations, including the notice deadlines set out above and therein, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than May 27, 2026.

In addition, our Code of Regulations permits a shareholder, or a group of up to 20 shareholders, who has owned at least 3% of our outstanding common stock for at least 3 years, to nominate and include in our proxy statement candidates for our Board, subject to certain requirements (known as “Proxy Access”). Each eligible shareholder, or group of shareholders, may nominate candidates for Director, up to a limit of the greater of 2 individuals or 20% of the number of Directors on the Board. Any nominee must meet the qualification standards set forth in the Corporate Governance Guidelines, as described above.

Any such Proxy Access notice and nomination materials must be received at the address above not less than 120 days and not more than 150 days prior to the one-year anniversary of the preceding year’s annual shareholder meeting. Certain other notice periods apply if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Based on the anticipated one-year anniversary of the 2025 annual meeting, an eligible shareholder wishing to nominate a candidate for election to the Board at the 2026 annual meeting pursuant to Proxy Access must provide such notice no earlier than May 17, 2026, and no later than June 16, 2026. Any such notice and accompanying nomination materials must meet the requirements set forth in our Code of Regulations, which are publicly available at www.pg.com.

Other Matters

Unless corrections are identified, the minutes of the annual meeting of shareholders held October 8, 2024, will be approved as recorded. Any such action approving the minutes does not constitute approval or disapproval of any of the matters referenced therein.

If any matters other than those set forth in the notice should be properly presented for action at the annual meeting, the persons named in the proxy will use their discretion to take such action as they deem to be in harmony with the policies of the Company.

103  The Procter & Gamble Company

EXHIBIT A

Exhibit A

Reconciliation of Non-GAAP Financial Measures

The following provides definitions of the non-GAAP measures used in this proxy statement and the reconciliation to the most closely related GAAP measure. We believe that these non-GAAP measures provide useful perspective of underlying business trends (i.e., trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors, as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered in place of the related GAAP measure, but rather as supplemental information to our business results. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. Note that certain columns and rows may not add due to rounding.

The Core earnings measures included refer to the equivalent GAAP measures adjusted as applicable for the following items:

•

Incremental restructuring: The Company has historically had an ongoing level of restructuring activities of approximately $250-$500 million before tax. In the fiscal year ended June 30, 2024, the Company started a limited market portfolio restructuring of its business operations, primarily in certain Enterprise Markets, including Argentina and Nigeria, to address challenging macroeconomic and fiscal conditions. During the period ended September 30, 2024, the Company completed this limited market portfolio restructuring with the substantial liquidation of its operations in Argentina. The adjustment to Core earnings includes only the restructuring costs above the normal recurring level of restructuring costs.

•

Intangible asset impairment: In the fiscal year ended June 30, 2024, the Company recognized a non-cash, after-tax impairment charge of $1.0 billion ($1.3 billion before tax) to adjust the carrying value of the Gillette indefinite-lived intangible asset acquired as part of the Company’s 2005 acquisition of The Gillette Company.

We do not view the above items to be part of our sustainable results, and their exclusion from Core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation.

The non-GAAP measures provided are as follows:

Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures and foreign exchange from year-over-year comparisons. We believe that this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis. This measure is used in assessing the achievement of management goals for at-risk compensation.

Constant currency core before-tax operating profit: Constant currency core before-tax operating profit is a measure of the Company’s operating profit excluding the incremental current year impact of foreign exchange and other items as indicated above. Management believes this non-GAAP measure provides a supplemental perspective to the Company’s operating efficiency over time.

2025 Proxy Statement  A-1

EXHIBIT A

Core EPS: Core net earnings per share, or Core EPS, is a measure of the Company’s diluted net earnings per common share (diluted EPS) adjusted for items as indicated. Management views this non-GAAP measure as a useful supplemental measure of Company performance over time. This measure is also used in assessing the achievement of management goals for at-risk compensation.

Adjusted free cash flow: Adjusted free cash flow is defined as operating cash flow less capital spending and excluding transitional tax payments resulting from the 2017 U.S. Tax Act. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion. We view adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investments.

Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings excluding the non-cash charge for accumulated foreign currency translation losses due to the substantial liquidation of operations in certain Enterprise Markets, including Nigeria and Argentina, and the Gillette intangible asset impairment charge. We view adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes. This measure is also used in assessing the achievement of management goals for at-risk compensation.

Organic Sales Growth

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact / Other*	Organic Sales Growth

FY 2024-25	0.3%	1.0%	0.5%	1.8%

FY 2023-24	2.5%	1.5%	0.0%	3.9%

FY 2022-23	2.3%	4.8%	(0.2)%	6.9%

Three-Year Compound Annual Growth Rate				4.2%

FY 2021-22	5.3%	1.5%	(0.1)%	6.7%

FY 2020-21	7.3%	(0.9)%	0.0%	6.4%

*	Acquisition & Divestiture Impact/Other includes the impacts of volume and mix due to acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Constant Currency Core Before-Tax Operating Profit

(Amounts in millions, unless otherwise noted)

	FY 2024-25	FY 2023-24	FY 2022-23	FY 2021-22

Before-Tax Operating Profit	$20,451	$18,545	$18,134	$17,813

Intangible Asset Impairment	—	1,341	—	—

Incremental Restructuring	5	103	—	—

Core Before-Tax Operating Profit	20,456	19,988	18,134	17,813

Currency impact	208	1,024	1,801	375

Constant Currency Core Before-Tax Operating Profit	20,664	21,012	19,935	18,188

One-Year Compound Annual Growth Rate	3.4%	15.9%	11.9%

Three-Year Compound Annual Growth Rate	10.3%

A-2  The Procter & Gamble Company

EXHIBIT A

Core EPS

	FY 2024-25	FY 2023-24	FY 2022-23	FY 2021-22

Diluted Net Earnings Per Share attributable to P&G	$6.51	$6.02	$5.90	$5.81

Intangible Asset Impairment	—	0.42	—	—

Incremental Restructuring	0.33	0.15	—	—

Core EPS	$6.83	$6.59	$5.90	$5.81

Percentage change vs. prior period	3.6%

Three-Year Compound Annual Growth Rate	5.5%

Note—All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Adjusted Free Cash Flow

(Amounts in millions, unless otherwise noted)

	Operating Cash Flow	Capital Spending	Adjustments to Operating Cash Flow*	Adjusted Free Cash Flow

FY 2024-25	$17,817	$(3,773)	$562	$14,606

FY 2023-24	19,846	(3,322)	422	16,946

FY 2022-23	16,848	(3,062)	225	14,011

Three-Year Total	$54,511	$(10,157)	$1,209	$45,563

*	Adjustments to Operating Cash Flow include transitional tax payments resulting from the 2017 U.S. Tax Act.

Adjusted Free Cash Flow Productivity

(Amounts in millions, unless otherwise noted)

	Adjusted Free Cash Flow	Net Earnings	Adjustments to Net Earnings*	Net Earnings Excluding Adjustments	Adjusted Free Cash Flow Productivity

FY 2024-25	$14,606	$16,065	$752	$16,817	87%

FY 2023-24	16,946	14,974	1,242	16,216	105%

FY 2022-23	14,011	14,738	—	14,738	95%

Three-Year Total	$45,563	$45,777	$1,994	$47,771	95%

*

Adjustments to Net Earnings relate to a non-cash charge for accumulated foreign currency translation losses due to the substantial liquidation of operations in Argentina in fiscal 2025 and certain Enterprise Markets, including Nigeria, in fiscal 2024, and the after-tax Gillette intangible asset impairment charge in fiscal 2024.

2025 Proxy Statement  A-3

EXHIBIT B

Exhibit B

The Procter & Gamble Company Audit Committee Policies

I. GUIDELINES FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee (the “Committee”) has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

A.

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter each fiscal year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee prior to the commencement of work.

B.	The independent auditor will submit to the Committee for approval an audit services fee proposal with the engagement letter.

C.

For non-audit services, Company management will submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

D.

To ensure prompt handling of unexpected matters, the Committee delegates to the Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair will report action taken to the Committee at the next Committee meeting.

E.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Senior Vice President of Global Internal Audit will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

2025 Proxy Statement  B-1

EXHIBIT C

Exhibit C

The Procter & Gamble 2025 Stock and Incentive Compensation Plan

ARTICLE 1   ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment. The Procter & Gamble Company, an Ohio corporation (the “Company”), hereby establishes an incentive compensation plan to be known as The Procter & Gamble 2025 Stock and Incentive Compensation Plan (the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2    Purposes of this Plan. The purposes of the Plan are to strengthen the alignment of interests between those Employees of the Company and its Subsidiaries who are largely responsible for the success of the business as well as Non-employee Directors and the Company’s shareholders through ownership behavior and the increased ownership of shares of the Company’s common stock, and to encourage Plan Participants to remain in the employ of the Company and its Subsidiaries.

1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

ARTICLE 2   DEFINITIONS

Whenever used in this Plan, the following capitalized terms shall have the meanings set forth below.

“Annual Award Limits” has the meaning set forth in Section 4.4.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan and the applicable Award Agreement.

“Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

“Cause” for purposes of this Plan only means, unless otherwise specified in an Award Agreement and in each case as determined in the sole discretion of the Company, any one of the following:

(a)    Participant’s conviction of or plea of guilty or nolo contendere, or no contest, to a felony;

(b)    Participant’s willful misconduct;

2025 Proxy Statement  C-1

EXHIBIT C

(c)    Participant’s violation of a material written Company policy; or

(d)    Participant’s willful and continued failure or refusal to substantially perform essential job functions.

“Change in Control” means the occurrence of one or more of the following events:

(a)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 20% of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:

(i)    any acquisition by the Company,

(ii)    any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii)    any acquisition by any entity controlled by the Company, or

(iv)    any acquisition by any entity pursuant to a transaction that complies with subsections (c)(i), (ii) and (iii) below.

(b)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”); provided, however, that for purposes of this subsection (c), a Business Combination shall not constitute a Change in Control if following such Business Combination:

(i)    all or substantially all of the individuals and entities that were the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii)    no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from

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such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and

(iii)    at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar provision.

“Commission” means the Securities and Exchange Commission.

“Committee” means the Compensation & Leadership Development Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed. Any reference to the Committee herein shall also mean the Committee’s delegate or subcommittee as designated by the Committee pursuant to Section 3.3.

“Company” means The Procter & Gamble Company and any successor thereto as provided in Section 21.19.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Dividend Equivalent” means, subject to Article 14 herein, amounts credited under an Award based on ordinary cash dividends that would have been paid on the Shares specified in the Award if such Shares had been issued to and held by the Participant.

“Effective Date” has the meaning set forth in Section 1.1.

“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common- law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company, between the Company and any Subsidiaries, or between Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the rules and regulations promulgated thereto.

“Fair Market Value” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

“Good Reason” means the occurrence, during the two-year period commencing on the date of a Change in Control, of any of the following without a Participant’s written consent, in each case, when compared to the arrangements in effect immediately prior to the Change in Control:

(a)    a material reduction in the Participant’s total compensation (defined as the sum of base salary, target annual bonus, and target long-term incentive award);

(b)    a material diminution in the Participant’s duties, responsibilities or authority; or

(c)    a relocation of more than 50 miles from the Participant’s principal work location.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Incentive Stock Option” or “ISO” means an Option granted pursuant to Article 7 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

“Non-employee Director” means a Director who is not an Employee.

“Nonqualified Stock Option” means an Award granted pursuant to Article 7 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

“Option” means an Award granted pursuant to Article 7, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

“Performance Stock Unit” means an Award granted pursuant to Article 11.

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 9 and 10.

“Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means The Procter & Gamble Company 2025 Stock and Incentive Compensation Plan, as the same may be amended from time to time.

“Prior Plans” means The Procter & Gamble 2019 Stock and Incentive Compensation Plan, The Procter & Gamble 2014 Stock and Incentive Compensation Plan, and The Procter & Gamble 2009 Stock and Incentive Compensation Plan.

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“Restricted Stock” means an Award granted pursuant to Article 9.

“Restricted Stock Unit” or “RSU” means an Award granted pursuant to Article 10.

“Retirement” means, with respect to any Participant eligible for the Procter & Gamble Retiree Welfare Benefits Plan, retirement in accordance with the provisions thereof as determined in the sole discretion of the Committee or its delegate. If the meaning of Retirement under the Procter & Gamble Retiree Welfare Benefits Plan is not determinable, then the meaning of Retirement shall be determined in the sole discretion of the Committee or its delegate. For each Participant who is not eligible for the Procter & Gamble Retiree Welfare Benefits Plan and unless otherwise specified in the applicable country-specific appendix or Award Agreement, “Retirement” means the comparable age in that Participant’s payroll country as determined by the Company’s authorized human resources personnel with reference to local law, custom, and affiliate policies regarding retirement. The definition of Retirement need not be uniform among Participants.

“SAR Price” means the price established at the time of grant of an SAR pursuant to Article 8.

“Share” means a share of common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 8.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise. In addition, the Board may designate for participation in the Plan as a “Subsidiary” those additional companies affiliated with the Company in which the Company’s direct or indirect interest is less than 50%, provided, however, that such designation shall not be permitted for the granting of Incentive Stock Options and, with respect to Nonqualified Stock Options, SARs, or any similar Awards, such designation shall not include a company with respect to which the Company is not an “eligible issuer of service recipient stock” within the meaning of the regulations under Code Section 409A.

“Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, death or retirement. With respect to any Award that is subject to Code Section 409A, Termination of Employment shall mean a “separation from service” as defined in Code Section 409A.

“Termination of Directorship” means the time when a Non-employee Director ceases to be a Non-employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. With respect to any Award that is subject to Code Section 409A, Termination of Directorship shall mean a “separation from service” as defined in Code Section 409A.

ARTICLE 3   ADMINISTRATION

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. The Committee may also establish regulations, provisions, and procedures within the terms of the Plan, as may, in its sole discretion, be advisable for the administration and operation of the Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical),

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including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)    To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)    To approve forms of Award Agreements for use under the Plan;

(d)    To determine Fair Market Value of a Share in accordance with the definition of “Fair Market Value” in Article 2 of the Plan;

(e)    To amend the Plan or any Award Agreement as provided in the Plan;

(f)    To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan or applicable Award Agreement, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan and applicable Award Agreement shall govern;

(g)    To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(h)    To determine whether Awards will be settled in Shares, cash or in any combination thereof;

(i)    To determine whether Awards will provide for Dividend Equivalents;

(j)    To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any sales or other subsequent transfers of any Shares by a Participant, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(l)    To authorize the Company to charge a reasonable administrative fee for the exercise of any Option; and

(m)    To impose restrictive covenants and other conditions on Awards as it determines appropriate and to waive such conditions at any time.

3.3    Delegation. To the extent permitted by law, the Committee may delegate to the Secretary of the Company or other employees of the Company the duties or powers it may deem advisable to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an officer (as defined in Rule 16a-1(f)) of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4   SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

4.1    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under this Plan shall be 175,000,000

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Shares plus any Shares that are available for Awards under The Procter & Gamble 2019 Stock and Incentive Compensation Plan as of the Effective Date. No further Awards may be granted under the Prior Plans as of the Effective Date.

4.2    Share Usage. The Committee shall determine the method for calculating the number of Shares available for grant under the Plan, subject to the following:

(a)    all Options and Stock Appreciation Rights shall be counted against Shares available on a one-for-one basis;

(b)    all full value Awards to be settled in Shares shall be counted as five (5) Shares for each Share awarded;

(c)    except as provided in clause (d), any Shares that are related to an Award granted under this Plan or Prior Plans that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall be available again for grant under this Plan;

(d)    any Award Shares tendered, exchanged or withheld to cover Option exercise costs, any Award Shares withheld to cover taxes, and all Shares underlying an Award of Stock Appreciation Rights once such Stock Appreciation Rights are exercised, shall be taken into account as Shares issued under this Plan; and

(e)    any Award Shares granted by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, shall not reduce the maximum aggregate number of Shares available for issuance under the Plan (to the extent permitted under applicable stock exchange rules), and available shares of stock under a shareholder-approved stock compensation plan of any such acquired company or company with which the Company or a Subsidiary combines (as adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available under the Plan (to the extent permitted by applicable stock exchange rules).

4.3    Shares Subject to Use Under the Plan. The source of the Shares to be delivered by the Company upon exercise or payment of any Award shall be determined by the Committee and may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or Shares acquired in the open market. In the case of redemption of SARs by one of the Company’s Subsidiaries, such Shares shall be Shares acquired by that Subsidiary.

4.4    Annual Award Limits. Awards under the Plan shall be subject to the following Annual Award Limits, subject to any adjustment under Section 4.5. The maximum number of Shares with respect to which Options or other Awards may be granted to any Non-employee Director in any calendar year shall not exceed $1,000,000. The maximum number of Shares with respect to which Options or SARs may be granted to any Employee who is a Participant in any calendar year shall be 2,000,000 Shares. For any Awards other than Options or SARs that are denominated in Shares, the maximum aggregate number of Shares that may be delivered pursuant to such Awards granted in any calendar year shall be 400,000 Shares for any Employee who is a Participant. For any Awards that are denominated in cash, the maximum aggregate amount of cash that may be paid with respect to all such Awards granted in any calendar year shall be $20,000,000 for any Employee who is a Participant.

4.5    Adjustments in Authorized Shares. Adjustments in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)    In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split,

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reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or any other similar corporate event or transaction (“Corporate Transaction”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, (iii) the Option Price or SAR Price applicable to outstanding Awards, and (iv) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)    In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of performance periods, provided that no such adjustment or modification shall have the effect of materially and adversely reducing Participant’s rights and opportunities with respect to outstanding Awards.

(c)    The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

ARTICLE 5   ELIGIBILITY AND PARTICIPATION

5.1    Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees and Non- employee Directors.

5.2    Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

ARTICLE 6   RESTRICTIONS AND COVENANTS

6.1    Participant Obligations. In addition to such other conditions as may be established by the Committee, in consideration of the granting of an Award under the terms of the Plan, each Employee who is a Participant agrees to any and all restrictions and covenants set forth in the Plan and in the applicable Award Agreement. Notwithstanding the foregoing, at any time during which a Participant resides in a state or other jurisdiction where the restrictions in Article 6 or the applicable Award Agreement are unenforceable, such provisions shall not apply to such Participant.

6.2    Remedies. The Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant is not in compliance with all terms and conditions set forth in the applicable Award Agreement and the Plan. By acceptance of any Award granted under the terms of the Plan, the Participant acknowledges that the remedies outlined in this Section 6.2 and in Section 6.3 below are in addition to any remedy the Company or any affiliate or Subsidiary may have at law or in equity, including without limitation injunctive and other appropriate relief. The Participant further acknowledges that a breach or anticipated breach of any covenant in the Plan or applicable Award Agreement will result in irreparable injury to the Company or one of its affiliates or Subsidiaries, for which there is no adequate remedy at law, and that the Company or one of its affiliates or Subsidiaries shall be entitled to obtain from a court of competent jurisdiction a temporary restraining order, a preliminary injunction, and/or a permanent injunction, without proof of actual damages or posting a bond. If a Participant is not in compliance with all terms and conditions set forth in the Plan and the applicable Award Agreement, and if litigation or other formal action is required to enforce the Plan, the Company shall be entitled to record its reasonable costs and attorneys’ fees from the Participant if the Company is the prevailing party. The Participant agrees that the Company will be considered the prevailing party for purposes of awarding costs and attorneys’ fees if the Company obtains any form of partial or complete injunctive relief, whether temporary, preliminary or otherwise.

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6.3    Forfeiture and Repayment Obligations. All Awards shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) to comply with any requirements imposed under applicable laws, regulations, stock exchange listing rules or other rules; (ii) under the terms of the P&G Dodd-Frank Compensation Recoupment Policy and the P&G Senior Executive Officer Recoupment Policy, to the extent applicable to the Participant, or under any other similar policy or guideline adopted by the Company. In addition, upon exercise, payment or delivery of an Award, the Company may require that the Participant certify in a manner acceptable to the Company that he or she has complied with the terms and conditions of the Plan and applicable Award Agreement. In the event a Participant fails to comply with any provision in the Plan and the applicable Award Agreement at any time before or after exercise, payment or delivery of an Award, the Participant shall repay to the Company the net proceeds of any exercises, payments or deliveries of Awards which occur at any time after the earlier of the following two dates: (a) the date three (3) years immediately preceding any such violation; or (b) the date six (6) months prior to the Participant’s Termination of Employment. The Participant shall repay to the Company the net proceeds in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Participant by the Company, to the extent that such set-off is not inconsistent with Code Section 409A. For purposes of this paragraph, “net proceeds” shall mean (1) for each Option or SAR exercise, the difference between the Option Price or SAR Price, as applicable, and the greater of (i) the price of Shares on the date of exercise or (ii) the amount realized upon the disposition of the underlying Shares, less any applicable taxes withheld by the Company; (2) for RSUs or Performance Stock Units, the greater of (i) the number of net Shares delivered to the Participant multiplied by the closing price of Shares on the date of delivery or (ii) the amount realized upon the disposition of the number of net Shares delivered, in either case less any applicable taxes withheld by the Company; (3) for Restricted Stock, the greater of (i) the number of net Shares retained by, or delivered to, the Participant after any restrictions lapse multiplied by the closing price of Shares on the date the restrictions lapse or (ii) the amount realized upon the disposition of the number of net Shares delivered, in either case less any applicable taxes withheld by the Company; and (4) for all other Awards, the value of Shares or cash delivered to the Participant less any applicable taxes withheld by the Company.

6.4    Suspension of Exercise. The Company reserves the right from time to time to suspend the exercise of any Award, where such suspension is deemed by the Company as necessary or appropriate for corporate purposes. No such suspension shall extend the life of the Option or Stock Appreciation Right beyond its expiration date, and in no event will there be a suspension in the five (5) calendar days immediately preceding the expiration date.

ARTICLE 7   STOCK OPTIONS

7.1    Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

7.2    Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.5.

7.3    Term of Option. The term of an Option granted to a Participant shall be determined by the Committee in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of the Grant Date.

7.4    Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant, except that no Option shall be exercisable within one (1) year from its Grant Date, except in the case of the death of the Participant.

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7.5    Notice of Exercise. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised.

7.6    Payment of Option Price. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)    In cash or its equivalent;

(b)    By a cashless (broker-assisted) exercise;

(c)    By any combination of (a) and (b); or

(d)    Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

7.7    Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules. An ISO may be granted solely to eligible Employees of the Company, a parent corporation, or a subsidiary, as defined in Code Section 422. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO. The Option Price for each grant of an ISO must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, within the meaning of Code Section 422, the Option Price must be at least 110% of such Fair Market Value), subject to adjustment provided for under Section 4.5. Any ISO granted to a Participant shall be exercisable during the Participant’s lifetime solely by such Participant. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% owner within the meaning of Code Section 422) from its Grant Date. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options are designated as ISOs plus (b) the shares of stock of the Company, parent corporation and subsidiary with respect to which other ISOs are exercisable for the first time by a holder of such ISOs during any calendar year under all plans of the Company, any parent corporation, and any subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other ISO is granted. No more than 100,000,000 Shares shall be available under this Plan for delivery with respect to ISOs. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

ARTICLE 8  STOCK APPRECIATION RIGHTS

8.1   Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

8.2   SAR Price. The SAR Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the SAR Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.5.

8.3   Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary of the Grant Date.

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8.4   Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant, except that no SAR shall be exercisable within one (1) year from its Grant Date, except in the case of the death of the Participant.

8.5   Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

8.6   Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 8.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)   The excess of the Fair Market Value of a Share on the date of exercise over the SAR Price.

(b)   The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. In the case of the redemption of SARs by a Subsidiary of the Company not located in the United States, the redemption differential shall be calculated in United States dollars and converted to the appropriate local currency on the exercise date.

ARTICLE 9  RESTRICTED STOCK

9.1   Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

9.2   Nature of Restrictions. Each grant of Restricted Stock shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)   Restrictions based upon the achievement of specific performance goals; and/or

(b)   Time-based restrictions.

9.3    Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares and the right to receive dividends declared on those Shares during the Period of Restriction provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions as the underlying Award.

ARTICLE 10  RESTRICTED STOCK UNITS

10.1   Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

2025 Proxy Statement  C-11

EXHIBIT C

10.2   Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)   Restrictions based upon the achievement of specific performance goals; and/or

(b)   Time-based restrictions.

10.3   Voting and Dividend Rights. A Participant shall have no voting or dividend rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder prior to such Shares being delivered to the Participant. A Participant may have a right to Dividend Equivalents based upon the terms of the Award pursuant to Article 14.

10.4   Settlement and Payment of Restricted Stock Units. Unless otherwise determined by the Committee, Restricted Stock Units shall be settled in the form of Shares upon the date specified in the Award Agreement. Any Shares received by a Participant pursuant to this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

ARTICLE 11  PERFORMANCE STOCK UNITS

11.1   Grant of Performance Stock Units. Performance Stock Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. A grant of Performance Stock Units shall not represent the grant of Shares but shall represent a promise to deliver Shares or cash based on the satisfaction of performance and, if applicable, service conditions. Each grant of Performance Stock Units shall be evidenced by an Award Agreement.

11.2   Earning of Performance Stock Units. After the applicable performance period has ended, the number of Performance Stock Units earned by the Participant over the performance period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.3   Voting and Dividend Rights. A Participant shall have no voting or dividend rights with respect to any Performance Stock Units granted hereunder or the Shares corresponding to any Performance Stock Units granted hereunder prior to such Shares being delivered to the Participant. A Participant may have a right to Dividend Equivalents based upon the terms of the Award pursuant to Article 14.

11.4   Settlement and Payment of Performance Stock Units. Unless otherwise determined by the Committee, any earned Performance Stock Units shall be settled in the form of Shares following the close of the applicable performance period or at such other time as specified in the Award Agreement. Any Shares received by a Participant pursuant to this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

ARTICLE 12  OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS

12.1    Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)   The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)   The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion.

(c)   Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement, except to the extent determined by the Committee.

C-12  The Procter & Gamble Company

EXHIBIT C

12.2   Value of Other Stock-Based Awards and Cash-Based Awards.

(a)   Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee in its sole discretion.

(b)   Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3   Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

ARTICLE 13  VESTING

Each Award under this Plan shall be subject to a vesting period of at least one (1) year, provided, however, that this minimum vesting period shall not apply to (a) early vesting by reason of death or Change in Control, or (b) any Awards granted up to a maximum of five percent (5%) of the Shares available for issuance under the Plan. An Award made to a Non-employee Director with a vesting period at least equal to the period from the annual shareholders’ meeting at which the Award is granted to the next annual shareholders’ meeting shall be considered to have a vesting period of at least one (1) year. For the avoidance of doubt, any Awards that cease to be subject to a risk of forfeiture upon Retirement, involuntary termination, or another event, but that are not settled before the original vesting period of at least one (1) year has elapsed, shall be considered to be subject to a vesting period of at least one (1) year for purposes of this paragraph.

ARTICLE 14  DIVIDENDS AND DIVIDEND EQUIVALENTS

Except for Options and SARs, the Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, dividends and Dividend Equivalents with respect to any Award shall be subject to the same vesting and, if applicable, performance conditions as the underlying Award and shall be paid to a Participant at the same time as the underlying Award.

ARTICLE 15  TRANSFERABILITY OF AWARDS AND SHARES

15.1   Transferability of Awards. Except as provided in Section 15.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant personally, or, in the event of legal incompetence of the Participant, by the Participant’s duly appointed legal guardian. Awards shall not be transferable other than by will or the laws of descent and distribution or, if permitted by the Committee and in the manner specified by the Committee, by designation of a death beneficiary; and any purported transfer in violation of this Section 15.1 shall be null and void. For purposes of exercising Options or Stock Appreciation Rights after the death of a Participant, the Participant’s estate, personal representative or such other person entitled to succeed to the rights of the Participant pursuant to this Section 15.1 may exercise such rights, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of the Options or Stock Appreciation Rights. The Committee may, in its discretion, require the Participant, the Participant’s estate, personal representative or such other person asserting their rights under this Section 15.1 to provide certain records, documents and other information for purposes of exercising such rights.

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EXHIBIT C

15.2   Committee Action. Except as provided in Section 7.7, the Committee may, in its discretion, determine that notwithstanding Section 15.1, any Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

15.3   Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

ARTICLE 16  TERMINATION OF EMPLOYMENT OR TERMINATION OF DIRECTORSHIP

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a)   The extent to which a Participant shall retain or forfeit such Award following the Participant’s Termination of Employment or Termination of Directorship, as applicable.

(b)   With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Employment or Termination of Directorship, as applicable.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements, and may reflect distinctions based on the reasons for termination.

ARTICLE 17  EFFECT OF A CHANGE IN CONTROL

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control:

17.1   Awards Assumed by Successor. Any Award granted under the Plan that is Assumed (as defined in Section 17.2 below) by an entity effecting a Change in Control shall vest and be exercisable, if applicable, in accordance with the terms of the original grant unless, during the two (2) year period commencing on the date of the Change in Control:

(a)   a Participant’s employment or directorship is involuntarily terminated for reasons other than for Cause; or

(b)   a Participant who is an Employee terminates the Participant’s employment for Good Reason.

If clause (a) or (b) applies, the Award shall become fully vested and exercisable, if applicable, and any restrictions that apply to the Award shall lapse, and any performance-based Award shall be deemed to be satisfied based on actual performance through the date of the Participant’s termination if such performance is determinable in the judgement of the Committee and based on target level performance if actual performance is not determinable. Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, if the Change in Control is not also a “change in control event” within the meaning of Section 409A, the payment shall be made on the date payment would have been made had the Termination of Employment or Termination of Directorship not occurred. For purposes of this Section 17.1, a Termination of Employment shall not be considered to be for Good Reason unless:

(a)   the Participant has provided the Company with a written notice of the Participant’s intent to terminate employment for Good Reason within sixty (60) days of the Participant becoming aware of the circumstances giving rise to Good Reason; and

(b)   the Participant allows the Company thirty (30) days to remedy such circumstances to the extent curable.

C-14  The Procter & Gamble Company

EXHIBIT C

17.2   Assumed Awards Defined. For purposes of this Article 17, an Award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(a)   Options and SARs are converted into a replacement Award in a manner that complies with Code Section 409A;

(b)   RSUs and Restricted Stock are converted into a replacement Award covering a number of shares of the entity effecting the Change in Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of Shares covered by the Award; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement Award shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(c)   the replacement Award contains provisions for scheduled vesting, treatment on Termination of Employment or Termination of Directorship (including the definitions of “Cause” and “Good Reason”), and, if applicable, performance measures and associated target levels and payout factors that are no less favorable to the Participant than the underlying Award being replaced, and all other terms of the replacement Award (other than the security and number of shares represented by the replacement Award) are substantially similar to the underlying Award; and

(d)   the security represented by the replacement Award is of a class that is publicly held and widely traded on an established stock exchange.

17.3   Awards not Assumed by Successor

(a)   Upon the occurrence of a Change in Control, Awards under the Plan that are not Assumed by the person(s) or entity(s) effecting the Change in Control shall become fully vested and exercisable on the date of the Change in Control, any restrictions that apply to such Awards shall lapse, and any performance-based Award shall be deemed to be satisfied based on actual performance through the date of the Change in Control if such performance is determinable in the judgement of the Committee and based on target level performance if actual performance is not determinable. Payment with respect to such Awards shall be made as follows:

(i)   For each Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property, including securities of a successor or parent corporation) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(ii)   For each Share of Restricted Stock, RSU, or Performance Stock Unit, the Participant shall receive the consideration (consisting of cash or other property, including securities of a successor or parent corporation) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Shares covered by the Restricted Stock, RSUs, or Performance Stock Units (based on actual performance through the date of the Change in Control if such performance is determinable in the judgement of the Committee and based on target level performance if actual performance is not determinable).

(b)   The payments contemplated by clauses (a) (i) and (ii) of this Section 17.3 shall be made upon or as soon as practicable following the Change in Control, provided, however, that with respect

2025 Proxy Statement  C-15

EXHIBIT C

to any Award that is subject to Code Section 409A, if the Change in Control is not also a “change in control event” within the meaning of Section 409A, the payment shall be made on the date payment would have been made had the Change in Control not occurred.

ARTICLE 18  RIGHTS OF PARTICIPANTS

18.1   Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue the Participant’s employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

18.2   Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.3   Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 19  AMENDMENT AND TERMINATION

19.1   Amendment and Termination of the Plan and Awards.

(a)   Subject to subparagraphs (b) and (c) of this Section 19.1 and Section 19.3 of the Plan, the Board or the Committee may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)   Except as provided for in Section 4.5, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i)   reduce the Option Price of an outstanding Option or to reduce the SAR Price of an outstanding SAR,

(ii)   cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price of the cancelled Option or the SAR Price of the cancelled SAR, as applicable, or

(iii)   cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a SAR Price that is less than the Fair Market Value of a Share on the date of cancellation, in each case in exchange for cash or another Award.

(c)   Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

19.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to

C-16  The Procter & Gamble Company

EXHIBIT C

prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 19.2 without further consideration or action.

19.3   Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 19.2, 19.4 and 21.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

19.4   Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to the Plan and any Award without further consideration or action.

ARTICLE 20  TAX WITHHOLDING

20.1   Amount of Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, or otherwise satisfy the obligation in any other manner in which the Committee determines appropriate, the amount necessary to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the maximum statutory withholding requirements in the applicable jurisdiction.

20.2   Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units or Performance Stock Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), the Committee may choose to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the amount necessary to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan, but in no event shall such withholding exceed the maximum statutory withholding requirement in the applicable jurisdiction.

ARTICLE 21  GENERAL PROVISIONS

21.1   Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.2   Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.3   Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.4   Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

2025 Proxy Statement  C-17

EXHIBIT C

21.5   Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)   Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)   Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.6   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.7   Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.8   Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)   Determine which Subsidiaries shall be covered by this Plan;

(b)   Determine which Employees or Directors outside the United States are eligible to participate in this Plan;

(c)   Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d)   Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)   Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.9   Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.10   Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.11   No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

C-18  The Procter & Gamble Company

EXHIBIT C

21.12   Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.13   Deferred Compensation. It is intended that any Award under this Plan shall either be exempt from Code Section 409A or shall comply, in form and operation, with Code Section 409A. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). Any Awards that are subject to Code Section 409A shall be interpreted in a manner that complies with Code Section 409A.

21.14   Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.15   No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

21.16   Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Ohio excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Any legal action related to this Plan or the Awards hereunder may be brought in any federal or state court located in Hamilton County, Ohio, USA, and by accepting an Award, the Participant agrees to accept the jurisdiction of these courts and consents to service of process from said courts solely for legal actions related to the Plan and any Awards.

21.17   Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award hereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements).

21.18   No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary or any action taken by the Company, Subsidiaries, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, the acceptance of an Award under the Plan represents the Participant’s acknowledgement that the ultimate liability for any such tax owed by the Participant is and remains the Participant’s responsibility, and that the Company makes no representations or warranties about the tax treatment of any Award, and does not commit to structure any aspect of the Award to reduce or eliminate a Participant’s tax liability, including without limitation, under Code Sections 409A and 457A.

21.19   Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

2025 Proxy Statement  C-19

SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions anytime before 11:59 p.m. Eastern Time on October 13, 2025 for shares held directly and before 11:59 p.m. Eastern Time on October 9, 2025 for shares held in certain plans. Have your proxy/voting instruction card in hand when you access the website and follow the instructions on the website.

During The Meeting - Go to www.virtualshareholdermeeting.com/PG2025

You may attend the meeting via the Internet and vote during the meeting, other than for shares held in certain plans. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. Eastern Time on October 13, 2025 for shares held directly and before 11:59 p.m. Eastern Time on October 9, 2025 for shares held in certain plans. Have your proxy/voting instruction card in hand when you call and follow the instructions the vote voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided, or return it to The Procter & Gamble Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V78793-P36289	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE PROCTER & GAMBLE COMPANY

Vote on Directors The Board of Directors recommends a vote FOR the following action:
1. ELECTION OF DIRECTORS	For	Against	Abstain
Nominees:

1a. B. Marc Allen	☐	☐	☐		For	Against	Abstain

1b. Craig Arnold	☐	☐	☐	1m. Robert J. Portman	☐	☐	☐

1c. Brett Biggs	☐	☐	☐	1n. Rajesh Subramaniam	☐	☐	☐

1d. Sheila Bonini	☐	☐	☐	Vote on Proposals

1e. Amy L. Chang	☐	☐	☐	The Board of Directors recommends a vote FOR the following proposals:	For	Against	Abstain

1f. Shailesh Jejurikar	☐	☐	☐	2. Ratify Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐

1g. Joseph Jimenez	☐	☐	☐	3. Advisory Vote to Approve the Company's Executive Compensation (the "Say on Pay" vote)	☐	☐	☐

1h. Christopher Kempczinski	☐	☐	☐	4. Approval of The Procter & Gamble 2025 Stock and Incentive Compensation Plan	☐	☐	☐

1i. Debra L. Lee	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposal:	For	Against	Abstain

1j. Christine M. McCarthy	☐	☐	☐	5. Shareholder Proposal Requesting Additional Reporting on Plastic Packaging	☐	☐	☐

1k. Ashley McEvoy	☐	☐	☐

1l. Jon R. Moeller	☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING

OF

SHAREHOLDERS

This is notice of the annual meeting of shareholders of The Procter & Gamble Company to be held on Tuesday, October 14, 2025, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PG2025.

In addition to reviewing the minutes of last year's annual meeting and receiving reports of officers, the purposes of the meeting are listed on the voting portion of the proxy/voting instruction card, which is located on the reverse side of this notice.

How to Attend the Virtual Annual Meeting: This year's annual meeting of shareholders will be a virtual meeting, held exclusively via live audio webcast at www.virtualshareholdermeeting.com/PG2025. You will not be able to attend in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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 V78794-P36289

THE PROCTER & GAMBLE COMPANY

SHAREHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD

Annual Meeting of Shareholders – Tuesday, October 14, 2025

With respect to any shares of Common Stock held by the undersigned directly or via the Company's Direct Stock Purchase Plan, the undersigned hereby appoints Joseph Jimenez, Christine M. McCarthy and Jon R. Moeller (the "Proxy Committee"), and each of them, as proxies to attend the annual meeting of shareholders of the Company to be held online on Tuesday, October 14, 2025, at 9:00 a.m. ET at www.virtualshareholdermeeting.com/PG2025 and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on any shareholder and Board of Directors proposals listed. If you sign and return this card without marking, this proxy/voting instruction card will be treated as being FOR the election of Directors, and FOR the recommendations of the Board of Directors on items 2, 3, and 4, and AGAINST the proposal listed as item 5.

With respect to any shares of Common Stock, Series A ESOP Convertible Class A Preferred Stock, and Series B ESOP Convertible Class A Preferred Stock that are allocated to an account for you as a participant in any of the following plans – The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, The Procter & Gamble Savings Plan, The Gillette Company Employee Stock Ownership Plan, The Procter & Gamble Commercial Company Employees' Savings Plan, and/or The Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company (the "NA Plans"), the undersigned hereby instructs the respective plan fiduciaries to vote such shares as indicated on the reverse side of this card for the election of Directors and on any shareholder and Board of Directors proposals listed. The shares of Stock will be voted as follows, unless otherwise required by the Employee Retirement Income Security Act of 1974, as amended. The respective plan fiduciaries will vote the shares of Stock allocated to these accounts in the respective NA Plans as indicated on the reverse side of this card for the election of Directors and on the Board of Directors and any shareholder proposals listed. If the Company's proxy tabulator does not timely receive your votes or your votes are not properly signed and executed, the respective plan fiduciaries will vote the shares of Stock allocated to these accounts in the respective NA Plans in direct proportion to the voting of the shares of the same Class of Stock with respect to each plan for which the Company's proxy tabulator timely received properly signed and executed voting instructions. For the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan, the plan fiduciaries also will vote shares of Stock that are not allocated to any accounts in the same manner as shares of Stock for which the Company's proxy tabulator did not timely receive properly signed and executed voting instructions.

If other matters properly come before the meeting, the Proxy Committee in its discretion will vote all shares of Stock with respect to such matters.

This proxy/voting instruction card is solicited jointly by the Board of Directors of the Company and the respective plan fiduciaries identified above and pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. Votes should be received by the Company's proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. ET on Monday, October 13, 2025, for shares of Common Stock held directly by you or via the Company's Direct Stock Purchase Plan to be voted by the Proxy Committee and by 11:59 p.m. ET on Thursday, October 9, 2025 for shares of Company Stock allocated to these accounts in the respective NA Plans to be voted by the respective plan fiduciaries. Broadridge will report separately to the Proxy Committee and to the respective plan fiduciaries as to proxies received and voting instructions provided, respectively. Individual proxy and voting instructions will be kept confidential by Broadridge and not provided to the Company.